UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

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3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

MEETING DATE:	May 26, 2010

TIME:	9:00 a.m. Pacific Time

PLACE:	Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2)      The amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan to increase the shares issuable under the plan by 2,500,000 shares, extend the term of the plan to 2020, and to approve the material terms of the plan so that we may continue to receive a federal income tax deduction for certain compensation paid under the 2001 Long-Term Incentive Plan;

3)      The amendment and restatement of the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan to extend its term for an additional five years and to approve the material terms of the plan so that we may continue to use the plan to achieve the company’s goals and continue to receive a federal income tax deduction for certain compensation paid under the 2001 Incentive Bonus Plan;

4) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2011; and

5) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

WHO CAN VOTE:	You may vote if you were a shareholder of record as of March 29, 2010.

DATE OF MAILING:	The Notice of Internet Availability of Proxy Materials or this notice, the Proxy Statement and the Annual Report are first being mailed to shareholders and posted on our website on or about April 8, 2010.

By Order of the Board of Directors

Seth R. Jaffe Secretary

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are summarized in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and on your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or mark, sign, date and promptly return the enclosed proxy card in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting your proxy to vote your shares at our 2010 Annual Meeting of Shareholders, to be held on Wednesday, May 26, 2010 at 9:00 a.m. Pacific Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at our corporate headquarters located at 3250 Van Ness Avenue, San Francisco, California 94109. Our Annual Report to Shareholders for the fiscal year ended January 31, 2010, or fiscal 2009, including our financial statements for fiscal 2009, is also included with hard copies of this Proxy Statement and posted on our website at www.williams-sonomainc.com/investors/annual-reports.html. These proxy materials are first being made available to shareholders and posted on our website on or about April 8, 2010.

What is the purpose of the Annual Meeting?

Shareholders will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	The amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan to increase the shares issuable under the plan by 2,500,000 shares, extend the term of the plan to 2020, and to approve the material terms of the plan so that we may continue to receive a federal income tax deduction for certain compensation paid under the 2001 Long-Term Incentive Plan;

3)	The amendment and restatement of the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan to extend its term for an additional five years and to approve the material terms of the plan so that we may continue to use the plan to achieve the company’s goals and continue to receive a federal income tax deduction for certain compensation paid under the 2001 Incentive Bonus Plan;

4)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2011; and

5)	Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including shareholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to all shareholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our shareholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

You may also choose to receive future proxy materials by e-mail by following the instructions provided on the website referred to in the Notice. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

On the date of mailing of the Notice, all shareholders will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Who may vote?

Only shareholders of record at the close of business on March 29, 2010, the record date, are entitled to receive notice of and to vote at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 107,452,150 shares of our common stock outstanding and entitled to vote, and there were 455 shareholders of record, which number does not include beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote in person at the Annual Meeting, electronically by submitting your proxy through the Internet, by telephone or by returning a hard copy of the proxy card before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. shareholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting through the Internet or by telephone are summarized below in this Proxy Statement, in the Notice and on the proxy card.

Shares Registered Directly in the Name of the Shareholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, Wells Fargo Shareowner Services, then you may vote your shares:

•	on the Internet at www.eproxy.com/wsm; or

•	by calling Wells Fargo Shareowner Services from within the United States at 800-560-1965.

Proxies for shares registered directly in your name that are submitted through the Internet or by telephone must be received before noon Pacific Time on Tuesday, May 25, 2010.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on the Notice or the proxy card.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the described amendment and restatement of our 2001 Long-Term Incentive Plan, “FOR” the described amendment and restatement of our 2001 Incentive Bonus Plan, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2011.

What are the directions to attend the Annual Meeting and vote in person?

The following are directions to attend the Annual Meeting from various locations around the San Francisco Bay Area:

From the South Bay

Take US-101 Northbound toward San Francisco

Take the US-101 exit on the left

Keep left at the fork to continue on US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the East Bay

Take I-80 Westbound across the Bay Bridge toward San Francisco

Take exit 1B to merge onto US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the North Bay

Take US-101 Southbound across the Golden Gate Bridge toward San Francisco

Exit onto Richardson Avenue/US-101 toward Lombard Street

Continue to follow US-101

Turn left at US-101/Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

How many shares must be present to hold the Annual Meeting?

Shareholders holding a majority of our outstanding shares as of the record date must be present in person or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted in person or through the Internet, telephone or signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(B) because a broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

What is cumulative voting and when does it occur?

Cumulative voting is a system of shareholder voting to elect directors that allows a shareholder to cast all of the shareholder’s votes for a single director or multiple directors. If a shareholder requests that cumulative voting take place, then every shareholder entitled to vote may cumulate votes for director nominees, and you will be entitled to cast as many votes as are equal to the number of shares owned by you as of the record date multiplied by the number of directors to be elected. To engage in cumulative voting, a shareholder entitled to vote at the

Annual Meeting must give notice of the shareholder’s intention to cumulate votes before voting begins. If that occurs, you may cumulate votes only with respect to the election of director nominees whose names were placed in nomination prior to the voting for directors. Cumulative votes may be cast for one director nominee or distributed among two or more director nominees. For example, if you owned 100 shares of our common stock as of the record date and ten directors were being elected, you would have 1,000 votes (100 shares multiplied by ten directors) to cast for one or more of the director nominees at the Annual Meeting.

A director elected by cumulative voting can only be removed without cause by the same cumulative voting standards.

As of the date of this Proxy Statement, we have not received notice that any shareholder has requested the ability to cumulate votes for directors.

How many votes are needed to elect directors?

The ten director nominees receiving the highest number of votes at the Annual Meeting will be elected as directors. This is called a plurality. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. If you hold your shares through a brokerage, bank or other nominee, or in “street name,” it is important to cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors if they felt appropriate. Recent changes in regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf. Since directors are elected by a plurality, broker non-votes and abstentions will have no effect on the outcome of the election.

How many votes are needed to approve Proposals 2, 3 and 4?

Proposal 2, the amendment and restatement of our 2001 Long-Term Incentive Plan, requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting. Proxy cards marked “abstain” and broker non-votes will have the effect of a “NO” vote on Proposal 2 if the number of affirmative votes cast for the proposal is a majority of the votes cast but does not constitute a majority of the quorum required to transact business at the Annual Meeting.

Proposal 3, the amendment and restatement of our 2001 Incentive Bonus Plan, requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting. Proxy cards marked “abstain” and broker non-votes will have the effect of a “NO” vote on Proposal 3 if the number of affirmative votes cast for the proposal is a majority of the votes cast but does not constitute a majority of the quorum required to transact business at the Annual Meeting.

Proposal 4, the ratification of the selection of our independent registered public accounting firm, requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting. Proxy cards marked “abstain” and broker non-votes will have the effect of a “NO” vote on Proposal 4 if the number of affirmative votes cast for the proposal is a majority of the votes cast but does not constitute a majority of the quorum required to transact business at the Annual Meeting.

Are there any shareholder proposals this year?

No, we did not receive notice before December 10, 2009 of any shareholder proposals requesting inclusion in our Proxy Statement for our 2010 Annual Meeting or of any shareholder proposals to be raised at this year’s Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date to our Secretary; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the SEC. Under the householding procedure, we send only one Notice or Annual Report and Proxy Statement to shareholders of record who share the same address and last name, unless one of those shareholders notifies us that the shareholder would like a separate Notice or Annual Report and Proxy Statement. A shareholder may notify us that the shareholder would like a separate Notice or Annual Report and Proxy Statement by phone at 415-421-7900 or at the following mailing address: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109. If we receive such notification that the shareholder wishes to receive a separate Notice or Annual Report and Proxy Statement, we will promptly deliver such Notice or Annual Report and Proxy Statement. A separate proxy card is included in the materials for each shareholder of record. If you wish to update your participation in householding, you may contact your broker or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to vote all of your shares. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, Wells Fargo Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing the Notice or this Proxy Statement and the materials enclosed. We have retained Skinner & Company to assist in the solicitation of proxies at an estimated cost to us of $3,500. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

What is this proposal?

This is a proposal to elect our Board of Directors.

How many members are on our Board?

We currently have nine directors. Assuming each director nominee is elected, after the 2010 Annual Meeting, we will have ten directors.

Has the Board determined which directors are independent?

The Board has determined that Adrian D.P. Bellamy, Adrian T. Dillon, Anthony A. Greener, Ted W. Hall, Michael R. Lynch, Richard T. Robertson and David B. Zenoff meet the independence requirements of our “Policy Regarding Director Independence,” which is part of our Corporate Governance Guidelines. Our Corporate Governance Guidelines are posted on our website at www.williams-sonomainc.com. Accordingly, the Board has determined that none of these director nominees has a material relationship with us and that these nominees are independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, our Board committees satisfy the independence requirements of the NYSE and SEC. The Board’s independence determination was based on information provided by our director nominees and discussions among our officers and directors.

How often did our Board meet in fiscal 2009?

During fiscal 2009, our Board held a total of nine meetings. Each director who was a member of our Board during fiscal 2009 attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director has been a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served.

What is our policy for director attendance at the Annual Meeting?

Our policy is that directors who are up for election at our Annual Meeting should attend the Annual Meeting. Each incumbent director who was a member of our Board at the time of our 2009 Annual Meeting attended the meeting.

How can shareholders and interested parties communicate with members of the Board?

Shareholders and all other interested parties may send written communications to the Board or to any of our directors individually, including non-management directors and the Lead Independent Director, at the following address: Williams-Sonoma, Inc., Attention: Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

What will happen if a nominee is unwilling or unable to serve prior to the Annual Meeting?

Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations and Corporate Governance Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee and nominated by our Board.

How are the directors compensated?

Directors do not presently receive any cash compensation for their service on our Board or Board committees. As their exclusive compensation relating to Board and Board committee service, non-employee directors are awarded equity grants. During fiscal 2009, these equity grants were made in the form of restricted stock units. Directors receive dividend equivalent payments with respect to outstanding restricted stock unit awards. These restricted stock units vest on the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting. The number of restricted stock units granted will be determined by dividing the total monetary value of each award, as identified in the following table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share:

Value of Restricted Stock Unit Awards
Initial Election to the Board	$184,000
Annual Grant for Board Service(1)	$170,000
Annual Grant for Service as Lead Independent Director(1)	$25,000
Annual Grant to Chairperson of the Audit and Finance Committee(1)	$41,000
Annual Grant to Chairperson of the Compensation Committee(1)	$16,500
Annual Grant to Chairperson of the Nominations and Corporate Governance Committee(1)	$16,500

(1)	Awarded on the date of the Annual Meeting so long as the non-employee director has been serving on the Board for at least three months.

In addition to the equity awards described above, we reimburse travel expenses related to attending our Board, committee or business meetings and offer discounts on our merchandise to all non-employee directors and their spouses.

We have approved a share ownership policy for non-employee directors. Each non-employee director must hold, by the later of the 2012 Annual Meeting or the fifth anniversary of such director’s initial election to the Board, 20,000 shares of the company’s common stock. The share ownership requirement may be filled by shares held outright by the director (or immediate family member in the household), shares held in trust for the benefit of the director (or immediate family member in the household), or restricted stock units held by the director.

Non-Employee Director Compensation During Fiscal 2009

The following table shows the compensation provided to our non-employee directors during fiscal 2009:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Stock Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)(3)	Total ($)
Adrian D.P. Bellamy	—	$211,490(4)	—	—	—	$25,706(5)(6)	$237,196
Adrian T. Dillon	—	$210,991(7)	—	—	—	$ 9,036(8)(9)	$220,027
Anthony A. Greener	—	$169,997(10)	—	—	—	$ 5,536(11)(12)	$175,533
Ted W. Hall	—	$169,997(13)	—	—	—	$10,099(14)(15)	$180,096
Michael R. Lynch	—	$186,493(16)	—	—	—	$ 9,307(17)(18)	$195,800
Richard T. Robertson	—	$169,997(19)	—	—	—	$10,238(20)(21)	$180,235
David B. Zenoff	—	$169,997(22)	—	—	—	$10,232(23)(24)	$180,229

(1)	Based on the fair market value of the award granted in fiscal 2009, which is calculated by multiplying the closing price of our stock on the trading day prior to the grant date by the number of units granted. The number of restricted stock units granted is determined by dividing the total monetary value of each award, as identified in the preceding table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

(2)	Includes taxable value of discount on merchandise.

(3)	Includes dividend equivalent payments made with respect to outstanding stock unit awards.

(4)	Represents the sum of (i) fair market value associated with a restricted stock unit award of 16,359 shares of common stock made on May 22, 2009, with a fair value as of the grant date of $11.40 per share for an aggregate grant date fair value of $186,493 and (ii) fair market value associated with a restricted stock unit award of 1,306 shares of common stock made on September 9, 2009, with a fair value as of the grant date of $19.14 per share for an aggregate grant date fair value of $24,997.

(5)	Includes taxable value of discount on merchandise of $17,696.

(6)	Includes dividend equivalent payments made with respect to outstanding stock unit award of $8,010.

(7)	Represents the fair market value associated with a restricted stock unit award of 18,508 shares of common stock made on May 22, 2009, with a fair value as of the grant date of $11.40 per share for an aggregate grant date fair value of $210,991.

(8)	Includes taxable value of discount on merchandise of $2,284.

(9)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $6,752.

(10)	Represents the fair market value associated with a restricted stock unit award of 14,912 shares of common stock made on May 22, 2009, with a fair value as of the grant date of $11.40 per share for an aggregate grant date fair value of $169,997.

(11)	Includes taxable value of discount on merchandise of $96.

(12)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $5,440.

(13)	Represents the fair market value associated with a restricted stock unit award of 14,912 shares of common stock made on May 22, 2009, with a fair value as of the grant date of $11.40 per share for an aggregate grant date fair value of $169,997.

(14)	Includes taxable value of discount on merchandise of $4,659.

(15)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $5,440.

(16)	Represents the fair market value associated with a restricted stock unit award of 16,359 shares of common stock made on May 22, 2009, with a fair value as of the grant date of $11.40 per share for an aggregate grant date fair value of $186,493.

(17)	Includes taxable value of discount on merchandise of $1,297.

(18)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $8,010.

(19)	Represents the fair market value associated with a restricted stock unit award of 14,912 shares of common stock made on May 22, 2009, with a fair value as of the grant date of $11.40 per share for an aggregate grant date fair value of $169,997.

(20)	Includes taxable value of discount on merchandise of $4,798.

(21)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $5,440.

(22)	Represents the fair market value associated with a restricted stock unit award of 14,912 shares of common stock made on May 22, 2009, with a fair value as of the grant date of $11.40 per share for an aggregate grant date fair value of $169,997.

(23)	Includes taxable value of discount on merchandise of $2,931.

(24)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $7,301.

What is our Board leadership structure?

Currently, our Chief Executive Officer, W. Howard Lester, also serves as our Chairman of the Board. We believe that our current corporate governance structure, with its strong emphasis on Board independence, provides effective independent oversight of management, while allowing both the Board and management to benefit from Mr. Lester’s over 30 years of experience with the company. As both Chief Executive Officer and Chairman of the Board, Mr. Lester has contributed his insight and experience to the day-to-day leadership of the company, while simultaneously leading the Board to provide knowledgeable advice to the company and our management team. With Mr. Lester as Chairman, the Board has continued to maintain its high standards of independence. Seven of the Board’s nine directors are independent under NYSE rules and our own director independence standards. In addition, every member of each of the Board’s three committees is independent. Board members have complete access to management and outside advisors, and the Board and each Board committee meet regularly in executive session without management. We also have a Lead Independent Director. See the section below titled “Do we have a Lead Independent Director?” for further information regarding that role.

Following Mr. Lester’s retirement effective as of May 26, 2010, the date of the 2010 Annual Meeting, the Board intends to appoint Laura Alber to the role of Chief Executive Officer. The Board also intends to appoint Adrian Bellamy, who currently serves as the Board’s Lead Independent Director, as the Chairman. Upon his appointment to that position, Mr. Bellamy will no longer serve as the Lead Independent Director, as discussed below. With the retirement of Mr. Lester, we believe that the company is well positioned to transition to a leadership structure with separate Chief Executive Officer and Chairman roles. This new leadership structure will maximize the Board’s independence and align our leadership structure with current trends in corporate governance best practices. The Chief Executive Officer will continue to be responsible for day-to-day leadership and for setting the strategic direction of the company, while the Chairman will provide independent oversight and advice to our management team. The Chairman will continue to preside over Board meetings.

Do we have a Lead Independent Director?

Yes. On February 23, 2009, the Board adopted a Lead Independent Director charter, and on March 20, 2009, the independent directors appointed Adrian Bellamy to serve as our Lead Independent Director. The Lead Independent Director’s responsibilities include presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors, leading the Board’s succession planning process for our Chief Executive Officer, calling meetings of the independent directors when necessary, serving as the principal liaison between the non-employee directors and the Chairman on sensitive issues, and serving as a liaison for consultation and communication with shareholders, as needed.

Mr. Bellamy will serve in this capacity until May 26, 2010, the date of the 2010 Annual Meeting. At that time, following the retirement of W. Howard Lester, who currently serves as both Chief Executive Officer and Chairman of the Board, the Board intends to appoint Adrian Bellamy as the Chairman of the Board.

What is the Board’s role in overseeing the risk management of the company?

The Board actively manages the company’s risk oversight process and receives regular reports from management on areas of material risk to the company, including operational, financial, legal and regulatory risks. Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board with its oversight of the company’s major financial risk exposures. Additionally, in accordance with NYSE requirements, the Audit and Finance Committee reviews with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. The Compensation Committee assists the Board with its oversight of risks arising from our compensation policies and programs. The Nominations and Corporate Governance Committee assists the Board with its oversight of risks associated with Board organization, Board independence, succession planning, and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Does the Board hold executive sessions?

It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. During fiscal 2009, executive sessions were led by our Lead Independent Director, Mr. Bellamy.

Are there any family or other special relationships among the director nominees and our executive officers?

No. There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Were any incumbent directors not elected at the 2009 Annual Meeting?

No. All of the incumbent directors were elected at the 2009 Annual Meeting.

Are any incumbent directors not standing for re-election at the 2010 Annual Meeting?

Yes. W. Howard Lester, currently our Chairman and Chief Executive Officer, will not be standing for re-election at the 2010 Annual Meeting.

Mr. Lester has been with the company since 1978. Under Mr. Lester’s leadership, the company has grown from one brand with four stores and $4,000,000 in annual revenues to a nationwide specialty retailer comprised of six distinct merchandise brands with over 600 stores, seven direct mail catalogs and six e-commerce websites. Mr. Lester has used his leadership and interpersonal skills and industry contacts for the benefit of the company and has been instrumental in our growth and development. Although Mr. Lester is not up for re-election, the Board believes his insight into the retail industry and his extensive knowledge gained from leading the company as Chief Executive Officer have been valuable assets to the Board. Following his retirement, Mr. Lester will have the title of Chairman Emeritus.

Information Regarding the Director Nominees

The following table sets forth information, as of March 29, 2010, with respect to each director nominee. We have also included information about each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a director of the company, in light of our business and structure, at the time we file this Proxy Statement. Each director nominee furnished the biographical information set forth in the table.

Executive Officers:

Nominee	Director Since	Position with the Company and Recent Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Laura J. Alber Age 41	—

• President since 2006

• President, Pottery Barn Brands, 2002 – 2006

• Executive Vice President, Pottery Barn, 2000 – 2002

• Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail, 1999 – 2000

• Extensive retail industry, merchandising and operational experience, including 15 years of experience with the company

• Implemented successful growth strategies, including Pottery Barn Kids, Pottery Barn Bed + Bath and PBteen, as well as the company’s international expansion

Patrick J. Connolly Age 63	1983	• Executive Vice President, Chief Marketing Officer since 2000 • Executive Vice President, General Manager, Catalog, 1995 – 2000 • Director, CafePress.com since 2007

• Extensive marketing experience, including 31 years of experience with the company

• Directed the company’s direct-to-customer strategy, including the growth of its catalog business and the development and expansion of its e-commerce channel

Sharon L. McCollam Age 47	—

• Executive Vice President, Chief Operating and Chief Financial Officer since 2006

• Executive Vice President, Chief Financial Officer, 2003 – 2006

• Senior Vice President, Chief Financial Officer, 2000 – 2003

• Vice President, Finance, 2000

• Chief Financial Officer of Dole Fresh Vegetables, Inc. (food products), 1996 – 2000

• Director, Del Monte Foods Company (food products) since 2007

• Extensive financial, accounting, operational and investor relations experience, including 10 years of experience with the company

• Implemented successful major initiatives in the company’s finance, accounting, information technology, corporate procurement and facilities departments

Independent Directors:

Nominee	Director Since	Position with the Company and Recent Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Adrian D.P. Bellamy Age 68	1997

• Lead Independent Director

• Chairman of the Compensation Committee and member of the Nominations and Corporate Governance Committee

• Chairman and Director of Reckitt Benckiser plc (household, personal, health and food products) since 2003

• Director, The Gap, Inc. (clothing) since 1995

• Director, Labelux Group GmbH (luxury goods) since 2009

• Chairman and Director of The Body Shop International plc (personal care products), 2002 – 2008

• Chairman of Supervisory Board, Gucci Group NV (clothing), 1995 – 2004

• Extensive experience as both an executive and director in the retail industry, including 12 years as Chairman and Chief Executive Officer of DFS Group Ltd.

• Broad perspective of the retail industry from current and past positions on the Boards of other retailers including The Gap, The Body Shop and Gucci

Adrian T. Dillon Age 56	2005

• Chairman of the Audit and Finance Committee

• Chief Financial and Administrative Officer, Skype Limited (video and voice communications software) since 2010

• Executive Vice President, Finance and Administration, and Chief Financial Officer, Agilent Technologies, Inc. (technology testing and analysis solutions), 2001 – 2010

• Chief Financial Officer, Eaton Corporation (diversified power management), 1997 – 2001

• Extensive financial and accounting expertise as chief financial officer of two large public companies

• Deep understanding of accounting principles and financial reporting rules and regulations, including how internal controls are effectively managed within organizations

Nominee	Director Since	Position with the Company and Recent Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Anthony A. Greener Age 69	2007

• Member of the Compensation Committee and the Nominations and Corporate Governance Committee

• Chairman, The Minton Trust (charity) since 2006

• Director, WNS (Holdings) Limited (outsourcing services) since 2007

• Chairman, Qualifications and Curriculum Authority (education), 2002 – 2008

• Deputy Chairman, British Telecommunications plc (telecommunications), 2000 – 2006

• Chairman, Diageo plc (spirits, beer and wine), 1997 – 1999

• Chairman and Chief Executive Officer, Guinness plc (beer and spirits), 1992 – 1997

• Extensive experience as both an executive and director of companies with global brands

• Strong leadership skills with a variety of diverse businesses and organizations, including specialty retailers

Ted W. Hall Age 61	2007

• Member of the Audit and Finance Committee and the Compensation Committee

• General Partner, Long Meadow Ranch and President, Long Meadow Ranch Winery (food and wine) since 1994

• Managing Director, Mayacamas Associates (consulting) since 2000

• Director, Dolby Laboratories, Inc. (entertainment products) since 2007

• Director, Peet’s Coffee & Tea, Inc. (coffee, tea and related products) since 2008

• Chairman, Tambourine, Inc. (specialty music production and distribution), 1998 – 2007

• Various leadership roles, McKinsey & Company (consulting), 1972 – 2000

• Member of Shareholder Committee (McKinsey’s board of directors), McKinsey & Company, 1988 – 2000

• Extensive operating and consulting experience, as well as experience as a director at public companies in the retail, consumer product and technology industries

• Strong insight into the specialty food industry through his leadership of Long Meadow Ranch

Nominee	Director Since	Position with the Company and Recent Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Michael R. Lynch Age 58	2000

•Chairman of the Nominations and Corporate Governance Committee and member of the Audit and Finance Committee

•Senior Managing Director, GSC Group (investment advisor), 2006 – 2009

•Advisory Board Member, GSC Group (investment advisor), 2005 – 2006

•Various roles, including Partner and Managing Director, Goldman, Sachs & Co. (investment banking), 1976 – 2005

•Extensive experience and relationships in the capital markets and investment banking sectors

•In-depth knowledge of the company’s business, having advised the company since its initial public offering in 1983

Richard T. Robertson Age 64	2000

•Member of the Audit and Finance Committee and Compensation Committee

•Principal Owner, SantaBu Entertainment, LLC (television and motion picture production and distribution) since 2010

•Senior Advisor, Warner Bros. Television Group (entertainment), 2006 – 2009

•President, Warner Bros. Domestic Television Distribution (entertainment), 1989 – 2006

			•Extensive knowledge of the entertainment and new media industries and markets •Leadership experience driving growth through the creative use of new distribution channels and new technologies

David B. Zenoff Age 72	2005

•Member of the Nominations and Corporate Governance Committee

•President, David B. Zenoff and Associates, Inc. (consulting) since 1973

•Various faculty positions at the Stanford University Graduate School of Business, IMEDE in Lausanne, Switzerland and the Columbia Graduate School of Business, 1967 – 1985

•Authored eight books on management, finance and marketing

•Director, Depomed, Inc. (specialty pharmaceuticals) since 2007

•Extensive strategic and management consulting experience with over 90 large companies and organizations in 31 countries

•Expertise in guiding long-term strategic and corporate management planning and advising on organization renewal, increasing organization performance, marketplace strategy, and executive team-building and business leadership practices

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTORS LISTED ABOVE.

Information Regarding Our Chairman Emeritus

Following W. Howard Lester’s retirement from the positions of Chairman and Chief Executive Officer, Mr. Lester will have the title of Chairman Emeritus in recognition of his long, illustrious leadership of the company. The following table sets forth information regarding Mr. Lester:

Chairman Emeritus	Positions with the Company and Business Experience
W. Howard Lester Age 74	• Chairman and Chief Executive Officer, 2006 – May 2010 • Chairman, 1986 – 2006 • Chief Executive Officer, 1979 – 2001

What is our Director Emeritus program, and when was it initiated?

In 2003, we initiated our Director Emeritus program for directors who have, in the opinion of the Board, provided long and meritorious service as members of the Board. Individuals who accept appointment to the position of Director Emeritus agree to provide advisory and consulting services on such business matters as the Board may determine. By standing invitation from the Board, these individuals may attend meetings of the Board, but do not vote on Board matters.

Information Regarding Directors Emeriti

The following table sets forth information, as of March 29, 2010, with respect to each Director Emeritus.

Director Emeritus	Director Emeritus Since	Positions with the Company and Business Experience
Charles E. Williams Age 94	2003	• Director, 1973 – 2003 • Vice Chairman, 1986 – 2003 • Founder

James A. McMahan Age 87	2003	• Director, 1979 – 2003 • Chief Executive Officer of McMahan Furniture Stores (furniture), 1947 – 1999

What are the committees of our Board?

Our Board has the following committees, with the following members as of March 29, 2010:

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2009
Audit and Finance: Adrian T. Dillon, Chairman Ted W. Hall Michael R. Lynch Richard T. Robertson	•Assists our Board in its oversight of the integrity of our financial statements; the qualifications, independence, retention and performance of our independent registered public accounting firm; the performance of our internal audit function; and our compliance with legal and regulatory requirements; •Prepares the report that the SEC rules require to be included in our annual proxy statement; and •Reviews the financial impact of selected strategic initiatives, and reviews and recommends for Board approval selected financing, dividend and stock repurchase policies and plans.	8

Compensation: Adrian D.P. Bellamy, Chairman Anthony A. Greener Ted W. Hall Richard T. Robertson	•Reviews and determines our executive officers’ compensation; •Reviews and determines our general compensation goals and guidelines for our employees; •Reviews and determines our compensation policy for our non-employee directors; •Administers certain of our compensation plans and provides assistance and recommendations with respect to other compensation plans; and •Reviews the compensation discussion and analysis report that the SEC rules require to be included in our annual proxy statement.	5

Nominations and Corporate Governance: Michael R. Lynch, Chairman Adrian D.P. Bellamy Anthony A. Greener David B. Zenoff	•Reviews and recommends corporate governance policies; •Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates; •Considers shareholders’ director nominations; and •Evaluates the performance of our Chief Executive Officer and oversees the evaluation of the performance of our management and our Board.	9

Will our Nominations and Corporate Governance Committee consider nominees recommended by shareholders?

Yes. Our Nominations and Corporate Governance Committee will consider nominees recommended by shareholders, provided that such nominees are submitted pursuant to the procedures and timelines described in the “Nominations and Corporate Governance Committee Report” and “Shareholder Proposals” sections of this Proxy Statement.

Are there any disclosures relating to Compensation Committee interlocks and insider participation?

In fiscal 2009, Messrs. Bellamy, Greener, Hall and Robertson served as members of the Compensation Committee. During fiscal 2009, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF OUR 2001 LONG-TERM INCENTIVE PLAN

What is this proposal?

This is a proposal to approve the amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan to increase the shares issuable under the plan by 2,500,000 shares and extend the term of the plan to 2020. We are also seeking shareholder approval of the material terms of the 2001 Long-Term Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code, or Section 162(m).

If shareholders approve amending and restating the 2001 Long-Term Incentive Plan, the amended and restated 2001 Long-Term Incentive Plan will replace the current version of the 2001 Long-Term Incentive Plan.

What changes are being made to the current plan?

The amended and restated plan will increase the number of authorized shares of our common stock available for grant by 2,500,000 shares. The changes will help us to continue to achieve our goal of attracting, retaining and motivating our talented employees. If the amended and restated plan is approved, the plan will remain in effect until May 26, 2020, unless sooner terminated by our Board or further extended. We are also seeking shareholder approval of the material terms of the 2001 Long-Term Incentive Plan for purposes of complying with Section 162(m) and updating the performance goals that can be used to determine the vesting of awards intended to qualify as “performance-based” for purposes of Section 162(m). In addition, the amended and restated 2001 Long-Term Incentive Plan will provide that options and stock appreciation rights granted under the amended and restated plan will expire no later than 7 years from the date of grant. The 2001 Long-Term Incentive Plan previously provided for a maximum term of 10 years for such awards. In addition, the amended and restated plan has been modified to prohibit the cancellation of an award in exchange for cash without prior consent from our shareholders. We also are making some non-material changes to the plan.

If our shareholders approve its material terms, our 2001 Long-Term Incentive Plan will continue to provide the company with the potential to continue to take tax deductions associated with certain executive compensation, particularly with respect to certain full-value awards subject to vesting based upon the attainment of specified objective performance criteria.

Awards granted under the amended and restated 2001 Long-Term Incentive Plan may be designed to qualify as “performance-based” compensation within the meaning of Section 162(m). Pursuant to Section 162(m), the company generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer or our three other highest paid employees to the extent that any of these persons receive more than $1,000,000 in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, the company may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1,000,000 in a single year. For certain awards granted under the 2001 Long-Term Incentive Plan to qualify as “performance-based” compensation under Section 162(m), among other things, our shareholders must approve the material terms of the amended and restated 2001 Long-Term Incentive Plan at the 2010 Annual Meeting. A favorable vote for this proposal will allow us to continue to deduct certain executive compensation in excess of $1,000,000 and provide us with potentially significant future tax benefits and associated cash flows.

How many shares are available for issuance under the amended and restated plan?

The amended and restated plan will increase the number of shares reserved for issuance by 2,500,000 shares. In addition to this increase, and as currently permitted under the current plan as a result of prior shareholder approval in 2006, the number of authorized shares of our common stock available for issuance will continue to also include any shares subject to outstanding options under our 1993 Stock Option Plan and our 2000 Nonqualified Stock Option Plan that subsequently expire unexercised, up to a maximum of 754,160 shares. The maximum number of shares from expired options granted under the 1993 Stock Option Plan and our 2000 Nonqualified Stock Option Plan has been attained; as a result, no future option expirations under such plans will increase the shares available for issuance under the 2001 Long-term Incentive Plan. If this proposal is approved, then a total of 18,459,903 shares will have been authorized for grant under the amended and restated plan since its inception. As of March 29, 2010, before the addition of shares pursuant to this proposal, 9,092,755 of these reserved shares were subject to outstanding awards and 1,170,265 of these reserved shares remained available for future grant. The 1993 Stock Option Plan and the 2000 Nonqualified Stock Option Plan are no longer used to grant awards. On March 29, 2010, the closing price of a share of our common stock on the New York Stock Exchange was $26.82.

Has our Board approved the amended and restated plan?

Yes. On March 24, 2010, our Board approved the amended and restated plan, subject to approval from our shareholders at the 2010 Annual Meeting. Our named executive officers and directors have an interest in this proposal because they are eligible to receive plan awards.

SUMMARY OF THE AMENDED AND RESTATED PLAN

The following questions and answers provide a summary of the principal features of the amended and restated plan and its operation. This summary is qualified in its entirety by the Amended and Restated 2001 Long-Term Incentive Plan attached as Exhibit A.

What types of awards are available under the plan?

We may grant the following types of incentive awards under the plan: (i) stock options; (ii) restricted stock; (iii) restricted stock units; (iv) stock appreciation rights that are settled in shares; (v) dividend equivalents; and (vi) deferred stock awards.

Who administers the plan?

A committee of at least two non-employee members of our Board administers the plan (the “committee”). To the extent the company wishes to qualify grants as exempt from Rule 16b-3 of the Securities Exchange Act, as amended, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Further, to make grants to our officers or directors, the members of the committee must qualify as “independent directors” under the applicable requirements and criteria of the New York Stock Exchange. Members of the committee must also qualify as “outside directors” under Section 162(m) to the extent the company wishes to receive a federal tax deduction for certain compensation paid under the plan to our Chief Executive Officer and the next three highest paid employees. The committee has delegated its authority under the plan to two members of the Board, but only with respect to grants to certain of our employees who are not “officers” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

What are the powers of the committee?

Subject to the terms of the plan, the committee has the sole discretion to: (i) select the employees and directors who will receive awards; (ii) determine the terms and conditions of awards such as the exercise price and vesting schedule (see below for certain limitations); and (iii) interpret the provisions of the plan and outstanding awards. The committee may not reduce the exercise price of stock options or stock appreciation rights, nor may it allow employees to cancel an existing stock option or stock appreciation right in exchange for a new award, cash, or a combination of the two, without prior consent from our shareholders.

Who is eligible to receive awards?

The committee selects the employees and non-employee directors who will be granted awards under the plan (our non-employee directors receive awards under the plan as compensation for Board service). The actual number of employees and non-employee directors who will receive an award under the plan cannot be determined in advance because the committee has the discretion to select the participants. As of March 29, 2010, approximately 20,000 employees and seven non-employee directors were eligible to participate in the plan. However, of our employees, our current policy is to grant equity awards only to employees at the level of vice president or above; as of March 29, 2010, there were 100 such employees.

What are the limits on the committee’s ability to vest and accelerate awards?

The committee generally has the sole discretion to determine and/or modify the vesting provisions of each award. However, awards of restricted stock, restricted stock units and deferred stock awards (together, these are called “full value awards”) typically are subject to certain “minimum vesting requirements” under the plan. The minimum vesting requirements generally require that grants of full value awards will vest in full no earlier than three years from the award grant date if the award will vest based solely on continued service to us, and no earlier than one year from the award grant date if the award will not vest based solely on continued service to us (or, for awards granted to non-employee directors, the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting.

Certain “Vesting Exceptions” to the minimum vesting requirements apply, however:

The committee may grant full value awards resulting in the issuance of shares of up to 5% of the maximum aggregate number of shares of stock authorized for issuance under the plan (the “5% Limit”) to employees or non-employee directors without respect to the minimum vesting requirements in the plan. Also, awards granted to non-employee directors pursuant to a formula approved by the Board do not count towards the 5% Limit and are not subject to the minimum vesting requirements.

In addition, the committee’s ability to discretionarily accelerate the vesting of full value awards, and the vesting in full of options and stock appreciation rights, is subject to the 5% Limit, except that the committee may discretionarily accelerate awards without regard to the 5% Limit: (i) in connection with a merger or similar transaction under the plan (including an additional or subsequent event, such as termination following such a transaction); (ii) a participant’s death or disability; or (iii) a participant’s retirement. The committee may accelerate the vesting of full value awards such that the minimum vesting requirements still must be met, without such vesting acceleration counting toward the 5% Limit.

The 5% Limit is considered one aggregate limit applying to the discretionary vesting acceleration of awards to the granting of full value awards to employees or non-employee directors without respect to the plan’s minimum vesting requirements.

What awards may non-employee directors receive?

Non-employee directors are eligible for any of the awards available under the plan. In addition, our non-employee directors will receive annual awards under the non-employee director award program portion of the plan in connection with their service on our Board. The plan provides that such annual awards may be of any type available under the plan as determined by the committee.

Pursuant to the non-employee director award program portion of the plan and by subsequent Board resolution, each new non-employee director will receive such awards as the committee determines, upon his or her election to the Board and annually thereafter on the date of our Annual Meeting, provided that he or she has then served as a non-employee director for at least three months. For fiscal 2010, these awards will consist of restricted stock units. The number of restricted stock units granted will be determined by dividing the total monetary value of each award by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share. For fiscal 2010, each new non-employee director will receive restricted stock units with a total monetary value of $184,000 upon the director’s election to the Board, and each continuing non-employee director who has served as a non-employee director for at least three months will receive additional restricted stock units with a total monetary value of $170,000. In addition, the chairperson of the Audit and Finance Committee will receive restricted stock units with a total monetary value of $41,000 and the chairperson of each of the Compensation and Nominations and Corporate Governance Committees will receive additional restricted stock units with a total monetary value of $16,500. Non-employee directors will receive dividend equivalent payments with respect to these restricted stock unit awards. These restricted stock units vest on the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting. Subject to the terms of the plan, the committee determines the other terms and conditions applicable to the awards.

What is a stock option?

A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the plan, the committee may grant nonqualified stock options and incentive stock options. Our practice has been to grant nonqualified stock options under the plan. The committee will determine the number of shares covered by each option, but the committee may not grant more than an aggregate of 1,000,000 shares covered by options or stock appreciation rights to any one person during any calendar year. The shares available for issuance under the plan will be reduced by one share for every share subject to an option granted under the plan, and if the award expires or becomes unexercisable without having been exercised in full, the reserve of shares available for future awards will be replenished by one share for every one share subject to the expired or forfeited portion of the award.

What is the exercise price of an option?

The exercise price of the shares subject to each option is set by the committee, but cannot be less than 100% of the fair market value on the date of grant of the shares covered by the option. The fair market value of shares covered by an option is calculated as the closing price of our stock on the trading day prior to the grant date. With respect to an incentive stock option granted to a shareholder who holds more than 10% of the combined voting power of all classes of stock of the company or any parent or subsidiary, the exercise price cannot be less than 110% of the fair market value on the date of grant.

When can an option be exercised?

An option granted under the plan generally cannot be exercised until it vests. The committee establishes the vesting schedule of each option at the time of grant. Options granted under the amended and restated plan expire at the times established by the committee, but not later than 7 years after the grant date (and not later than 5 years after the grant date in the case of an incentive stock option granted to an optionee who is a shareholder who holds more than 10% of the combined voting power of all classes of stock of the company or any parent or subsidiary). Except as the committee may otherwise provide, stock options generally may be exercised, to the extent vested, at any time prior to the earlier of the expiration date of the option or 90 days from the date the optionee ceases to provide services to us for any reason other than death or disability. If the optionee ceases to provide services to us as a result of his or her death or disability, or the optionee dies within 30 days after the optionee ceases to be an employee, the option generally may be exercised, to the extent vested, at any time prior to the earlier of the expiration date of the option or 180 days from the optionee’s death or date of termination as a result of disability.

How can optionees pay us for the exercise price of an option?

The exercise price of each option granted under the plan may be paid by any of the methods included in a participant’s option agreement. Such methods may include payment by (i) cash, (ii) certified or bank check, (iii) through the tender of shares that are already owned by the participant, (iv) through a cashless exercise, or (v) through a net exercise. The participant must pay any taxes we are required to withhold at the time of exercise. If permitted by the committee, such taxes may be paid through the withholding of shares issued as a result of an award’s exercise.

What is restricted stock?

Restricted stock awards are shares of our common stock granted to participants subject to vesting in accordance with the terms and conditions established by the committee. Awards of restricted stock may be granted at no cost to the participant. The committee will determine the number of shares of restricted stock granted to any participant, but no participant may be granted more than an aggregate of 400,000 shares covered by awards of restricted stock, restricted stock units or deferred stock awards during any calendar year.

How does restricted stock vest?

Vesting of restricted stock awards may be based on the achievement of performance goals established by the committee and/or on continued service to us. The shares available for issuance under the plan will be reduced by one and nine-tenths shares for every one share issued subject to a restricted stock award that is granted with a purchase or exercise price of less than 100% of fair market value, and if such an award is forfeited, canceled or otherwise terminated without vesting, the reserve of shares available for future awards will be replenished by one and nine-tenths shares for every one share subject to the forfeited, canceled or terminated portion of the award.

The committee determines the vesting schedule of restricted stock awards, subject to the minimum vesting requirements and the permitted Vesting Exceptions described above. Subject to these requirements, the committee generally has the authority to accelerate the vesting of any award.

What is a restricted stock unit?

Restricted stock units are essentially the same as awards of restricted stock, except that instead of the shares being issued immediately and then being subject to forfeiture or repurchase until vested, the shares or other payments for the award are not actually issued unless and until the award vests. Awards of restricted stock units may be granted at no cost to the participant, as determined by the committee in its discretion. The committee will determine the number of restricted stock units granted to any participant, but no participant may be granted more than an aggregate of 400,000 shares covered by awards of restricted stock units, restricted stock or deferred stock awards during any calendar year. Upon the grant of an award of restricted stock units, the recipient will receive an award agreement that specifies the terms and conditions of the award, including the number of restricted stock units granted and the terms, conditions and restrictions related to the award.

How do restricted stock units vest?

Vesting of restricted stock unit awards may be based on the achievement of performance goals established by the committee and/or on continued service to us. The shares available for issuance under the plan will be reduced by one and nine-tenths shares for every one share issued subject to a restricted stock unit award that is granted with a purchase or exercise price of less than 100% of fair market value, and if such an award is forfeited, canceled or otherwise terminated without vesting, the reserve of shares available for future awards will be replenished by one and nine-tenths shares for every one share subject to the forfeited, canceled or terminated portion of the award.

The committee determines the vesting schedule of restricted stock unit awards, subject to the minimum vesting requirements and the permitted Vesting Exceptions described above. Subject to these requirements, the committee generally has the authority to accelerate the vesting of any award.

What is a stock-settled stock appreciation right?

A stock-settled stock appreciation right is an award that allows the recipient to receive the appreciation in fair market value between the date of the grant and the exercise date for the number of shares as to which the right is exercised, which is payable only in shares of our common stock. Thus, a stock appreciation right will have value only if the shares increase in value after the date of grant. The increased appreciation will be paid with shares of our common stock of equivalent value. The committee determines the terms of the stock appreciation right, including when the right becomes exercisable. The same expiration rules that apply to options generally also apply to stock appreciation rights. The committee will determine the number of shares covered by each stock appreciation right, but the committee may not grant more than an aggregate of 1,000,000 shares covered by stock appreciation rights or options to any one person during any calendar year. The shares available for issuance under the plan will be reduced by one share for every share subject a stock appreciation right granted under the plan, regardless of the number of shares used to settle the award upon exercise, and if the award expires or becomes unexercisable without having been exercised in full, the reserve of shares available for future awards will be replenished by one share for every one share subject to the expired or forfeited portion of the award.

A stock appreciation right granted under the plan generally cannot be exercised until it vests. The committee establishes the vesting schedule of each stock appreciation right at the time of grant. Stock appreciation rights granted under the amended and restated plan expire at the times established by the committee, but not later than 7 years after the grant date.

Upon the grant of an award of stock appreciation rights, the recipient will receive an award agreement that specifies the terms and conditions of the award, including the number of shares subject to the stock appreciation right and the terms, conditions and restrictions related to the award.

What is the exercise price of a stock appreciation right?

The exercise price of the shares subject to each stock appreciation right is set by the committee, but cannot be less than 100% of the fair market value on the date of grant of the shares covered by the stock appreciation right. The fair market value of shares covered by a stock appreciation right is calculated as the closing price of our stock on the trading day prior to the grant date.

What is a dividend equivalent right?

Dividend equivalent rights are credits, payable in cash and granted at the discretion of the committee, to the account of a participant. The credit is payable in an amount equal to the cash dividends paid on one share for each share represented by an award held by the participant.

What is a deferred stock award?

A deferred stock award is the right to receive shares of common stock at the end of a specified deferral period determined by the committee or elected by the participant pursuant to rules set by the committee. The committee may determine that the right to the award vests based on continued service to us and/or on the achievement of specific performance goals established by the committee. The committee determines the vesting schedule of deferred stock awards, subject to the minimum vesting requirements and the permitted Vesting Exceptions described above. Subject to these requirements, the committee generally has the authority to accelerate the vesting of any award.

The participant may defer receipt of the shares beyond vesting (for instance, until termination of employment or other specified time). Deferred stock awards may allow participants to defer income tax until the receipt of the shares. Refer to the questions and answers below dealing with tax consequences of deferred stock awards.

The shares available for issuance under the plan will be reduced by one and nine-tenths shares for every share issued subject to a deferred stock award granted on or after the date of shareholder approval of the 2006 amendment and restatement, and if the award is forfeited, canceled or otherwise terminated, the reserve of shares available for future awards will be replenished by one and nine-tenths shares for every one share subject to the forfeited, canceled or terminated portion of the award.

The committee will determine the number of shares of deferred stock awards granted to any participant, but no participant may be granted more than an aggregate of 400,000 shares covered by awards of deferred stock awards, restricted stock or restricted stock units during any calendar year.

May a participant elect to further defer shares covered by a deferred stock award?

If the committee permits it, a participant may elect to further defer receipt of the shares payable under a deferred stock award for an additional specified period or until a specified event, if the election is made in accordance with the requirements of Section 409A of the Internal Revenue Code.

What are performance goals?

We have designed the plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). This allows the committee to set performance goals applicable to a participant with respect to an award. If the committee intends for an award to qualify as performance-based compensation, then, at the committee’s discretion, one or more of the following performance goals may apply: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including operating cash flow or free cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total shareholder return; (xiv) stock price; (xv) growth in shareholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; (xxix) objective qualitative milestones; or (xxx) other objective financial or other metrics relating to the progress of the company or to a subsidiary, division or department thereof.

These performance goals may apply to either the company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment. The goals may be measured on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the committee. The performance goals may differ from participant to participant and from award to award. Financial performance measures may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting standards established by the International Accounting Standards Board (“IASB Standards”) or may be adjusted by our committee when established to exclude or include any items otherwise includable or excludable, respectively, under GAAP or under IASB Standards. The committee may choose other performance goals for awards that are not intended to qualify as performance-based compensation under Section 162(m).

What happens to awards that expire or are forfeited?

If an award expires or is canceled or otherwise terminated without having been fully exercised or vested, the unvested, expired, forfeited, canceled or otherwise terminated shares generally will be returned to the available pool of shares reserved for issuance under the plan. However, the available pool of shares reserved for issuance under the plan will be reduced by one and nine-tenths shares for every share issued subject to an award of restricted stock, restricted stock units or deferred stock granted on or after the date of shareholder approval of the 2006 amendment and restatement, so if such an award expires or is canceled or otherwise terminated without vesting, the reserve of shares available for future awards will be replenished by one and nine-tenths shares for every one share subject to the expired, canceled or terminated portion of the award. Shares used to pay the exercise price of an option or stock-settled stock appreciation right will not be returned to the available pool of shares reserved for issuance under the plan.

Any payout of dividend equivalents will not reduce the number of shares available for issuance under the plan, because such awards are payable in cash. Similarly, the forfeiture of dividend equivalents will not increase the number of shares available for issuance under the plan.

What happens if our capital structure changes as a result of a stock split or other similar event?

If we experience a change in our capital structure as a result of a stock dividend, reorganization, merger, consolidation, sale of all or substantially all of our assets, recapitalization, reclassification, stock split, reverse stock split, stock dividend or other similar transaction, the committee will make an appropriate or proportionate adjustment to (i) the maximum number of shares available for issuance under the plan, (ii) the per person limits on awards, (iii) the number and kind of shares subject to outstanding awards, and (iv) the exercise price of outstanding stock option or stock appreciation right awards, as appropriate to reflect the change to our capital structure.

What happens in the event of a merger or similar transaction?

In the event that we (i) consummate a merger or consolidation with another corporation, (ii) sell all or substantially all of our assets, (iii) reorganize, (iv) liquidate, or (v) dissolve, the committee may, in its discretion, provide that outstanding awards will be assumed or substituted for by the successor corporation or provide that all outstanding awards will accelerate vesting and terminate immediately prior to the consummation of the transaction. In the event of the acceleration and termination of awards in lieu of assumption or substitution, awards other than options and stock appreciation rights will be settled in kind in an amount determined by the committee after taking into consideration the amount per share received by shareholders in the transaction (that is, the transaction price). Under such circumstances, options and stock appreciation rights will be settled in kind in an amount per share equal to the transaction price minus the aggregate exercise price of such options or stock appreciation rights.

Can awards be transferred by the participant?

Incentive stock options are not transferable, other than by will or by the applicable laws of descent and distribution. Unless otherwise determined by the committee, other awards (including nonqualified stock options) granted under the plan will not be transferable other than by will or by the applicable laws of descent and distribution.

What are the federal tax consequences to participants as a result of receiving an award under the plan?

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers resulting from awards granted under the plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income generally is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the purchased shares on the exercise date and the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss. As a result of Section 409A of the Internal Revenue Code, or Section 409A, however, nonqualified stock options granted with an exercise price below the fair market value of the underlying stock may be taxable to participants before exercise of an award, and may be subject to additional taxes under Section 409A and comparable state laws.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised, unless the alternative minimum tax, or AMT, rules apply, in which case AMT taxation will occur in the year of exercise. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as a capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, the participant generally will have ordinary income at the time of the sale equal to the difference between the fair market value of the shares on the exercise date, or the sale price, if less, and the exercise price of the option. Any additional gain or loss generally will be taxable at long-term or short-term capital gain rates, depending on whether the participant has held the shares for more than one year.

Restricted Stock

A participant will not recognize taxable income upon the grant of restricted stock unless the participant elects to be taxed at that time. Instead, a participant generally will recognize ordinary income at the time of vesting equal to the difference between the fair market value of the shares on the vesting date and the amount, if any, paid for the shares. However, the recipient of a restricted stock award may elect, through a filing with the Internal

Revenue Service, to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Restricted Stock Units

A participant generally will not recognize taxable income upon grant of restricted stock units. Instead, the participant generally will recognize ordinary income at the time of vesting equal to the fair market value of the shares on the vesting date less the amount, if any, paid for the shares.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant of a stock appreciation right. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss. As a result of Section 409A, however, stock appreciation rights granted with an exercise price below the fair market value of the underlying stock may be taxable to the participant before exercise of an award, and may be subject to additional taxes under Section 409A and comparable state laws.

Dividend Equivalents

A participant generally will recognize ordinary income each time a dividend is paid pursuant to the dividend equivalent in an amount equal to the fair market value of the dividend received. If the dividends are deferred, additional requirements must be met to ensure that the dividend is taxable upon actual delivery of the shares, instead of the grant of the dividend.

Deferred Stock Awards

A participant generally will not have taxable income upon the grant of a deferred stock award. Instead, a participant generally will recognize ordinary income at the time of the receipt of the shares subject to the award equal to the difference between the fair market value of the shares at the time of receipt and the amount, if any, paid for the shares. However, an employee participant will be subject to employment taxes (FICA and, where applicable, state disability insurance taxes) at the time a deferred stock award vests, even if the participant has not yet received the shares subject to the award. We do not guarantee the federal or state income tax treatment of the deferred amounts. If the Internal Revenue Service successfully asserts that the deferral was ineffective, the recipient could be liable for taxes, interest and penalties. In addition, the recipient could be liable for additional taxes, penalties and interest as a result of Section 409A and/or comparable state laws.

What are the tax effects to us as a result of grants of awards under the plan?

We generally will be entitled to a tax deduction in connection with an award under the plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, such as when a participant exercises a nonqualified stock option. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our next three most highly compensated executive officers. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include: (i) shareholder approval of the material terms of the plan; (ii) setting limits on the number of awards that any individual may receive; and (iii) for awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. The plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

How can we amend or terminate the plan?

The Board generally may amend or terminate the plan at any time and for any reason. Amendments will be contingent on shareholder approval if required by applicable law, stock exchange listing requirements or if so determined by the Board. By its terms, the amended and restated plan will automatically terminate on May 26, 2020, unless its term is extended or it is earlier terminated by the Board. In addition, as mentioned above, the committee may not reduce the exercise price of stock options or stock appreciation rights, nor may it allow employees to cancel an existing award in exchange for a new award, cash, or a combination of the two, without prior consent from our shareholders.

What specific benefits will be granted under the amended and restated plan?

The amount and timing of awards granted under the plan are determined in the sole discretion of the committee and therefore cannot be determined in advance. Except for the automatic grants to non-employee directors, described above, the future awards that would be received under the plan by executive officers and other employees are discretionary and are therefore not determinable at this time. If the proposed amendment of the plan had been in effect for our fiscal year ended January 31, 2010, we do not expect that the number of shares granted to participants under the plan during that year would have been materially different than the number of shares granted set forth in the table below. The only changes to the amended and restated plan that will be made pursuant to this proposal include an increase to the shares issuable under the plan by 2,500,000 shares, the shortening of the maximum term of new options and stock appreciation rights, the updating and expansion of performance goals, and certain non-material changes. We also are asking shareholders to approve the material terms of the plan. Specific benefits granted under the amended and restated plan will not change as a result of this proposal.

The following table sets forth information as of January 31, 2010 with respect to awards granted during fiscal 2009 under the 2001 Long-Term Incentive Plan to the named executive officers, all current executive officers as a group and all employees and consultants (including all current executive officers who are not named executive officers) as a group under the plan. No deferred stock awards have been granted under the plan.

Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan

	Options		Stock Appreciation Rights		Restricted Stock or Restricted Stock Units
Name and Position	# of Shares Subject to Options Granted (#)	Average Exercise Price ($)	# of Shares Subject to SARs Granted (#)	Average Exercise Price ($)	# of Shares/Units Granted (#)	Dollar Value ($)(1)
Named Executive Officers:
W. Howard Lester	—	—	—	—	—	—
Sharon L. McCollam	—	—	—	—	—	—
Laura J. Alber	—	—	—	—	—	—
Patrick J. Connolly	—	—	—	—	—	—
Richard Harvey	—	—	—	—	12,524	$237,706
All current executive officers as a group (six persons)	—	—	—	—	41,962	$796,439
All current non-employee directors as a group (seven persons)	—	—	—	—	112,180	$2,129,176
Each other person who has received more than 5% of the options, warrants or other rights under the plan	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group (334 persons)	—	—	25,000	$19.14	1,148,898	$21,806,084
TOTAL:	—	—	25,000	$19.14	1,303,040	$24,731,699

(1)	Value is based on a stock price of $18.98, the closing price of our common stock on January 29, 2010, the last business day of fiscal 2009.

Why do we recommend that the 2001 Long-Term Incentive Plan be amended and restated and its material terms approved?

We believe that the amended and restated plan and the approval of its material terms are essential to our continued success. Our employees are our most valuable asset. Equity awards such as those provided under the plan will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors. The increase in the reserve of common stock available under the plan will enable us to continue to grant such awards to executives, other eligible employees and our non-employee directors. Further, we believe that the ability to continue to grant equity awards in a tax-efficient manner is important to the future success of the company.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

If approved, when would the amended and restated plan become effective?

The amended and restated plan would become effective upon shareholder approval at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2001 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF OUR 2001 INCENTIVE BONUS PLAN

What is this proposal?

This is a proposal asking shareholders to approve the extension of the term of the amended and restated Williams-Sonoma, Inc. 2001 Incentive Bonus Plan so that it will continue in place until January 25, 2016 and to approve the material terms of the plan. The plan currently is due to expire on January 25, 2011. If approved, the amended and restated 2001 Incentive Bonus Plan will be effective as of January 25, 2011.

The amended and restated 2001 Incentive Bonus Plan allows us to achieve the company’s goals and receive a federal income tax deduction for certain compensation paid under the plan. In order for the company to continue to receive federal income tax deductions for all compensation paid under the amended and restated 2001 Incentive Bonus Plan after the expiration date of the current plan, we must obtain new shareholder approval before bonuses that are earned in fiscal 2011 are paid out in fiscal 2012. If shareholders do not approve the amended and restated 2001 Incentive Bonus Plan and the material terms of the plan, bonuses earned in fiscal 2011 and thereafter will not be paid under the plan. Shareholders last approved the 2001 Incentive Bonus Plan in 2005. The amended and restated plan is attached to this Proxy Statement as Exhibit B.

What changes are being made to the current plan?

The term of the amended and restated 2001 Incentive Bonus Plan has been extended so that it will continue in place until January 25, 2016, which is the fifth anniversary of the effective date of the amendment and restatement, unless it is re-approved by the company’s shareholders at or before such time or is earlier terminated by the Board. In addition, we have updated and expanded the performance goals that can be applied to awards under the plan, and have made some other non-material changes. We are also seeking shareholder approval of the material terms of the 2001 Incentive Bonus Plan for purposes of complying with Section 162(m) of the Internal Revenue Code. No other changes are being made to the plan.

Has our Board approved the amended and restated plan?

On March 23, 2010, our Board approved the amended and restated 2001 Incentive Bonus Plan, subject to approval from our shareholders at the Annual Meeting. If shareholders do not approve the amended and restated 2001 Incentive Bonus Plan, the current 2001 Incentive Bonus Plan will continue in effect as currently in place through fiscal 2010 and will terminate pursuant to its terms. Also, if shareholders do not approve the amended and restated 2001 Incentive Bonus Plan, the company may not be entitled to a deduction for certain incentive compensation paid to our Chief Executive Officer and the next three most highly compensated executive officers after the current 2001 Incentive Bonus Plan expires. Our named executive officers have an interest in this proposal because they are eligible to receive plan awards.

SUMMARY OF THE AMENDED AND RESTATED PLAN

The following questions and answers provide a summary of the principal features of the amended and restated 2001 Incentive Bonus Plan and its operation. This summary is qualified in its entirety by the amended and restated 2001 Incentive Bonus Plan attached as Exhibit B.

What is the purpose of the plan?

The amended and restated 2001 Incentive Bonus Plan is intended to motivate and reward participants by making a significant portion of their cash compensation directly dependent upon achieving the company’s objectives. The amended and restated 2001 Incentive Bonus Plan accomplishes this by providing additional compensation to the company’s executive officers as an incentive to attain the company’s goals. The amended and restated 2001 Incentive Bonus Plan also functions as a retention tool, helping to ensure the continued availability of the services of the executive officers to the company.

The amended and restated 2001 Incentive Bonus Plan also is designed to allow us to provide compensation that qualifies as “performance-based” compensation under Section 162(m). Under Section 162(m), the company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer or any of the next three most highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in any one year. However, the company may deduct compensation in excess of $1,000,000 if it qualifies as performance-based compensation under Section 162(m). Payments under the amended and restated 2001 Incentive Bonus Plan are intended to qualify as performance-based compensation, thereby permitting the company to receive a federal income tax deduction for the payment of incentive compensation. For awards granted under the 2001 Incentive Bonus Plan to qualify as “performance-based” compensation under Section 162(m), among other things, our shareholders must approve the material terms of the plan at the 2010 Annual Meeting. A favorable vote for this proposal will allow us to continue to deduct certain executive compensation in excess of $1,000,000 and provide us with potentially significant future tax benefits and associated cash flows.

Who administers the plan?

The 2001 Incentive Bonus Plan is administered by a committee (the “committee”) of the company’s Board, consisting of two or more directors. The members of the committee must qualify as “outside directors” under Section 162(m) for purposes of qualifying compensation under the plan as performance-based compensation. Currently, the committee administering the plan is the Compensation Committee of the Board, of which all members are “outside directors”.

What are the powers of the committee?

The committee has full power to administer the plan, including adopting, amending or revoking rules or procedures as it deems proper for the administration of the plan. However, such actions may only be taken upon the agreement of a majority of the committee. Subject to the terms of the plan, the committee has sole discretion to interpret the plan, make all determinations for the administration of the plan, grant bonus awards under the plan, including determining the terms and conditions of each award, such as the target amount and the performance goals, and at any time reduce any award to be paid out under the plan.

Who is eligible to receive awards?

Executive officers and those employees who are deemed “covered employees” for purposes of Section 162(m) may participate in the amended and restated 2001 Incentive Bonus Plan. For purposes of Section 162(m), covered employees include our Chief Executive Officer and the company’s next three most highly compensated executive officers. An executive whose employment or service relationship with the company terminates before the end of any award period generally is not entitled to participate in the plan or receive any awards under the plan in a later fiscal year, unless he or she again becomes eligible to participate in the plan.

How are target awards established?

For each award period, the committee establishes a performance award target based upon the achievement of a specified goal for each plan participant. Award periods consist of one or more fiscal years of the company, or one or more quarters of the company, as the committee determines, and the award periods may be different for different awards. The committee must establish performance goals for an award no later than the earlier of 90 days after the first day of the award period or the date on which 25% of the award period has elapsed. The maximum award under the plan for each award period may not exceed the lesser of $3,000,000 or 300% of each participant’s annual base salary in effect on the first day of the first fiscal year in the award period, multiplied by the number of complete or partial fiscal years in the award period.

How are the amounts of individual awards established?

For each award period, the covered employee is entitled to receive an award equal to the specific amount determined using the formulas that have been established for that award. The committee has the discretion to decrease the amount of any award payable under the plan but cannot increase the amount once the plan has been determined.

What are performance goals?

Performance goals are goals that require the achievement of a quantifiable metric over an established period of time. We have designed the plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). This allows the committee to make performance goals applicable to a participant with respect to an award. At the committee’s discretion, one or more of the following performance goals may apply to an award: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including operating cash flow or free cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total shareholder return; (xiv) stock price; (xv) growth in shareholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; (xxix) objective qualitative milestones; or (xxx) other objective financial or other metrics relating to the progress of the company or to a subsidiary, division or department thereof.

These performance goals may apply to company performance as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment. The goals may be measured either on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the committee. Performance goals may be different from participant to participant, within or between award periods and from award to award.

Financial performance measures may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting standards established by the International Accounting Standards Board (“IASB Standards”) or may be adjusted by our committee when established to exclude or include any items otherwise includable or excludable, respectively, under GAAP or under IASB Standards.

How are awards under the plan paid out?

Before awards are paid under the plan, the committee must certify that the performance goal for the award has been satisfied. Awards under the plan are paid in cash, reasonably promptly following the conclusion of the award period and the committee’s certification that the applicable performance goals have been satisfied. In no event are the awards paid later than two and one-half months after the conclusion of the fiscal year of the company in which the award period ends.

What happens if a participant terminates employment before an award is paid?

A participant in the plan is required to be employed through the last day of an award period. A participant may not receive an award if he or she is not employed with the company on the last day of an award period, unless the committee specified at the time of grant that the award would be paid in full or on a prorated basis if, before the end of such award period, the participant dies, becomes disabled, or in the event there is a change in control of the company (or upon certain terminations of employment within a specified period following a change in control). If the award is paid in such an event, it will not constitute performance-based compensation for purposes of Section 162(m). In the event an employee terminates their employment after the last day of an award period but before the date that an award is paid, the participant will be eligible to receive their award.

How can we amend or terminate the plan?

The Board generally may amend, suspend or terminate the plan at any time and for any reason. Amendments will be contingent on shareholder approval in the event that the amendment raises the maximum award limit under the plan or if required by applicable law or to continue to allow awards to qualify as performance-based compensation under Section 162(m). By its terms, if approved, the amended and restated 2001 Incentive Bonus Plan will be effective from January 25, 2011 until January 25, 2016, unless it is re-approved by the company’s shareholders at or before this time or is earlier terminated by the Board.

What are the awards to be granted to certain individuals and groups?

Awards under the 2001 Incentive Bonus Plan are determined based on actual future performance, so future actual awards cannot now be determined with certainty. Since our executive officers are eligible to receive awards under the 2001 Incentive Bonus Plan, our executive officers have an interest in this proposal. Awards were paid to our named executive officers under the 2001 Incentive Bonus Plan for fiscal 2009 in the amounts listed in the Compensation Discussion and Analysis beginning on page 43, and as listed below. No outside directors are eligible to participate in the plan. The committee may pay bonuses to our named executive officers outside of the amended and restated 2001 Incentive Bonus Plan for the accomplishment of strategic or other individual goals, but, other than with respect to Mr. Harvey (as noted below), the company did not do so for fiscal 2009.

Name and Position	Fiscal 2009 Cash Award
Named Executive Officers:
W. Howard Lester	$2,000,000
Sharon L. McCollam	$1,500,000
Laura J. Alber	$1,500,000
Patrick J. Connolly	$500,000
Richard Harvey(1)	$—
All current executive officers as a group (six persons)	$5,770,000
All current non-employee directors as a group (seven persons)	$—
Each other person who has received more than 5% of the options, warrants or other rights under the plan	$—
All employees, including all current officers who are not executive officers or directors, as a group	$—
TOTAL:	$5,770,000

(1)	Mr. Harvey was not eligible to participate in the 2001 Incentive Bonus Plan during fiscal 2009. Accordingly, the bonus he received for fiscal 2009 was granted outside of the 2001 Incentive Bonus Plan. See the Summary Compensation Table on page 34 and the discussion under Compensation Discussion and Analysis beginning on page 43 for further discussion about Mr. Harvey’s fiscal 2009 bonus.

Why do we recommend that the 2001 Incentive Bonus Plan be amended and restated?

We believe that the amended and restated plan is essential to our continued success. Our employees are our most valuable assets, and cash bonuses provided under the plan will substantially assist us in continuing to attract and retain key employees. Such awards also are crucial to our ability to motivate employees to achieve our goals. As noted above, if shareholders do not approve the amended and restated 2001 Incentive Bonus Plan and its material terms, the current 2001 Incentive Bonus Plan will continue in effect as currently in place and terminate on January 25, 2011 pursuant to its terms.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

If approved, when would the amended and restated plan become effective?

The amended and restated plan would be effective from January 25, 2011 until January 25, 2016.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2001 INCENTIVE BONUS PLAN.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What is this proposal?

This is a proposal to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending January 30, 2011. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the year ending January 30, 2011, subject to ratification by our shareholders. Although shareholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our shareholders ratify such selection.

What relationship does Deloitte currently have with us?

Deloitte has audited our financial statements for the last thirty years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards.

Will a Deloitte representative be present at the Annual Meeting?

A Deloitte representative will be present at the Annual Meeting and will have the opportunity to make a statement. Deloitte’s representative will be available to respond to appropriate questions.

What services did Deloitte provide in fiscal 2009?

Deloitte’s services for fiscal 2009 included:

•

The issuance of an opinion on (i) our annual consolidated financial statements, (ii) the effectiveness of our internal control over financial reporting, (iii) our 401(k) plan and (iv) our Puerto Rico division;

•	Review of our quarterly condensed consolidated financial statements;

•	Audit services related to periodic filings made with the SEC; and

•	Tax return review services.

In fiscal 2009, Deloitte also performed certain audit-related and other tax services, and discussed certain matters with our Audit and Finance Committee, each of which is more fully described in the Audit and Finance Committee Report and the Audit and Related Fees section below.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

What will happen if shareholders vote against this proposal?

If shareholders vote against this proposal, we will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that we will choose to appoint another independent registered public accounting firm if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 30, 2011.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of March 29, 2010. Our executive officers are appointed by our Board and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

W. Howard Lester Age 74	• Chairman and Chief Executive Officer since 2006 • Chairman, 1986 – 2006 • Chief Executive Officer, 1979 – 2001

Laura J. Alber Age 41	*

Patrick J. Connolly Age 63	*

Richard Harvey Age 47

•   President, Williams-Sonoma Brand since 2008

•   Executive Vice President, Williams-Sonoma Brand, 2006 – 2008

•   Senior Vice President and GMM, Williams-Sonoma Brand, 2001 – 2006

•   Vice President, Williams-Sonoma Catalog, 1997 – 2001

Seth R. Jaffe Age 53

•   Senior Vice President, General Counsel and Secretary since 2003

•   Vice President, Deputy General Counsel, 2002 – 2003

•   Senior Vice President and General Counsel of CareThere, Inc. (healthcare technology), 2000 – 2001

•   Chief Counsel, Levi Strauss & Co. (apparel), 1996 – 1999

Sharon L. McCollam Age 47	*

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” within this Proxy Statement.

Executive Compensation

This table sets forth the annual and long-term compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during fiscal 2009. These individuals are collectively known as our named executive officers.

Summary Compensation Table for Fiscal 2009, 2008 and 2007

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation ($)(5)	Total ($)
W. Howard Lester	2009	$975,000	—	$5,705,308	(6)	$3,584,403	(7)	$2,000,000	$84,256	$484,026	$12,832,993
Chairman and	2008	$975,000	—	$1,277,227	(8)	$1,335,478		—	$(238,669)	$700,874	$4,049,910
Chief Executive	2007	$993,750	—	—		—		—	$55,279	$479,507	$1,528,536
Officer (PEO)

Sharon L. McCollam	2009	$725,000	—	—		—		$1,500,000	—	$84,755	$2,309,755
Executive Vice	2008	$725,000	—	$2,053,942	(9)(10)	$864,133		—	—	$88,330	$3,731,405
President, Chief	2007	$738,942	—	—		$582,715		$200,000	—	$84,277	$1,605,934
Operating and Chief Financial Officer (PFO)

Laura J. Alber	2009	$800,000	—	—		—		$1,500,000	—	$84,506	$2,384,506
President	2008	$800,000	—	$2,053,942	(9)(10)	$722,729		—	—	$88,078	$3,664,749
	2007	$815,385	—	—		$582,715		$150,000	—	$84,268	$1,632,368

Patrick J. Connolly	2009	$570,000	—	—		—		$500,000	—	$14,897	$1,084,897
Director and	2008	$570,000	—	$510,890	(11)	$502,768		—	—	$19,222	$1,602,880
Executive Vice	2007	$578,769	—	—		—		$100,000	—	$19,900	$698,669
President, Chief
Marketing Officer

Richard Harvey	2009	$524,994	—	—	(12)	—		$600,000	—	$31,955	$1,156,949
President,	2008	$476,538	—	$283,482		$314,230		—	—	$33,686	$1,107,936
Williams-Sonoma	2007	$471,346	—	—		$291,358		$150,000	—	$32,853	$945,557
Brand

(1)	The compensation reflected in the Summary Compensation Table for fiscal 2007 reflects a 53-week period.

(2)	Based on the fair market value of awards granted in fiscal 2009, fiscal 2008, and fiscal 2007. The fair market value is calculated as the closing price of our stock on the day prior to the grant date multiplied by the number of units granted.

(3)	Based on the fair market value of awards granted in fiscal 2009, fiscal 2008, and fiscal 2007. The fair market value assumptions used in the calculation of these amounts are included in Note H to our Consolidated Financial Statements, which is included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2010.

(4)	Total income (loss) in the Executive Deferral Plan as shown in the “Nonqualified Deferred Compensation” table on page 39.

(5)	Details are provided in the “Other Annual Compensation from Summary Compensation” table on page 35.

(6)	Represents the sum of (i) $5,000,000, the grant date fair value of an award made on January 25, 2010 with respect to fiscal 2009 performance, and (ii) $705,308, the total incremental fair value of an award granted on May 2, 2008, subsequently modified on October 28, 2008 to remove the performance criteria associated with this award (see footnote 8 below), and subsequently modified on January 25, 2010 to provide for the acceleration of vesting in connection with Mr. Lester’s retirement. The incremental fair value of the modified award in fiscal 2009 is computed as of January 25, 2010, the modification date. Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 40 for further discussion about awards and modifications of awards made in connection with Mr. Lester’s retirement, including additional equity awards to be granted in fiscal 2010.

(7)

Represents the sum of the incremental fair values of two unvested awards modified on January 25, 2010 to provide for the acceleration of vesting in connection with Mr. Lester’s retirement: (i) $251 represents the incremental fair value of an option award granted on May 27, 2005 and subsequently modified on January 25, 2010, and (ii) $3,584,152 represents the incremental fair value of a SSAR award granted on November 7, 2008 and subsequently modified on January 25, 2010. The incremental fair value of each of the modified awards is computed as of January 25, 2010, the modification date. Please see the section titled “Employment Contracts and Termination of Employment and

Change-of-Control Arrangements” beginning on page 40 for further discussion about modifications of awards made in connection with Mr. Lester’s retirement.

(8)	Represents the fair value of an award granted on May 2, 2008, plus the incremental fair value resulting from the subsequent modification of the award on October 28, 2008 to remove a performance-based vesting criterion. The total fiscal 2008 fair value is calculated as the sum of (i) $944,986, the grant date fair value of the award as of May 2, 2008, and (ii) $332,241, the incremental fair value of the modified award, computed as of October 28, 2008, the modification date.

(9)	Represents the fair value of an award granted on May 2, 2008, plus the incremental fair value resulting from the subsequent modification of the award on October 28, 2008 to remove a performance-based vesting criterion. The total fiscal 2008 fair value is calculated as the sum of (i) $471,996, the grant date fair value of the award as of May 2, 2008, and (ii) $165,946, the incremental fair value of the modified award, computed as of October 28, 2008, the modification date.

(10)	Represents the incremental fair value resulting from the modification of an award granted on January 6, 2006 and subsequently modified on October 28, 2008 to remove a performance-based vesting criterion. The total fiscal 2008 incremental fair value is $1,416,000, computed as of October 28, 2008, the modification date.

(11)	Represents the fair value of an award granted on May 2, 2008, plus the incremental fair value resulting from the subsequent modification of the award on October 28, 2008 to remove a performance-based vesting criterion. The total fiscal 2008 fair value is calculated as the sum of (i) $377,994, the grant date fair value of the award as of May 2, 2008, and (ii) $132,896, the incremental fair value of the modified award, computed as of October 28, 2008, the modification date.

(12)	Restricted stock units were granted as part of the Williams-Sonoma, Inc. Equity Award Exchange, which was approved by shareholders at the 2008 Annual Meeting and was completed during fiscal 2009. Mr. Harvey was not a named executive officer at the time that the exchange program began and, accordingly, he was eligible to participate in the exchange program. The restricted stock units granted pursuant to the exchange had a fair value equal to or less than the fair value of the exchanged eligible awards they replaced. As a result, no incremental compensation cost was recognized in fiscal 2009 with respect to the grant of such restricted stock units, and no incremental fair value is reportable in this table. Please see the “Grants of Plan-Based Awards” table on page 36 for further discussion about these restricted stock unit grants.

Other Annual Compensation from Summary Compensation Table

The following table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation table above.

	Year(1)	Use of Corporate Aircraft(2)	Life Insurance Premiums(3)	Matching Contribution to the 401(k) Plan(4)	Car Allowance	Executive Medical Supplement(5)	Parking(6)	Dividend Equivalent Payments	Total
W. Howard Lester	2009	$463,249	$8,652	$6,125	$6,000	—	—	—	$484,026
	2008	$675,772	$8,652	$5,750	$6,000	$2,500	$2,200	—	$700,874
	2007	$453,614	$8,818	$5,625	$6,500	$2,500	$2,450	—	$479,507

Sharon L. McCollam	2009	—	$630	$6,125	$6,000	—	—	$72,000	$84,755
	2008	—	$630	$5,750	$6,000	$2,500	$2,200	$71,250	$88,330
	2007	—	$452	$5,625	$6,500	$2,500	$2,450	$66,750	$84,277

Laura J. Alber	2009	—	$381	$6,125	$6,000	—	—	$72,000	$84,506
	2008	—	$378	$5,750	$6,000	$2,500	$2,200	$71,250	$88,078
	2007	—	$443	$5,625	$6,500	$2,500	$2,450	$66,750	$84,268

Patrick J. Connolly	2009	—	$2,772	$6,125	$6,000	—	—	—	$14,897
	2008	—	$2,772	$5,750	$6,000	$2,500	$2,200	—	$19,222
	2007	—	$2,825	$5,625	$6,500	$2,500	$2,450	—	$19,900

Richard Harvey	2009	—	$630	$6,125	$6,000	—	—	$19,200	$31,955
	2008	—	$436	$5,750	$6,000	$2,500	—	$19,000	$33,686
	2007	—	$428	$5,625	$6,500	$2,500	—	$17,800	$32,853

(1)	The compensation reflected in the Other Annual Compensation Table for fiscal 2007 reflects a 53-week period.

(2)	For personal use of our corporate aircraft. The value of personal aircraft usage reported above for each fiscal year is the aggregate incremental cost to the company (including fuel, maintenance and certain fees and expenses) as determined and published from time to time by Conklin & de Decker Associates, Inc. for each particular aircraft type utilized by the company, as well as a related foregone corporate tax deduction.

(3)	Premiums paid by us for term life insurance in excess of $50,000 for each fiscal year.

(4)	Represents the maximum company matching contribution to the 401(k) plan for each fiscal year.

(5)	Represents the maximum executive medical supplement payable by the company. Effective January 1, 2009, the company eliminated the executive medical supplement.

(6)	Represents the value of parking provided by the company, based on current estimated market rates. Effective January 1, 2009, the company eliminated the parking subsidy. Individual executives are now personally responsible for paying for parking on site.

Grants of Plan-Based Awards

This table sets forth certain information regarding all grants of plan-based awards made to the named executive officers during fiscal 2009.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
W. Howard Lester	1/25/2010	—	—	—	—	—	—	249,501(1)	—	—	$5,000,000
	—	—	$975,000(2)	$2,925,000(3)	—	—	—	—	—	—	—
Sharon L. McCollam	—	—	$362,500(2)	$2,175,000(3)	—	—	—	—	—	—	—
Laura J. Alber	—	—	$400,000(2)	$2,400,000(3)	—	—	—	—	—	—	—
Patrick J. Connolly	—	—	$285,000(2)	$1,710,000(3)	—	—	—	—	—	—	—
Richard Harvey	4/10/2009	—	—	—	—	—	—	12,524(6)	—	—	$155,423
	—	—	$262,496(4)	— (5)	—	—	—	—	—	—	—

(1)	Represents shares of restricted stock units granted in connection with fiscal 2009 performance. This award is subject to accelerated vesting upon his retirement.

(2)	Target potential payment for each eligible executive pursuant to our established incentive targets. To ensure deductibility under our shareholder-approved 2001 Incentive Bonus Plan (intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m)), the Compensation Committee specified a primary performance goal. For fiscal 2009, the Compensation Committee established the primary performance goal for the 2001 Incentive Bonus Plan as positive net cash provided by operating activities (excluding extraordinary non-recurring cash charges) as provided on the company’s consolidated statements of cash flows. The Compensation Committee also set a secondary performance goal to guide its use of negative discretion; the Compensation Committee typically expects to pay bonuses at target levels only if the secondary performance goal is fully met. For fiscal 2009, the Compensation Committee set the secondary performance goal as an earnings per share target of $0.19 (excluding extraordinary non-recurring charges). As further described in the Compensation Discussion and Analysis beginning on page 43, in the first quarter of fiscal 2010, the Compensation Committee determined that the 2001 Incentive Bonus Plan’s primary and secondary performance goals were achieved, but the Committee elected to apply negative discretion in determining the actual amount to be paid to the eligible executive officers.

(3)	Maximum potential payment pursuant to our 2001 Incentive Bonus Plan is equal to three times the eligible executive’s base salary as of February 2, 2009, the first day of fiscal 2009. To ensure deductibility under our shareholder-approved 2001 Incentive Bonus Plan (intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m)), the Compensation Committee specified a primary performance goal. For fiscal 2009, the Compensation Committee established the primary performance goal for the 2001 Incentive Bonus Plan as positive net cash provided by operating activities (excluding extraordinary non-recurring cash charges) as provided on the company’s consolidated statements of cash flows. The Compensation Committee also set a secondary performance goal to guide its use of negative discretion; the Compensation Committee typically expects to pay bonuses at target levels only if the secondary performance goal is fully met. For fiscal 2009, the Compensation Committee set the secondary performance goal as an earnings per share target of $0.19 (excluding extraordinary non-recurring charges). As further described in the Compensation Discussion and Analysis beginning on page 43, in the first quarter of fiscal 2010, the Compensation Committee determined that the 2001 Incentive Bonus Plan’s primary and secondary performance goals were achieved, but the Committee elected to apply negative discretion in determining the actual amount to be paid to the eligible executive officers.

(4)	Target potential payment for Mr. Harvey under the FY2009 Management Bonus Plan is 50% of Mr. Harvey’s base salary. Funding under this plan began with an earnings per share of $0.04 (excluding extraordinary non-recurring charges), with target bonuses payable at earnings per share of $0.19 (excluding extraordinary non-recurring charges), and the maximum payout achievable at earnings per share of $0.39 (excluding extraordinary non-recurring charges).

5)	The maximum funding under the FY2009 Management Bonus Plan occurred if the company achieved an earnings per share target of $0.39 (excluding extraordinary non-recurring charges). Mr. Harvey received a bonus outside of the 2001 Incentive Bonus Plan and, accordingly, his bonus was not subject to the maximum bonus threshold of the 2001 Incentive Bonus Plan.

(6)	Represents shares of restricted stock units granted in connection with the Williams-Sonoma, Inc. Equity Award Exchange. Mr. Harvey was not a named executive officer at the time that the exchange program began and accordingly he was eligible to participate in the exchange program. The fair market value is based on the closing price of our stock on the day prior to the grant date multiplied by the number of units granted.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our named executive officers at January 31, 2010:

	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
W. Howard Lester	106,250	318,750(2)	—	$8.56	11/7/2018
	400,000	—	—	$34.64	1/12/2017
	10,000	2,500(3)	—	$38.84	5/27/2015
	12,500	—	—	$32.39	6/30/2014
	100,000	—	—	$13.66	3/27/2011
	100,000	—	—	$15.00	4/25/2010
	229,500	—	—	$9.47	3/7/2010

Sharon L. McCollam	68,750	206,250(4)	—	$8.56	11/7/2018
	20,000	30,000(5)	—	$34.89	3/27/2017
	24,000	16,000(6)	—	$30.34	9/12/2016
	40,000	10,000(7)	—	$38.84	5/27/2015
	50,000	—	—	$32.39	6/30/2014
	85,000	—	—	$21.80	4/1/2013
	30,000	—	—	$13.66	3/27/2011

Laura J. Alber	57,500	172,500(4)	—	$8.56	11/07/2018
	20,000	30,000(5)	—	$34.89	3/27/2017
	24,000	16,000(6)	—	$30.34	9/12/2016
	48,000	12,000(7)	—	$38.84	5/27/2015
	50,000	—	—	$32.39	6/30/2014
	30,000	—	—	$21.80	4/1/2013
	146,600	—	—	$13.85	3/19/2011

Patrick J. Connolly	40,000	120,000(4)	—	$8.56	11/07/2018
	30,000	20,000(8)	—	$40.44	3/15/2016
	32,000	8,000(7)	—	$38.84	5/27/2015
	50,000	—	—	$32.39	6/30/2014
	20,000	—	—	$21.80	4/1/2013
	40,000	—	—	$13.66	3/27/2011

Richard Harvey	—	75,000(4)	—	$8.56	11/07/2018
	5,600	—	—	$21.80	4/1/2013
	3,200	—	—	$22.47	4/3/2012

(1)	Includes grants of options and stock-settled stock appreciation rights.

(2)	Stock-settled stock appreciation rights vest at the rate of 25% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of November 7, 2010, November 7, 2011 and November 7, 2012, with accelerated vesting upon Mr. Lester’s retirement in May 2010.

(3)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting date of May 27, 2010, with accelerated vesting upon Mr. Lester’s retirement in May 2010.

(4)	Stock-settled stock appreciation rights vest at the rate of 25% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of November 7, 2010, November 7, 2011 and November 7, 2012.

(5)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with vesting dates of March 27, 2010, March 27, 2011 and March 27, 2012.

(6)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of September 12, 2010 and September 12, 2011.

(7)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with a remaining vesting date of May 27, 2010.

(8)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of March 15, 2010 and March 15, 2011.

	Stock Awards
	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
W. Howard Lester	35,195	(2)	$668,001	—	—
	249,501	(3)	$4,735,529
Sharon L. McCollam	17,579	(4)	$333,649	—	—
	75,000	(5)	$1,423,500
Laura J. Alber	17,579	(4)	$333,649	—	—
	75,000	(5)	$1,423,500
Patrick J. Connolly	14,078	(4)	$267,200	—	—
Richard Harvey	10,558	(4)	$200,391	—	—
	20,000	(6)	$379,600
	12,524	(7)	$237,706

(1)	Based on a stock price of $18.98, the closing price of our common stock on January 29, 2010, the last business day of fiscal 2009.

(2)	Represents restricted stock units granted on May 2, 2008. The restricted stock units vest in full four years following the date of grant on May 2, 2012 subject to continued service, with accelerated vesting upon Mr. Lester’s retirement in May 2010. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(3)	Represents restricted stock units granted on January 25, 2010 that will vest upon Mr. Lester’s retirement.

(4)	Represents restricted stock units granted on May 2, 2008. The restricted stock units vest in full four years following the date of grant on May 2, 2012 subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(5)	Represents restricted stock units granted on January 6, 2006. The restricted stock units vest in full on January 30, 2011. Ms. McCollam and Ms. Alber will receive accelerated vesting of any restricted stock units held by them in the event of a change of control. These awards will also vest in full upon the executive officer’s termination due to their death, disability or retirement after attaining age 55 and working with us for 10 years. On October 28, 2008, these awards were modified to remove the performance-based vesting criteria. As a result, these awards are no longer performance-based. See footnote 10 to the Summary Compensation Table on page 34.

(6)	Represents restricted stock units granted on January 6, 2006 and September 12, 2006. The restricted stock units vest in full on January 30, 2011.

(7)	Represents restricted stock units granted on April 10, 2009 in connection with the Williams-Sonoma, Inc. Equity Award Exchange. The restricted stock units vest as follows: (i) 5,685 units vest on April 10, 2010, (ii) 4,151 units vest on April 10, 2011 and (iii) 2,688 units vest on April 10, 2012. Please see the “Grants of Plan-Based Awards” table on page 36 for further discussion about these restricted stock unit grants.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises and vesting of equity awards held by our named executive officers during fiscal 2009:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Howard Lester	70,500	$803,989	—	—
Sharon L. McCollam	138,000	$1,655,614	75,000	$1,423,500
Laura J. Alber	150,000	$774,795	75,000	$1,423,500
Patrick J. Connolly	400,000	$3,006,341	—	—
Richard Harvey	25,000	$331,500	20,000	$379,600

Pension Benefits

None of our named executive officers received any pension benefits during fiscal 2009.

Nonqualified Deferred Compensation

The following table describes nonqualified deferred compensation to our named executive officers during fiscal 2009:

	Executive Contributions in Fiscal 2009 ($)	Registrant Contributions in Fiscal 2009 ($)	Aggregate Earnings (Loss) in Fiscal 2009 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at January 31, 2010 ($)
W. Howard Lester(1)	—	—	$84,256	—	$389,129
Sharon L. McCollam	—	—	—	—	—
Laura J. Alber	—	—	—	—	—
Patrick J. Connolly	—	—	—	—	—
Richard Harvey	—	—	—	—	—

(1)	Executive Deferral Plan. Participation in the plan is limited to a group of select management and highly compensated employees. In fiscal 2009, participants were able to defer up to 75% of their base salary and up to 100% of their bonus, net of applicable employment and withholding taxes and subject to a minimum deferral requirement (5% of salary). As of January 1, 2010, we have suspended employee salary and bonus deferrals into the plan. We will continue to evaluate this benefit program in the future to ensure that it is providing the best value to our employees and the company. Participant accounts are not put aside in trust or any other funding vehicle, and the obligations of the company to pay are simply an unsecured promise to pay in the future. Although no investments actually are held in the plan, participant accounts track investment funds chosen by the participant from a specified list, and accounts are adjusted for earnings that the investments would have accrued had the investment fund actually been held by such participant accounts. Accounts are generally distributed at termination of employment, although a participant can make an election at the time of deferral to have the distribution occur at an earlier or later date. A choice of quarterly installments over 5, 10 or 15 years, or a single lump sum, is available for terminations due to retirement or disability, as defined in the plan, if the account is over $25,000. All other distributions are paid as a single lump sum. The commencement of payments can be postponed, subject to advance election and minimum deferral requirements. At death, the plan may provide a death benefit funded by a life insurance policy, in addition to payment of the participant’s account.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Laura J. Alber

We entered into an employment agreement with Laura J. Alber, currently our President, effective as of March 19, 2001 and amended as of November 11, 2008. The initial term of the agreement expired March 19, 2004 and, per its terms, automatically extends for one-year terms until Ms. Alber’s employment is terminated by her or by us. If we terminate Ms. Alber’s employment without “cause” (as defined in the agreement), or if she terminates her employment with us for “good reason” (as defined in the agreement), she will be entitled to receive (i) continuation of her base salary at the time of termination for up to one year, and (ii) outplacement services at a level commensurate with her position at no cost to her. In addition, we will pay the premiums for health coverage under COBRA for Ms. Alber and her dependents for up to 18 months or, if earlier, until Ms. Alber either commences new employment or Ms. Alber or her dependents are no longer eligible for COBRA coverage.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of January 31, 2010 if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-in- Control	Death	Disability
Base Salary(1)	$800,000	$800,000	—	Through date of death	$200,000(2)
Restricted Stock Units(3)	—	—	$1,423,500	$1,423,500	$1,423,500
Health Care Benefits(4)	$25,848	$25,848	—	—	—
Other Perquisites(5)	$150,000	$150,000	—	—	—

(1)	Based on Ms. Alber’s base salary as of January 31, 2010.

(2)	Payment of 13 weeks of salary.

(3)	Acceleration of vesting of 75,000 restricted stock units. Value is based on a stock price of $18.98, the closing price of our common stock on January 29, 2010, the last business day of fiscal 2009.

(4)	Based on a monthly health insurance premium of $1,436 to be paid by the company for 18 months, which is the period provided under COBRA.

(5)	Value of outplacement services based on current estimate of costs for these services.

In connection with the Board’s expected appointment of Ms. Alber to the role of Chief Executive Officer following Howard Lester’s retirement in May 2010, the Board anticipates entering into a new employment agreement with Ms. Alber that will replace her existing employment agreement.

Sharon L. McCollam

We entered into an employment agreement with Sharon L. McCollam, effective as of December 28, 2002 and amended as of November 11, 2008. She is currently Executive Vice President, Chief Operating and Chief Financial Officer. The initial term of Ms. McCollam’s agreement expired December 28, 2005, and, per its terms, automatically extends for one-year terms until Ms. McCollam’s employment is terminated by her or by us. If we terminate Ms. McCollam’s employment without “cause” (as defined in the agreement), or if Ms. McCollam terminates her employment with us for “good reason” (as defined in the agreement), she will be entitled to receive (i) continuation of her base salary at the time of termination for a period of one year plus an additional lump sum amount equal to 80% of Ms. McCollam’s base salary and (ii) outplacement services at a level commensurate with her position at no cost to her. In addition, we will pay the premiums for health care coverage under COBRA for Ms. McCollam and her dependents for up to 18 months or, if earlier, until she either commences new employment or she and her dependents are no longer eligible for COBRA coverage.

The following table describes the payments and/or benefits which would have been owed by us to Ms. McCollam as of January 31, 2010, if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-in- Control	Death	Disability
Base Salary(1)	$725,000	$725,000	—	Through date of death	$181,250(2)
Lump Sum Payment	$580,000	$580,000	—	—	—
Restricted Stock Units(3)	—	—	$1,423,500	$1,423,500	$1,423,500
Health Care Benefits(4)	$8,892	$8,892	—	—	—
Other Perquisites(5)	$150,000	$150,000	—	—	—

(1)	Based on Ms. McCollam’s base salary as of January 31, 2010.

(2)	Payment of 13 weeks of salary.

(3)	Acceleration of vesting of 75,000 restricted stock units. Value is based on a stock price of $18.98, the closing price of our common stock on January 29, 2010, the last business day of fiscal 2009.

(4)	Based on a monthly health insurance premium of $494 to be paid by the company for 18 months, which is the period provided under COBRA.

(5)	Value of outplacement services based on current estimate of costs for these services.

W. Howard Lester

On January 25, 2010, we entered into a Retirement and Consulting Agreement (the “Consulting Agreement”) with W. Howard Lester, our Chairman and Chief Executive Officer. Pursuant to the terms of the Consulting Agreement, Mr. Lester will retire as Chairman and Chief Executive Officer and as a member of the Board on May 26, 2010, the date of the 2010 Annual Meeting. Mr. Lester will continue to provide consulting and advisory services following his retirement in order to assist with the transition to a new Chief Executive Officer. Following his retirement, Mr. Lester will have the title of Chairman Emeritus.

Pursuant to the terms of the Consulting Agreement, Mr. Lester will provide consulting services from his retirement through December 2012 and, during this consulting period, will receive an annualized payment of $500,000 per year, reasonable administrative support and reimbursement for reasonable expenses incurred in connection with his services. He will receive restricted stock units representing the right to receive 125,000 shares of our common stock in addition to receiving cash payments representing the value of 125,000 shares of our common stock (including dividend equivalent rights that are payable at the same time that the shares subject to the related restricted stock units are delivered), in each case which will vest monthly over the consulting period and be settled at the end of each year. In the event that we terminate the Consulting Agreement as a result of Mr. Lester’s material breach of the Consulting Agreement, death, permanent disability or a change in control transaction in which the Consulting Agreement is not assumed, any unvested portion of these restricted stock units or cash payments will be forfeited and no further consulting payments will be made. During the consulting period, as further described in the Compensation Discussion and Analysis beginning on page 43, Mr. Lester will, at our request, advise and assist on such matters as store real estate strategy, negotiations with real estate lessors, seasonal assortments and layouts, and outreach to shareholders. The Consulting Agreement also provides that Mr. Lester will not, among other things, compete with us or attempt to hire our employees.

In recognition of his retirement and his contributions to the company, and in exchange for a general release of claims against the company, Mr. Lester will receive accelerated vesting of his currently outstanding stock options, stock appreciation rights and restricted stock units. He will also receive a lump sum payment of $175,000 (representing estimated costs of health benefits through December 2012) and continued lifetime employee discount privileges. As disclosed in further detail below in this Proxy Statement, we have an aircraft lease agreement with a management company owned by Mr. Lester, which will continue pursuant to its current economic terms through May 2011. Under the Consulting Agreement, Mr. Lester has agreed to give us an option to purchase this aircraft at its fair market value at the time we entered into the Consulting Agreement.

Also, in conjunction with its review of fiscal 2009 performance and Mr. Lester’s contribution to the company’s performance, and as part of its consideration of executive equity grants (as further described in the Compensation Discussion and Analysis beginning on page 43), on January 25, 2010, the Compensation Committee approved an award of 249,501 restricted stock units to Mr. Lester (representing an initial value of $5,000,000, based on the closing price of our stock on the preceding business day). This award will vest upon his retirement, which is defined in the award agreement as leaving the company’s employment having attained the age of 70 with at least 10 years of service (which criteria he has met). The award contains dividend equivalent rights that are only payable on the vesting of the related restricted stock units.

Restricted Stock Unit Grants

Ms. Alber and Ms. McCollam each received a grant of 150,000 restricted stock units in fiscal 2005. Each of these executives will receive accelerated vesting of such awards in the event of a change of control. These executive officers will also have such awards vest in full upon a termination due to their death, disability or retirement after attaining age 55 and working with us for at least 10 years. These awards were granted on January 6, 2006 and modified on October 28, 2008 to remove a performance-based vesting criterion. In addition, 75,000 of each of the grants vested in fiscal 2009. Based on a stock price of $18.98, the closing price of our common stock on January 29, 2010, each of the remaining unvested portions of these awards has an estimated value of $1,423,500.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses:

•	The members and role of our Compensation Committee;

•	Our process for determining executive compensation;

•	Our executive compensation philosophy and policies;

•	Our fiscal 2009 named executive officer compensation decisions; and

•	The underlying rationale for these decisions.

Who serves on the Compensation Committee?

The Compensation Committee consisted of Adrian D.P. Bellamy, Richard T. Robertson, Anthony A. Greener and Ted W. Hall during fiscal 2009. Mr. Bellamy serves as Chairman of the Compensation Committee. The Board determined that, in fiscal 2009, each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

How many times did the Compensation Committee meet during fiscal 2009?

The Compensation Committee held a total of five meetings during fiscal 2009, none of which were telephonic meetings. The Compensation Committee met in executive session without management present at each meeting in fiscal 2009.

What is the role of the Compensation Committee with respect to executive compensation?

The Compensation Committee administers the company’s compensation programs, including compensation arrangements and equity plans. The Compensation Committee’s role is detailed in the Compensation Committee Charter, which was amended and restated by the Board on March 15, 2006. The Compensation Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit C. The Compensation Committee Charter is also available in print to any shareholder who requests it. Specifically, the Compensation Committee:

•

Reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and reviews and approves the level of compensation, including base salary, bonus, equity compensation and any other benefits or perquisites to be provided to the Chief Executive Officer based on this evaluation;

•

Reviews, makes recommendations to the Board regarding, and approves, as appropriate, compensation for named executive officers other than the Chief Executive Officer. Each of the named executive officers during fiscal 2009 is listed in the Summary Compensation Table appearing in this Proxy Statement on page 34;

•	Reviews, makes recommendations to the Board regarding, and approves, as appropriate, general compensation goals and guidelines for the company’s employees; and

•	Reviews, makes recommendations to the Board regarding, and approves, as appropriate, the compensation policy for the non-employee directors of the company.

Does the Compensation Committee delegate any of its authority?

Pursuant to its charter, the Compensation Committee may form and delegate authority to subcommittees. The Compensation Committee does not delegate any of its authority with respect to executive officers and non-employee directors of the company. However, the Compensation Committee has appointed an Incentive Award Committee consisting of two of the company’s directors, W. Howard Lester and Patrick J. Connolly. The

Compensation Committee delegated the Incentive Award Committee the ability to grant equity awards under the company’s 2001 Long-Term Incentive Plan and cash awards to those employees who are not executive officers. This delegation is reviewed annually and certain limitations (including the number of shares subject to the grants, the maximum size of cash awards and which individuals may receive grants) are placed on the Incentive Award Committee’s authority. Reports of equity and cash grants made by the Incentive Award Committee are included in the materials presented at the Compensation Committee’s regularly scheduled meetings.

Does the Board sometimes make compensation decisions regarding named executive officers?

Although the Compensation Committee has authority and responsibility to determine and approve compensation for named executive officers, there is, on rare occasion, a compensation determination that the Compensation Committee believes is most appropriate to bring to the Board. One such instance arose during fiscal 2009, in connection with discussions around Mr. Lester’s potential retirement as our Chairman and Chief Executive Officer. Mr. Lester’s service has been fundamental to the growth and success of the company since he first assumed the position of Chief Executive Officer in 1979, and the Compensation Committee believed it was necessary to secure his services as a consultant to provide assistance where he has unique experience and perspective, as further described below. For this reason, the Compensation Committee believed that it was most appropriate for the full Board to have the opportunity to review and vote on the terms of Mr. Lester’s retirement and his transition from his current role to that of a consultant and advisor. As a result, on January 25, 2010, the independent members of the Board approved the company’s entry into a Retirement and Consulting Agreement with Mr. Lester, which is discussed further below and is described in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 40.

What is management’s role in the compensation-setting process?

Although the Compensation Committee generally does not delegate any of its authority with respect to executive officers and non-employee directors of the company, management does play a significant role in the compensation-setting process for executive officers other than the Chief Executive Officer. In particular, management assists the Compensation Committee with the following:

•	Evaluating individual executive performance against established revenue and profitability targets for the fiscal year, including business unit achievement of budget targets;

•	Recommending appropriate business performance targets and objectives for the upcoming fiscal year; and

•

Recommending salary and cash bonus levels and equity awards based on performance evaluations and a review of peer group data. Management considers the respective responsibilities of the executive officers, the current combination of pay elements for each executive and whether that combination is appropriate to provide incentives to achieve the desired results for the company. Management considers the proportion of base salary to cash bonus levels and believes that a significant portion of each executive’s total cash compensation should be at risk and payable only if the company achieves certain levels of performance. In addition, management recognizes the Compensation Committee’s view that equity awards should reflect each executive’s performance for the year and align the executive’s financial reward with shareholder return. After considering these factors, management may recommend to the Compensation Committee changes in the amount and type of each element of total compensation.

Management prepares meeting information for each Compensation Committee meeting and works with the Committee Chairperson to establish meeting agendas. Materials are provided to the Compensation Committee members several days in advance of each meeting. The Compensation Committee considers, but is not bound to and does not always accept, management proposals. The Chief Executive Officer also participates in Compensation Committee meetings at the invitation of the Compensation Committee to provide:

•	Background information regarding the company’s strategic objectives;

•	Evaluations of the performance of senior executive officers; and

•	Compensation recommendations as to senior executive officers (other than the Chief Executive Officer).

At certain of these meetings, the Chief Executive Officer made recommendations with respect to the compensation arrangements for other executives and with respect to the structure and terms of those officers’ target bonuses and equity-based compensation. However, the Chief Executive Officer did not participate in the portions of the meetings during which his own compensation was considered and established.

Does the Compensation Committee have outside advisors?

The Compensation Committee charter grants the Compensation Committee the sole authority to hire outside advisors and compensation consultants. Although the company pays their fees, these advisors report directly to the Compensation Committee. Frederic W. Cook & Co., Inc., or Cook & Co., has been engaged as the independent executive compensation consulting firm to assist the Compensation Committee in discharging its responsibilities from time to time. During fiscal 2009, Cook & Co. provided the Compensation Committee with peer group proxy and other publicly disclosed data related to named executive officers and director compensation. Cook & Co. also provided certain services on behalf of the Compensation Committee primarily related to compiling market data and advice regarding general compensation trends in the retail industry and among similarly situated companies. The Compensation Committee may request that Cook & Co. attend its meetings and advise the Compensation Committee either in person or via telephone. Cook & Co. provided counsel to the Board at the January 25, 2010 Board meeting, at the request of the Board.

In fiscal 2009, Cook & Co. did not provide services to the company relating to non-executive compensation.

What is the Compensation Committee’s philosophy of executive compensation?

The Compensation Committee believes that the company’s executive compensation programs should support the company’s objective of creating value for its shareholders. Accordingly, the Compensation Committee believes that executive officers and other key employees should have a significant interest in the company’s stock performance, and compensation programs should link executive compensation to shareholder value. For this reason, the Compensation Committee strives to ensure that the company’s executive officer compensation programs are designed to enable the company to attract, retain, motivate and reward highly qualified executive officers while maintaining strong and direct links between executive pay, individual performance, the company’s financial performance and shareholder returns.

One of the ways that the Compensation Committee has sought to accomplish these goals is by making a significant portion of individual compensation directly dependent on the company’s achievement of financial goals, and by providing significant rewards for exceeding those goals. The Compensation Committee believes that strong financial performance, on a sustained basis, is an effective means of enhancing long-term shareholder return. There is no pre-established policy or target for the allocation between cash and non-cash compensation and short-term and long-term compensation. Rather, the appropriate level and mix of compensation to meet these philosophical goals is reviewed and determined on an ongoing basis, and at least annually.

How is the Compensation Committee currently implementing this philosophy given recent conditions in the retail industry?

The Compensation Committee remains committed to its pay-for-performance philosophy and for that reason, a significant portion of executive compensation is tied directly to our company’s financial and operating performance.

The Compensation Committee set performance goals at the beginning of fiscal 2009 and believed that these goals, as applicable to named executive officers’ compensation, were achievable with significant effort even given the volatile economic conditions impacting the retailing industry.

At the February 12, 2010 Compensation Committee meeting, the Compensation Committee began a review of the base salaries and bonus targets for its named executive officers. At the March 23, 2010 Compensation

Committee meeting, the Compensation Committee approved increases to the base salaries and bonus targets for its named executive officers for fiscal 2010 for the reasons discussed below.

What are the components of executive compensation?

The Compensation Committee considers three major elements in the executive compensation program:

•	Base salary;

•	Annual incentive opportunities; and

•	Long-term incentives.

The Compensation Committee believes that offering the executive team a total compensation package with a strong at-risk, pay-for-performance component helps achieve the company’s objective of creating value for its shareholders. Each of the three major elements in the executive compensation program is discussed in detail below, but in general, this means:

•	Base salaries are competitive with comparable public retail companies with respect to similar positions, to create an incentive for executives to join and remain with the company;

•

Annual incentive opportunities are based principally on the company’s overall corporate performance and the executive’s attainment of individual goals. This results in the company’s strongest performers receiving greater compensatory rewards and lesser performers receiving lower compensatory rewards. We believe the structure of our annual incentive opportunities fosters a performance-driven, pay-for-performance culture; and

•

Long-term incentives, such as equity compensation awards, are structured to encourage our executive team to work toward long-term sustained growth and success from the perspective of owners of the company, to reward executives and other key employees for maximizing long-term shareholder value and to provide incentives to remain with the company.

The named executive officers also receive certain retirement and other benefits, as well as perquisites and other personal benefits as described below. We consider these perquisites, described below, in addition to the major elements of compensation, in determining if total compensation is reasonable and not excessive.

Does the Compensation Committee compare the company’s compensation practices to those of other companies?

Yes, the Compensation Committee compares the company’s compensation practices to those of certain other companies within the retail industry. The compensation practices of other companies within the retail industry are relevant to establishing the company’s compensation programs and executive compensation for each year so that we can attract and retain qualified executive and managerial talent in a competitive marketplace.

The Compensation Committee strives to ensure that the company’s total compensation packages and executive compensation are aligned with market pay levels and practices. In order to achieve such goals, the Compensation Committee takes into account the relationships among base salary, short-term incentive compensation and long-term equity compensation at other companies considered to be comparable each year, collectively referred to as “comparable companies” or our “proxy peer group.”

Our proxy peer group consists of other retail companies that are comparable to our company in one or more significant ways: they may be specialty retailers, they may be of similar revenue size and market-capitalization value, or they may compete with us for executive talent in our geographic markets. Historically, the comparable group of companies has not changed significantly. For fiscal 2009, the group of comparable companies consisted of 15 public companies: Abercrombie & Fitch, American Eagle Outfitters, AnnTaylor Stores, Barnes & Noble, Bed Bath & Beyond, Foot Locker, The Gap, Gymboree, Limited Brands, Men’s Wearhouse, Nordstrom, Pier 1 Imports, Ross Stores, Saks and Tiffany & Co.

This fiscal 2009 proxy peer group was determined by the Compensation Committee considering the following criteria, which reflected the company’s profile at that time:

1.	Company Classification in the Global Sub-Industry Classification System (GICS) in one of the following:

•	Home Furnishing Retail

•	Apparel Retail

•	Department Stores

2.	Revenues between $1 billion and $12 billion

3.	Market capitalization greater than $1 billion

4.	More than 15,000 employees

Additionally, other major specialty retailers in geographic proximity to the San Francisco Bay Area were considered for inclusion in the proxy peer group.

By utilizing the criteria described above, the Compensation Committee eliminated seven companies and added three companies to the proxy peer group for fiscal 2009.

The eliminated companies and the reason(s) for elimination are below:

Company	Reason(s) for Elimination
Borders Group	Market capitalization too low
Cost Plus	Market capitalization too low
Ethan Allen Interiors	Not within defined GICS sub-industries; revenue too low; market capitalization too low
Office Depot	Not within defined GICS sub-industries; revenue too high
PetSmart	Not within defined GICS sub-industries
Starbucks	Not within defined GICS sub-industries
Talbots	Market capitalization too low

The companies added for fiscal 2009 and the reason(s) for inclusion are below:

Company	Reason(s) for Inclusion
Foot Locker	Within defined GICS sub-industry, revenue, market capitalization and employee size
Gymboree	Within defined GICS sub-industry; San Francisco Bay Area specialty retailer
Saks	Within defined GICS sub-industry, revenue, market capitalization and employee size

The following table, which is based on publicly available information as of March 29, 2010 as provided by Cook & Co., provides a financial overview of the comparable companies to illustrate their revenues, income and market capitalization as a group relative to the company. The Compensation Committee may review additional benchmarking surveys and proxy data providing summarized data levels of base salary, target annual cash incentives, and equity-based and other long-term incentives to assess market competitiveness of our compensation programs for our named executive officers.

	Annual Net Revenue (in millions)	Annual Net Income (in millions)	Market Capitalization (in millions) (as of 1/29/10)
75th Percentile	$7,346	$442	$5,910
Average	$4,927	$239	$4,081
Median	$2,991	$102	$2,775
25th Percentile	$2,271	$34	$1,041
Williams-Sonoma, Inc.	$3,103	$77	$2,015

The Compensation Committee did not change the proxy peer group for fiscal 2010.

How are base salaries determined?

Base salaries are paid to provide executives and other employees with a minimum fixed level of cash compensation each year. The Compensation Committee believes that executive officers’ base salaries must be sufficiently competitive to attract and retain key executives, and believes targeting base salaries at or near the median among the proxy peer group is generally appropriate to meet these objectives. Accordingly, base pay and annual increases are determined by analyzing each individual’s salary and total target compensation relative to total salary and target compensation for similar positions at comparable companies and through a subjective recommendation made by the Chief Executive Officer based on each executive’s experience and past and anticipated contributions to the company’s success. In determining executive base salaries, the Compensation Committee also considers overall company performance and performance relative to peer companies generally and the home furnishings industry specifically.

The Compensation Committee reviews the base salaries of its named executive officers against, and sets the base salaries of its named executive officers relative to, the salaries of the executives in its proxy peer group. For fiscal 2009, this review occurred in March 2009. No changes were made at that time. The Compensation Committee did not increase base salaries for fiscal 2009 because it determined that the named executive officers’ base salary levels were appropriate given both current market conditions and the company’s overall financial position. Mr. Harvey was not a named executive officer at the time this review occurred in March 2009. His base salary also did not increase for fiscal 2009, and was set by the Chief Executive Officer based on the same criteria applicable to the other named executive officers.

At the February 12, 2010 meeting, the Compensation Committee began a review of the base salaries of its named executive officers and considered increases to the base salaries in the amounts and for the reasons discussed below.

At the beginning of fiscal 2010, the Chief Executive Officer reviewed the performance of the named executive officers, assessing individual and business unit performance against the expectations set at the beginning of fiscal 2009. The Chief Executive Officer also reviewed proxy peer group data provided by Cook & Co. on behalf of the Compensation Committee and additional market survey data provided to management by the Hay Group, Hewitt Consultants and Towers Perrin, which was reviewed on behalf of the Compensation Committee by Cook & Co. At the time, fiscal 2009 peer group data had not yet been reported so the review was based on fiscal 2008 information. The Chief Executive Officer believed that the named executive officers were performing very well, and that the company’s positive results were directly related to the efforts of his executive team. He believed that their adherence to and execution of the strategic initiatives set out in fiscal 2009 led to the company’s ability to gain market share and increased earnings over initial estimates for each quarter.

After a review of the base salaries of the named executive officers relative to proxy peer group and market survey data, the Chief Executive Officer proposed changes to the base salaries of all of the named executive officers, along with increases to their respective bonus targets. The Chief Executive Officer proposed these changes so that the base salaries and bonus targets of the named executive officers would bring the executives to at or above the 50th percentile for target total cash compensation compared to the company’s proxy peer group. These changes were informed by the impending changes to the executive management team, including Ms. Alber’s anticipated appointment as the company’s Chief Executive Officer (discussed below).

Following the Chief Executive Officer’s recommendations, the Compensation Committee approved the following changes to the base salaries of the named executive officers (other than the Chief Executive Officer) for fiscal 2010 at the Compensation Committee meeting held on March 23, 2010:

Named Executive Officer	Fiscal 2009 Base Salary	Fiscal 2010 Base Salary
Laura J. Alber	$800,000	$975,000
Sharon L. McCollam	$725,000	$850,000
Patrick J. Connolly	$570,000	$581,400
Richard Harvey	$525,000	$600,000

Were annual incentive bonuses awarded to named executive officers for fiscal 2009?

Yes. Annual incentive bonuses were awarded to our named executive officers, other than Mr. Harvey, for fiscal 2009 under the company’s 2001 Incentive Bonus Plan (the “Bonus Plan”). Mr. Harvey was not eligible to participate in the Bonus Plan for fiscal 2009 because he did not meet the eligibility criteria at the beginning of the fiscal 2009 performance award period. Instead, Mr. Harvey participated in, and his fiscal 2009 annual incentive bonus was granted under, the company’s FY2009 Management Bonus Plan (the “Management Bonus Plan”).

How are the parameters for annual incentive bonuses determined under the Bonus Plan?

Annual incentives are set based on a variety of factors tailored to assist the company in driving financial and operating performance as well as retention.

The company promotes strong performance by rewarding executive officers, including the named executive officers, for achieving specific performance objectives with an annual cash bonus paid through the Bonus Plan or, in some cases, through discretionary bonuses outside of the Bonus Plan. The company pays bonuses under the Bonus Plan only when the company meets or exceeds specific objectives and goals established by the Compensation Committee.

The shareholder-approved Bonus Plan is intended to qualify annual incentives as deductible performance-based compensation under Internal Revenue Code Section 162(m), which otherwise restricts our ability to deduct executive compensation in excess of $1,000,000 per executive per year. In accordance with Internal Revenue Code rules, the Bonus Plan payout criteria are specified by the Compensation Committee in the first quarter of each fiscal year. For fiscal 2009, the Bonus Plan limited the maximum payout to each executive to three times the executive’s base salary as of February 2, 2009, the first day of the performance period. The Compensation Committee has historically set target incentive levels (“target bonuses”) for each executive below this level.

Under the Bonus Plan, the Compensation Committee generally sets a primary, critical performance goal. If this goal is not met, no bonuses are payable under the Bonus Plan. If this performance goal is met, maximum bonuses become available under the Bonus Plan for each named executive officer. For fiscal 2009, the Compensation Committee established the primary performance goal for the Bonus Plan as positive net cash provided by operating activities (excluding extraordinary non-recurring cash charges) as provided on the company’s consolidated statements of cash flows. The Compensation Committee felt this goal was appropriate for the reasons discussed below. Although maximum bonuses would be available if this goal was met, the Compensation Committee did not expect to pay maximum bonuses or even target bonuses if only this goal was met. The Compensation Committee is permitted, and fully expected, to apply negative discretion in determining the actual amount, if any, to be paid to any named executive officer.

Why did the Compensation Committee choose positive net cash provided by operating activities as the primary performance goal under the Bonus Plan?

The Compensation Committee chose positive net cash flow provided by operating activities as the primary performance goal for fiscal 2009 because it believed that maintaining strong positive net cash flow was critical to the success of the company in fiscal 2009. The achievability of the goal was deemed substantially uncertain for purposes of Internal Revenue Code Section 162(m) because it was based on positive net cash flow. When the positive net cash objective for fiscal 2009 was first established, it was thought to be reasonably attainable based upon the company’s historic and expected levels of net cash flow.

How does the Compensation Committee apply negative discretion under the Bonus Plan?

If the primary performance goal is achieved, then the Compensation Committee decides if (and how) to apply its negative discretion to reduce bonuses from the maximum available under the Bonus Plan. In doing so, the Compensation Committee evaluates company performance against the business plan approved by the Board in the first fiscal quarter and individual performance. The Compensation Committee also establishes secondary performance goals to assist in guiding its use of negative discretion, which, if achieved at target levels, are expected to result in payment of target bonuses. For fiscal 2009, this secondary goal was an earnings per share target of $0.19 (excluding extraordinary non-recurring charges), which would impact the level of funding of the company-wide bonus pool for fiscal 2009 under the Management Bonus Plan. This secondary goal was achieved for fiscal 2009. The Compensation Committee expected to pay bonuses at target levels only if the secondary goal was fully met. The Compensation Committee may deviate from the guidelines, but may never increase bonuses under the Bonus Plan above the maximum payout amounts that become available as a result of the achievement of the primary performance goal.

Individual performance (for positions other than his own) is assessed by the Chief Executive Officer and takes into account achievement of individual goals and objectives. Achievement of objectives that increase shareholder return or that are determined by the Chief Executive Officer (for positions other than his own) to significantly impact future shareholder return are significant factors in the Chief Executive Officer’s subjective performance assessment. The Chief Executive Officer believed that his well-tenured team performed at a very high level, and, to reward this achievement, recommended bonus awards commensurate with the results achieved.

The Compensation Committee believes that achieving individual goals and objectives is important to the overall success of the company and will adjust bonuses paid to reflect performance in these areas. For example, if the company or the executive officer fails to fully meet some or all of the company or individual objectives, the award may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be subject to less or no reduction.

In determining final bonus amounts, if any, the Compensation Committee verifies the company’s actual performance for each performance period, reviews management’s recommendation for the resulting aggregate bonus awards and approves an aggregate award amount. The Compensation Committee also reviews and approves the individual bonuses payable, if any, to each of the company’s executive officers under the Bonus Plan. The Compensation Committee decides the bonus amount, if any, for the Chief Executive Officer in an executive session.

Why did the Compensation Committee choose earnings per share as the secondary performance goal under the Bonus Plan?

The Compensation Committee chose earnings per share as the secondary performance goal because it believes that earnings per share is a significant measure of performance and is the measure most closely aligned to long-term shareholder value.

How were the parameters for annual incentive bonuses and actual bonus amounts determined under the Management Bonus Plan for fiscal 2009?

As noted above, Mr. Harvey’s bonus was determined under the Management Bonus Plan. Similar to the Bonus Plan, annual incentives under the Management Bonus Plan are set based on a variety of factors tailored to assist the company in driving performance as well as retention. The company promotes strong performance by rewarding its employees, other than its executive officers as of the start of the fiscal year, for achieving specific performance objectives with an annual cash bonus paid through the Management Bonus Plan. In some cases, strong performance is rewarded through discretionary bonuses granted outside of the Management Bonus Plan.

The Management Bonus Plan provides funding for company-wide bonuses, including bonuses payable under the Bonus Plan. The Management Bonus Plan is funded only when the company meets or exceeds a specific objective. For fiscal 2009, the Compensation Committee determined that funding of the Management Bonus Plan would depend on the level of company earnings per share (excluding extraordinary non-recurring charges), and would be funded at minimum levels only if a minimum threshold of earnings per share of $0.04 (excluding extraordinary non-recurring charges) was achieved, and funding at maximum levels if earnings per share of $0.39 (excluding extraordinary non-recurring charges) was achieved. Under this determination, the Management Bonus Plan would be funded so as to be able to pay bonuses at 100% of target levels if the company achieved earnings per share of $0.19 (excluding extraordinary non-recurring charges), and at lower or higher than target levels if funding was below or above earnings per share of $0.19 (excluding extraordinary non-recurring charges). The Compensation Committee retains discretion regarding whether to fund the bonus pool and may increase or decrease actual bonuses paid under the Management Bonus Plan. Based upon the company’s performance, the Compensation Committee funded the bonus pool at the maximum level for fiscal 2009 performance and did not use discretion to alter the bonus pool funding level.

Mr. Harvey was a named executive officer at the end of fiscal 2009. Therefore, Mr. Harvey’s performance was assessed by the Chief Executive Officer in the same manner as the assessment for the other named executive officers, taking into account the achievement of Mr. Harvey’s individual goals and objectives. Achievement of objectives that increase shareholder return or that are determined by the Chief Executive Officer to significantly impact future shareholder return are significant factors in the Chief Executive Officer’s subjective performance assessment. The Chief Executive Officer believed that Mr. Harvey performed at a very high level, and, to reward this achievement, recommended a bonus award commensurate with the results achieved.

The Compensation Committee believes that achieving individual goals and objectives is important to the overall success of the company and will adjust bonuses to reflect performance in these areas. For example, if the company or the individual fails to fully meet some or all of the company or individual objectives, the award may be significantly reduced or even eliminated. Conversely, if the objectives are surpassed, awards under the Management Bonus Plan may be increased or subject to less or no reduction.

In determining final bonus amounts for Mr. Harvey for fiscal 2009, the Compensation Committee verified the company’s actual performance for fiscal 2009, reviewed management’s recommendation for the resulting aggregate funding levels for the Management Bonus Plan and approved an aggregate award amount under the Management Bonus Plan. The Compensation Committee also reviewed and approved the individual bonus payable to Mr. Harvey under the Management Bonus Plan.

What is the primary performance goal for fiscal 2010?

The primary performance goal for fiscal 2010 under the Bonus Plan relates to an earnings goal. Even in difficult and challenging economic times, the Compensation Committee believes that earnings remain a key indicator of overall performance. The Compensation Committee also set supplemental performance goals to guide its use of negative discretion.

What were the target bonus amounts established for fiscal 2009 and fiscal 2010?

At its March 18, 2009 meeting, the Compensation Committee established the incentive targets under the Bonus Plan for each named executive officer for fiscal 2009, other than with respect to Mr. Harvey, who was not a named executive officer at that time and was not eligible to participate in the Bonus Plan. The target bonuses under the Bonus Plan were set after a review of the respective responsibilities of the named executive officers, the bonus targets set by our comparable companies, the current combinations of pay elements for each named executive officer and whether such combinations were appropriate to provide incentives for achievement of desired results for the company. The target bonus for Mr. Harvey for fiscal 2009 under the Management Bonus Plan was set by the Chief Executive Officer after a similar review of these considerations. In light of the market data and expected continued weakness of the retail industry, the Compensation Committee (and with respect to Mr. Harvey’s target bonus, the Chief Executive Officer) did not raise target bonuses as a percentage of base salaries for the named executive officers over the levels that had been in effect for fiscal 2008.

The base salary, together with the target bonus (together, “target total cash compensation”), for the named executive officers for fiscal 2009, was relatively close to the 50th percentile of target total cash compensation for similarly situated executive officers at comparable companies. This reflects the company’s pay-for-performance philosophy and its belief that total target cash compensation remain around the 50th percentile for similarly situated executive officers at comparable companies.

In February and March of 2010, a similar process was undertaken by the Compensation Committee to establish fiscal 2010 target bonuses for all of the named executive officers, including the target bonus for the future Chief Executive Officer. After considering market data for comparable companies and a review of the respective responsibilities of the named executive officers, the current combinations of pay elements for each named executive officer and whether such combinations were appropriate to create incentives to achieve desired results for the company, the Compensation Committee determined that target bonuses as a percentage of base salary should be increased for the named executive officers, including our anticipated Chief Executive Officer, Laura J. Alber, in fiscal 2010.

The increases in base salaries as well as increases in the target bonus levels result in target total cash compensation for fiscal 2010 increasing from around the 50th percentile to between the 50th percentile and the 75th percentiles for similarly situated executive officers at comparable companies, except for Ms. McCollam, whose target total cash compensation exceeds the 75th percentile due to her continued strong performance and her significant and critical responsibilities. The Compensation Committee believes that delivering a greater percentage of total cash compensation through incentive compensation reinforces the companies pay for performance strategy and aligns executive pay with shareholder interests.

The target bonuses under the Bonus Plan for fiscal 2009 (and under the Management Bonus Plan for Mr. Harvey’s fiscal 2009 target bonus) and under the Bonus Plan for fiscal 2010 are listed below for each named executive officer:

Named Executive Officer	Fiscal 2009 Target Bonus (as a Percentage of Base Salary)	Fiscal 2010 Target Bonus (as a Percentage of Base Salary)
W. Howard Lester	100%	N/A
Sharon L. McCollam	50%	125%
Laura J. Alber	50%	150%
Patrick J. Connolly	50%	75%
Richard Harvey	50%	75%

Under the shareholder-approved Bonus Plan, no amounts were payable for fiscal 2009 unless the primary performance goal was achieved. During fiscal 2009, the company saw improvements in sales and earnings and did achieve the primary performance goal of positive net cash provided by operating activities.

As the Compensation Committee certified that the Bonus Plan’s fiscal 2009 primary performance goal was achieved, it had discretion to award bonuses to the named executive officers (other than Mr. Harvey) under the plan in amounts up to three times each executive’s base salary as of the beginning of the fiscal year. The Compensation Committee also determined that the earnings per share goal was met so as to permit funding at maximum target funding levels under the Management Bonus Plan and had discretion to award Mr. Harvey a bonus under the plan that was higher than his allocated portion of such bonus pool.

In making its decision regarding bonuses, the Compensation Committee evaluated company performance and the individual performance of the named executive officers. The Chief Executive Officer made recommendations to the Compensation Committee based on his subjective assessment of each executive’s performance relative to their roles and areas of responsibility. The Compensation Committee discussed the Chief Executive Officer’s recommendations at the meeting and concurred that the results for fiscal 2009 were significantly better than expected. The Compensation Committee used its negative discretion to award bonuses under the Bonus Plan that were less than the maximum potential payout and awarded the named executive officers bonuses as described below. The Compensation Committee also used its discretion under the Management Bonus Plan to award Mr. Harvey a bonus greater than his allocation of the funded bonus pool. This increased bonus for Mr. Harvey was awarded as a result of Mr. Harvey’s efforts and leadership that helped lead to the company’s positive results for fiscal 2009. The actual fiscal 2009 bonus amounts awarded to the named executive officers were:

Named Executive Officer	Fiscal 2009 Bonus Amount	Fiscal 2009 Bonus (as a Percentage of Base Salary)
W. Howard Lester	$2,000,000	205%
Sharon McCollam	$1,500,000	207%
Laura J. Alber	$1,500,000	188%
Patrick J. Connolly	$500,000	88%
Richard Harvey	$600,000	114%

The Compensation Committee determined that the bonus amounts were appropriate given their strong performance and also given that the named executive officers received no long-term incentive compensation in fiscal 2009 (with the exception of the exchanged awards for Mr. Harvey and the January 2010 award to Mr. Lester, each as described below) resulting in total direct compensation below the 50th percentile for fiscal 2009 for the named executive officers other than Mr. Lester. See the section below titled “How is the Chief Executive Officer compensated?” for further discussion of Mr. Lester’s compensation for fiscal 2009.

How is long-term incentive compensation determined in general?

The third primary component of the company’s executive compensation program consists of long-term equity compensation awards. The Compensation Committee continues to believe that equity compensation awards are important for motivating executive officers and other employees to increase shareholder value over the long term.

The equity awards granted to named executive officers are designed to be competitive with those offered by comparable companies for each named executive officer’s job level, e.g., between the 50th and 75th percentile of our comparable companies, to reflect the Chief Executive Officer and Compensation Committee’s assessment of such executive’s on-going contributions to the company, to create an incentive for such executives to remain with the company, and to provide a long-term incentive to help the company achieve its financial and strategic objectives.

Historically, the Compensation Committee has granted restricted stock units and stock-settled stock appreciation rights to its named executive officers. The Compensation Committee believes restricted stock units are effective for retention and also result in less dilution than options and stock-settled stock appreciation rights. At the same time, the Compensation Committee believes that stock-settled stock appreciation rights provide valuable incentives to increase shareholder value.

In determining the type and number of equity awards granted to an individual executive, the Compensation Committee considered such factors as:

•	The individual’s performance and contribution to the profitability of the company;

•	The type and number of awards previously granted to an individual;

•	An individual’s outstanding awards;

•	The vesting schedule of the individual’s outstanding awards;

•	The relative value of awards offered by comparable companies to executives in comparable positions to fairly benchmark awards of different sizes and equity instruments;

•	Internal equitability between positions within the company; and

•	Additional factors, including succession planning and retention of the company’s high-level potential executives.

The Compensation Committee believes that each of these factors influences the type and number of shares appropriate for each individual and that no one factor is determinative.

In determining whether to make restricted stock unit and stock-settled stock appreciation right grants for named executive officers, the Compensation Committee took into account the Chief Executive Officer’s assessment of the performance of the company and the adequacy of compensation levels of named executive officers.

What equity grants were made in fiscal 2009?

As the result of the above-described recommendation, no restricted stock units or stock-settled stock appreciation rights were granted to named executive officers in fiscal 2009, except as described below.

On January 25, 2010, the Compensation Committee approved an award to Mr. Lester of 249,501 restricted stock units as shown in the “Grants of Plan-Based Awards” table on page 36 and the tables below. The award will vest upon his retirement from the company, which is defined as his leaving the company’s employment at age 70 or later, with at least ten years of service. Mr. Lester, who has been with the company for more than 30 years, is expected to retire in May 26, 2010, the date of the Annual Meeting. The Compensation Committee determined that this award of restricted stock units is appropriate given the company’s fiscal 2009 performance (including three consecutive quarters of better than expected results, a $206 million increase in the company’s cash balance versus last year, and a marked increase in fiscal 2009 holiday revenues).

In approving this grant, the Compensation Committee also considered the amounts and terms of equity grants that it expected it would make to other named executive officers early in fiscal 2010 and advice from Cook & Co. The Compensation Committee determined that it was best to make the grant to Mr. Lester earlier than the other executive grants in order to complete all expected actions with respect to Mr. Lester’s compensation and anticipated departure prior to approving the Consulting Agreement (other than his cash performance bonus for fiscal 2009, which was not finalized until final financial results were confirmed).

What equity grants have been made in fiscal 2010?

At its March 2010 meeting, the Compensation Committee approved equity grants to the named executive officers consisting of restricted stock units and stock-settled stock appreciation rights. In determining the number and type of equity grants to be made to the named executive officers, the Compensation Committee considered both the retention value of granting restricted stock units that provide named executive officers with immediate value because they have no purchase price (but are subject to vesting) and the benefits to our shareholders of granting stock-settled stock appreciation rights with value that is tied to sustained long-term stock price performance. The Compensation Committee continued to target a range between the 50th and 75th percentile of our comparable companies and relied on other factors as discussed above when determining the size of the equity grants. In addition, when determining the size of the equity awards granted to Ms. Alber and Ms. McCollam, the Compensation Committee took into account Ms. Alber’s and Ms. McCollam’s anticipated increased roles and responsibilities with the company following Mr. Lester’s anticipated retirement from the company (discussed in further detail below).

The equity grants approved at the March 2010 meeting are as follows:

Named Executive Officer	Number of Restricted Stock Units	Number of Stock- Settled Stock Appreciation Rights
Laura Alber	280,000	200,000
Sharon McCollam	210,000	150,000
Pat Connolly	11,250	9,375
Richard Harvey	25,000	0

The restricted stock units granted to the named executive officers (including those granted to Ms. Alber and Ms. McCollam) vest on the fourth anniversary of the award’s grant date, subject to the company achieving positive net cash provided by operating activities in fiscal 2010 and the named executive officer’s continued service to the company through such date. The stock-settled stock appreciation rights granted to the named executive officers (including those granted to Ms. Alber and Ms. McCollam) vest in equal annual installments over the four year period from the date of grant, subject to the named executive officer’s continued service with the company.

What other changes did the company make to equity grants?

The company has added an acceleration feature to grants of stock-settled stock appreciation rights and restricted stock units made to its employees, including its named executive officers, to provide for the full acceleration of vesting of such awards in the event of a qualifying retirement, which is defined as leaving the company’s employment at age 70 or later, with at least fifteen years of service.

When are equity awards made to executive officers?

In general, equity awards to executive officers are only approved at scheduled Compensation Committee meetings. Executives do not have any role in selecting the grant date of equity awards. The grant date of equity awards is generally the date of the approval of the award, and the exercise price of stock options or stock-settled stock appreciation rights is always the closing price of the company’s common stock on the trading day prior to the grant date. In general, equity awards to named executive officers are made during the Compensation Committee’s March meeting in which the Compensation Committee reviews company performance over the past fiscal year and determines base salaries and bonuses for named executive officers. The Compensation Committee also makes equity awards at other times during the year in connection with promotions, assumptions of additional responsibilities and other considerations, such as special retention or incentive concerns. The restricted stock unit award granted to Mr. Lester (as discussed above) was made by the Compensation Committee at a special January 2010 meeting for the reasons described above. Grants made by the Incentive Award Committee are made in the first week of each open trading window on an as-needed basis. The Compensation Committee does not time equity grants to take advantage of anticipated or actual changes in the price of our common stock prior to or following the release of material information regarding the company.

Did any of the named executive officers participate in the recent stock option exchange offer?

On March 16, 2009, the company commenced an exchange offer whereby active employees other than our named executive officers could elect to exchange some or all of their outstanding options and stock-settled stock appreciation rights with an exercise price greater than $27.72 per share for new restricted stock units. However, because Richard Harvey was not a named executive officer at the time the exchange program began, he was eligible to participate in the exchange, and Mr. Harvey elected to participate in the exchange program. See the “Grants of Plan-Based Awards” table on page 36 for further discussion about the awards granted to Mr. Harvey in connection with the exchange program.

Does the company have a stock ownership policy for its executive officers?

We do not currently have a stock ownership policy for our executive officers. However, all of our named executive officers own shares of the company’s common stock or vested, but unexercised, equity awards.

Does the company have a policy regarding recovery of past awards or payments in the event of a financial restatement?

Although we do not currently have a formal policy regarding recovery of past awards or payments in the event of a financial restatement, we support the review of performance-based compensation following a restatement that impacts the achievement of performance targets relating to that compensation, followed by appropriate action. These actions may include recoupment of cash or other incentives, as well as employment actions including termination.

How is the Chief Executive Officer compensated?

Mr. Lester’s fiscal 2009 compensation package was based on:

•	A review of the compensation paid to chief executive officers of comparable companies (based on the process described above);

•	Company performance; and

•	Our general compensation philosophy as described above.

The Compensation Committee reviewed Mr. Lester’s fiscal 2009 base salary at its meeting in March 2009. Although the Compensation Committee was satisfied with Mr. Lester’s performance, the company’s overall results had not met expectations. After a discussion and a review of Mr. Lester’s total compensation and that of other Chief Executive Officers in our proxy peer group, the Compensation Committee determined that Mr. Lester’s base salary was approximately at the median base salary level for the proxy peer group and made no adjustment to Mr. Lester’s base salary for fiscal 2009.

At its March 23, 2010 meeting, the Compensation Committee discussed bonuses for fiscal 2009. During that meeting, the Compensation Committee met in executive session to discuss Mr. Lester’s performance for fiscal 2009. Mr. Lester’s performance was assessed against objectives delivered to the Board of Directors at the beginning of fiscal 2009. The objectives against which Mr. Lester’s performance was judged included: the development and execution of a succession plan; his successful management of the company and its financial performance, particularly in light of the improvements in retail operations; the advancement of the company’s international strategies; and the strategic expansion of the company’s e-commerce capabilities. Using the same analysis of business conditions and review process of company and individual performance that it applied to the other named executives, the Compensation Committee determined that Mr. Lester’s performance was strong in this challenging economic period, and that he would receive a bonus under the Bonus Plan in the amount of $2,000,000 for fiscal 2009.

Mr. Lester also makes personal use of our corporate aircraft as described in the “Other Annual Compensation from Summary Compensation” table on page 35.

On January 25, 2010, the company and Mr. Lester entered into a Retirement and Consulting Agreement (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Mr. Lester will retire as the company’s Chairman and Chief Executive Officer and as a member of the Board on the date of the company’s 2010 shareholder’s meeting. Mr. Lester will provide consulting and advisory services to the company so as to assist in the transition of the new Chief Executive Officer and, following his retirement, Mr. Lester will have the title of Chairman Emeritus. In approving this agreement, the Compensation Committee and the independent members of the Board considered the value of the services that Mr. Lester is expected to provide during the consulting period and the fact that his more than 30 years of experience with our company enables him to provide us with unique services for which we believe the compensation under the Consulting Agreement is appropriate. For example, we believe that Mr. Lester will be able to provide valuable and unique services in negotiating and working with major real estate lessors, particularly since a significant number of our real estate leases are scheduled to expire in the next two years. The Consulting Agreement provides that his services will include the following, at the request of the company:

•	participation in the ongoing review of the store real estate strategy;

•	assistance in negotiations with major real estate lessors, such as Simon, General Growth and Westfield;

•	consulting on seasonal assortments, store design and seasonal layouts;

•	commenting on the company’s monthly financial performance;

•	assistance in the outreach to selected major shareholders;

•	upon request, participating in the mentoring of the executive team and providing advice and guidance to our non-executive Chairman; and

•	as Chairman Emeritus, serving as a cultural symbol within the company and the vendor community.

In addition, Mr. Lester will receive benefits in connection with his retirement, which are described under “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 40 and were approved in recognition of his retirement and his significant contributions to the company.

Mr. Lester will continue to provide consulting services from his retirement through December 2012 as described above. As compensation for his services to the company, he will receive an annual fee of $500,000, plus a one-time grant of 125,000 restricted stock units, and a cash payment representing the value of 125,000 restricted stock units, each of which will vest monthly over the consulting period. Mr. Lester will receive a lump sum payment of $175,000 (which represents the estimated costs of health benefits through December 2012) and continued lifetime employee discount privileges. The company has an aircraft lease agreement with a management company owned by Mr. Lester, and the company agreed to continue the agreement on its current economic terms through May 2011. Under the Consulting Agreement, Mr. Lester has agreed to give the company an option to purchase this aircraft at its estimated fair market value at the time we entered into the Consulting Agreement.

What leadership changes occurred in fiscal 2009?

On June 16, 2009, David DeMattei notified the company of his resignation, effective on or about August 1, 2009. Mr. DeMattei did not receive any severance from the company. Mr. DeMattei had served as the Group President of the company’s Williams-Sonoma, Williams-Sonoma Home and West Elm brands. The company made some adjustments in management team responsibilities to account for Mr. DeMattei’s departure, but has not appointed any one person to assume his former position.

What leadership changes will occur in fiscal 2010?

Upon Mr. Lester’s retirement, the company intends to appoint Laura J. Alber as the company’s Chief Executive Officer and include her as a nominee to the Board at the 2010 Annual Meeting of Shareholders. The company is also re-nominating Patrick J. Connolly, Director and Executive Vice President, Chief Marketing Officer, and nominating Sharon L. McCollam, Executive Vice President, Chief Operating and Chief Financial Officer, to the Board at the 2010 Annual Meeting of Shareholders.

Are there any other benefits considerations?

The company believes that benefits should provide our employees with protection and security through health and welfare, retirement, disability insurance and life insurance programs. The named executive officers do not, in general, receive benefits in excess of those provided to other employees. However, the Compensation Committee may recommend additional benefits for certain individuals from time to time if the Compensation Committee determines that the category and amount of such benefits are reasonable and necessary to provide additional incentives to attract or retain key executives.

Do the named executive officers have change of control arrangements?

The named executive officers who received restricted stock unit grants on January 6, 2006, Ms. Alber and Ms. McCollam, will receive accelerated vesting of such awards currently outstanding in the event of a change of control pursuant to the terms of the grant. The Compensation Committee believes these arrangements are necessary to ensure that our named executive officers are focused on the company’s goals and objectives, as well as the best interests of shareholders, rather than potential personal economic exposure under these particular circumstances. Additionally, the Compensation Committee believes that these agreements will provide a smooth transition should the company undergo such an event. Otherwise, the executive officers do not have arrangements that provide them with specific benefits upon or following a change of control.

In addition, none of the executive officers is guaranteed any type of golden parachute excise tax gross-up. Our equity compensation plans do not otherwise provide for automatic vesting acceleration upon or following a change of control. We have considered the total potential cost of the change of control protection afforded to our executive officers and have determined that it is reasonable and not excessive given the importance of the objectives described above.

Do our executive officers have severance protection?

As noted in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 40, if either Laura J. Alber, President, or Sharon L. McCollam, Executive Vice President, Chief Operating and Chief Financial Officer, is terminated without cause or voluntarily terminates her employment for good reason, she will be entitled to certain severance benefits. The Compensation Committee believes these arrangements are necessary to ensure that these two senior executives are focused on the company’s goals and objectives, as well as the best interests of shareholders, rather than potential personal economic exposure under these particular circumstances.

In addition, the restricted stock units currently outstanding that were granted to Ms. Alber, Mr. Harvey and Ms. McCollam in January 2006 vest in full upon a termination due to the death, permanent disability or retirement of such named executive officers after attaining age 55 and working with the company or the company’s subsidiaries for at least 10 years. The Compensation Committee believes these conditions to be prevalent in the retention award agreements of similarly situated executives.

Mr. Lester’s retirement arrangements are described above in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 40.

Otherwise, the named executive officers do not have arrangements that provide them with specific benefits upon their termination. The Compensation Committee has considered the total potential cost of the severance benefits to the executive officers and determined them to be reasonable and not excessive.

Do we provide perquisites to the executive officers?

The company provides executive officers, including the named executive officers, with perquisites and other personal benefits that the company and the Compensation Committee believe are reasonable and enable the company to attract and retain superior employees for key positions. The company provides certain perquisites to its named executive officers, including premiums for term life insurance in excess of $50,000, a matching contribution for investments in our 401(k) plan and a $500 monthly car allowance. Some of these perquisites are also provided to other employees. In addition, Mr. Lester occasionally makes personal use of the corporate aircraft. The value of all of these benefits to each of the named executive officers is detailed in the “Other Annual Compensation from Summary Compensation” table on page 35. The Compensation Committee believes these perquisites to be customary for comparable professionals in our industry with comparable management and retail industry experience. There are no tax gross-ups to named executive officers on any imputed income relating to any benefits or perquisites.

The named executive officers who contribute to our 401(k) plan receive matching contributions from the company up to a maximum of $6,125 (in fiscal 2009), as do all participating employees earning over $245,000. The named executive officers may also defer salary and short term incentive amounts into a nonqualified deferred compensation plan. There is no company contribution to the nonqualified deferred compensation plan; the executives are offered only the opportunity to delay tax inclusion from one year to another. The company suspended deferrals into the nonqualified deferred compensation plan for all associates beginning in January 2010 and will continue to evaluate the benefit program in the future to ensure that it is providing the best value to associates and the company.

How does the Compensation Committee address Internal Revenue Code Section 162(m)?

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted under it by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1,000,000 in a year. The regulations exclude from this limit various forms of performance-based compensation, stock-settled stock appreciation rights and stock options, provided certain requirements, such as shareholder approval, are satisfied. The company believes that awards granted under the company’s equity incentive plans qualify as performance-based compensation and can therefore be excluded from the $1,000,000 limit, with the exception of restricted stock units that vest solely based on continued service. The company believes that bonuses awarded to date under the Bonus Plan also qualify as performance-based compensation and are excluded from calculating the limit. Certain bonus amounts that were paid to Mr. Harvey under the Management Bonus Plan will not be deductible to the company, as that plan was not established in a manner that permits bonuses to qualify as performance-based compensation for Section 162(m) purposes. While the Compensation Committee cannot predict how the deductibility limit may impact its compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

COMMITTEE REPORTS

The sections indicated below by an asterisk (*) shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate them by reference into such filing.

Compensation Committee Report *

Who serves on the Compensation Committee?

The Compensation Committee consisted of Adrian D.P. Bellamy, Richard T. Robertson, Anthony A. Greener and Ted W. Hall during fiscal 2009. Mr. Bellamy serves as Chairman of the Compensation Committee. The Board for fiscal 2009 determined that each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the company’s Annual Report on Form 10-K for fiscal 2009.

Who prepared this the Compensation Committee Report?

Members of the Compensation Committee, Adrian D.P. Bellamy, Richard T. Robertson, Anthony A. Greener and Ted W. Hall, prepared the Compensation Committee Report after reviewing the Compensation Discussion and Analysis, which was prepared by management and is a management report.

Nominations and Corporate Governance Committee Report

Who serves on the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee consisted of Michael R. Lynch, Adrian D.P. Bellamy, Anthony A. Greener and David B. Zenoff during fiscal 2009. Mr. Lynch serves as Chairman of the Nominations and Corporate Governance Committee. The Board has determined that each current member of the Nominations and Corporate Governance Committee is independent under the NYSE rules, as currently in effect. Each current member of the Nominations and Corporate Governance Committee is a non-employee director.

What is the role of the Nominations and Corporate Governance Committee?

Our role is detailed in the Nominations and Corporate Governance Committee Charter, which was amended and restated by the Board on January 25, 2010. The Nominations and Corporate Governance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit D. The Nominations and Corporate Governance Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

•

Periodically review and recommend to the Board suitable revisions to the corporate governance guidelines applicable to the company and the categorical standards of independence applicable to the company’s outside directors;

•

Annually consider and review with the Board criteria for selecting new director candidates, identify individuals qualified to become Board members and periodically assist in screening and evaluating director candidates;

•	Consider director nominations from shareholders; and

•	Annually evaluate the performance of the company’s Chief Executive Officer and oversee the evaluation of the performance of the company’s management and the Board.

Does the Nominations and Corporate Governance Committee have a policy with regard to the consideration of director candidates recommended by shareholders?

We adopted a Shareholder Recommendations Policy on March 16, 2004. It is our policy to consider recommendations for candidates to the Board from shareholders holding no fewer than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

What are the procedures to be followed by shareholders in submitting recommendations of director candidates to the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee will consider suggestions from shareholders regarding possible director candidates for election at next year’s Annual Meeting. A shareholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending shareholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A shareholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws, each of which are described in the “Shareholder Proposals” section of this Proxy Statement.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations and Corporate Governance Committee. The Board did not receive any notice of a director nominee recommendation from any shareholder in connection with this Proxy Statement.

What are the criteria and process of the Nominations and Corporate Governance Committee for identifying and evaluating nominees for the Board?

Our criteria and process for evaluating and identifying the candidates that we select, or recommend to the Board for selection, as director nominees are as follows:

•	We regularly review the current composition and size of the Board;

•	We evaluate the performance of the Board as a whole and evaluate the performance and qualifications of individual members of the Board eligible for re-election at the Annual Meeting;

•

We review the qualifications of any candidates who have been properly recommended by shareholders, as well as those candidates who have been identified by management, individual members of the Board or, if we deem appropriate, a search firm. Such review may, in our discretion, include a review solely of information provided to us or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that we deem proper;

•

In evaluating the qualifications of candidates for the Board, we consider many factors, including issues of character, judgment, independence, financial expertise, industry experience, range of experience, other commitments and the like. We value diversity, but do not assign any particular weight or priority to any particular factor. We consider each individual candidate in the context of the current perceived needs of the Board as a whole. While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must be suitable for a Board that is comprised of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet the requirements of all applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

•

In evaluating and identifying candidates, we have the sole authority to retain and terminate any third party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, we recommend to the Board the slate of director nominees; and

•	We endeavor to notify, or cause to be notified, all director candidates of the decision as to whether to nominate such individual for election to the Board.

There are no differences in the manner in which the Nominations and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder, management or a search firm.

How did we perform our responsibilities in fiscal 2009?

The Nominations and Corporate Governance Committee held a total of nine meetings during fiscal 2009, and we took the following actions, among other things:

•	Evaluated the current composition of the Board, and considered desired skill sets, qualities and experience for potential future Board members;

•	Evaluated the composition of, and recommended assignments for, the committees of the Board;

•	Considered and recommended to the Board the submission to shareholders of the director nominees described in the company’s 2009 Proxy Statement;

•	Reviewed and evaluated the performance of the company’s Chief Executive Officer; and

•	Considered and recommended to the Board the creation of a Lead Independent Director position and the appointment of Adrian D.P. Bellamy as Lead Independent Director;

•	Approved a Lead Independent Director Charter and amendments to the Corporate Governance Guidelines regarding the position of Lead Independent Director; and

•	Considered and recommended to the Board a form of indemnification agreement for the directors and executive officers of the company.

Who prepared this report?

Members of the Nominations and Corporate Governance Committee, namely Michael R. Lynch, Adrian D.P. Bellamy, Anthony A. Greener and David B. Zenoff, prepared this report.

Audit and Finance Committee Report

Who serves on the Audit and Finance Committee?

The Audit and Finance Committee consisted of Adrian T. Dillon, Ted W. Hall, Michael R. Lynch and Richard T. Robertson during fiscal 2009. Mr. Dillon qualifies as a “financial expert” under the SEC rules and served as Chairman of the Audit and Finance Committee during fiscal 2009. The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

What is the role of the Audit and Finance Committee?

Our role is detailed in the Audit and Finance Committee Charter, which was amended and restated by the Board on March 20, 2009. The Audit and Finance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit E. The Audit and Finance Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

•

Oversee the integrity of the company’s financial statements; the qualifications, independence, performance and retention of the company’s independent registered public accounting firm; the performance of the company’s internal audit function; and compliance by the company with legal and regulatory requirements;

•	Prepare the report that the SEC rules require to be included in the company’s annual proxy statement; and

•	Oversee the financial impact of selected strategic initiatives of the company and review selected financing, dividend and stock repurchase policies and plans.

How do we meet our responsibilities?

We perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings, sales and guidance press releases, and other company financial information;

•

Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm, and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate; and

•	Review the financial impact on the company of selected strategic initiatives and selected financing plans, and develop and recommend policies related to dividend and stock repurchase programs.

How did we perform our responsibilities in fiscal 2009?

The Audit and Finance Committee held a total of eight meetings during fiscal 2009, and we took the following actions, among other things:

•	Reviewed and discussed the company’s audited financial statements for fiscal 2009 and unaudited quarterly condensed consolidated financial statements for fiscal 2009 with management and Deloitte;

•	Reviewed and discussed the company’s periodic filings on Forms 10-K and 10-Q with management;

•	Reviewed and discussed all company earnings, sales and guidance press releases with management;

•	Reviewed and discussed the company’s internal control over financial reporting with management and Deloitte;

•	Reviewed and discussed with the company’s internal audit department, the company’s internal audit plans, the significant internal audit reports issued to management and management’s responses;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

•

Discussed with Deloitte its independence from the company based on the following: (i) our confirmation that no member of Deloitte’s current or former audit team is or has been employed by the company in a financial reporting oversight role; (ii) our review of audit and non-audit fees; and (iii) the written communications from Deloitte as required by PCAOB requirements.

What other matters did we discuss with Deloitte?

During fiscal 2009, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements and matters relating to Deloitte’s independence;

•	Deloitte’s annual letter describing internal quality control procedures;

•	The company’s internal control over financial reporting;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

•

Matters required to be discussed pursuant to relevant PCAOB and SEC requirements, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

Did we review the fees billed by Deloitte for fiscal 2009?

Yes. We reviewed and discussed the fees billed by Deloitte for services in fiscal 2009, which are described in detail below. We determined that the provision of non-audit services was compatible with Deloitte’s independence.

Did we review the company’s audited financial statements for fiscal 2009?

Yes. We reviewed and discussed the company’s audited financial statements for fiscal 2009 with management and Deloitte, and based on this review, we recommended to the Board that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2009 for filing with the SEC.

Who prepared this report?

Members of the Audit and Finance Committee, Adrian T. Dillon, Ted W. Hall, Michael R. Lynch and Richard T. Robertson, prepared this report.

The Audit and Finance Committee hereby reports as follows:*

(1) The Audit and Finance Committee has reviewed and discussed the company’s audited financial statements with management and Deloitte;

(2) The Audit and Finance Committee has discussed with Deloitte the matters required by Communications to Those Charged With Governance – Public Entities adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T;

(3) The Audit and Finance Committee has received the written communications from Deloitte required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte its independence; and

Based on the review and discussions referred to in items (1) through (3) above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the company’s annual report on Form 10-K for fiscal 2009 for filing with the SEC.

AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Adrian T. Dillon

Ted W. Hall

Michael R. Lynch

Richard T. Robertson

AUDIT AND RELATED FEES

During fiscal 2009 and 2008, Deloitte did not perform any prohibited non-audit services for us.

Audit Fees

Deloitte billed approximately $1,148,000 for fiscal 2009 and $1,423,000 for fiscal 2008 for professional services to audit our consolidated financial statements included in our Annual Report on Form 10-K and to review our condensed consolidated financial statements included in our quarterly reports on Form 10-Q. Fees for audit services billed also consisted of fees for the assessment of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Deloitte billed approximately $87,000 for fiscal 2009 and $42,000 for fiscal 2008 for audit-related services. Audit-related services included: (i) the audit of our 401(k) plan; and (ii) the audit of the statutory report in Puerto Rico.

Tax Fees

Deloitte billed a total of approximately $107,000 for fiscal 2009 and $133,000 for fiscal 2008 for tax services. Tax services included approximately: (i) $97,000 for fiscal 2009 and $56,000 for fiscal 2008 for tax compliance services, which included consultation for the preparation of our federal, state and local tax returns; and (ii) $10,000 for fiscal 2009 and $77,000 for fiscal 2008 for tax consulting services.

All Other Fees

Deloitte billed a total of $2,000 for fiscal 2009 and $4,000 for fiscal 2008 for all other fees. All other fees consisted of license fees related to the use of Deloitte’s on-line accounting research tool.

What is our policy regarding pre-approval of audit and non-audit services performed by Deloitte?

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by us or a designated member of the Audit and Finance Committee, whose decisions must be reported to us at our next meeting. Pre-approval must be obtained before Deloitte performs the services but cannot be obtained more than one year before performance begins. Approval can be for general classes of permitted services such as annual audit services or tax consulting services. The permitted services, the dates of the engagement and the estimated fees for such services, must be approved by the Audit and Finance Committee in accordance with these procedures before performance begins.

CORPORATE GOVERNANCE GUIDELINES AND CORPORATE CODE OF CONDUCT

Our Corporate Governance Guidelines and our Corporate Code of Conduct, which applies to all of our employees, including our Chief Executive Officer, Chief Operating and Chief Financial Officer and Controller, are available on our website at www.williams-sonomainc.com. Copies of our Corporate Governance Guidelines and our Corporate Code of Conduct are also available upon written request and without charge to any shareholder by writing to: Williams-Sonoma, Inc., Attention: Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Operating and Chief Financial Officer, Controller or persons performing similar functions under our Corporate Code of Conduct. We intend to disclose any amendment to, or waivers of, the provisions of our Corporate Code of Conduct that affect our Chief Executive Officer, Chief Operating and Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at www.williams-sonomainc.com.

CERTIFICATIONS

The certification of our Chief Executive Officer required by the NYSE Listing Standards, Section 303A.12(a), relating to our compliance with the NYSE Corporate Governance Listing Standards, was submitted to the NYSE on June 17, 2009. The certifications of our Chief Executive Officer and Chief Financial Officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended January 31, 2010 were submitted to the SEC on April 2, 2009 with our Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have in place policies in our Corporate Code of Conduct that provide that associates must not engage in any transaction when an associate may face a real or perceived conflict of interest with the company. Our Corporate Code of Conduct is distributed to all employees on an annual basis and made available throughout the year in our internal document database. It is also available on our website and in print to any shareholder who requests it. In addition, we have in place policies and procedures with respect to related person transactions that provide that our executive officers, directors, director nominees and principal shareholders, as well as their immediate family members and affiliates, are not permitted to enter into a related party transaction with us unless (i) the transaction is approved or ratified by our Audit and Finance Committee or the disinterested members of our Board or (ii) the transaction involves the service of one of our executive officers or directors or any related compensation, is reportable under Item 402 of Regulation S-K and is approved by our Compensation Committee.

For the purposes of our related party transaction policy, “related party transaction” means any transaction in which the amount involved exceeds $120,000 in any calendar year and in which any of our executive officers, directors, director nominees and principal shareholders, as well as their immediate family members and affiliates, had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

It is our policy to approve related party transactions only when it has been determined that such transaction is in, or is not inconsistent with, our best interests and those of our shareholders, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Memphis-based Distribution Facilities

Our Memphis-based distribution facilities include an operating lease entered into in July 1983 for a distribution facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 1”) comprised of W. Howard Lester, our Chairman of the Board of Directors and Chief Executive Officer, and James A. McMahan, a Director Emeritus and a significant shareholder. Partnership 1 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties.

Partnership 1 financed the construction of this distribution facility through the sale of a total of $9,200,000 of industrial development bonds in 1983 and 1985. Annual principal payments and monthly interest payments are required through maturity in December 2010. The Partnership 1 industrial development bonds are collateralized by the distribution facility and the individual partners guarantee the bond repayments. As of January 31, 2010, $175,000 was outstanding under the Partnership 1 industrial development bonds.

We made annual rental payments in fiscal 2009, fiscal 2008 and fiscal 2007 of approximately $618,000, plus interest on the bonds calculated at a variable rate determined monthly (approximately 1.8% as of January 31, 2010), applicable taxes, insurance and maintenance expenses. The term of the lease automatically renews on an annual basis until the bonds are fully repaid in December 2010, at which time we intend to enter into a new short-term lease agreement on this facility.

Our other Memphis-based distribution facility includes an operating lease entered into in August 1990 for another distribution facility that is adjoined to the Partnership 1 facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 2”) comprised of W. Howard Lester, James A. McMahan and two unrelated parties. Partnership 2 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties.

Partnership 2 financed the construction of this distribution facility and related addition through the sale of a total of $24,000,000 of industrial development bonds in 1990 and 1994. Quarterly interest and annual principal payments are required through maturity in August 2015. The Partnership 2 industrial development bonds are collateralized by the distribution facility and require us to maintain certain financial covenants. As of January 31, 2010, $9,625,000 was outstanding under the Partnership 2 industrial development bonds.

We made annual rental payments of approximately $2,582,000, $2,577,000 and $2,591,000 plus applicable taxes, insurance and maintenance expenses in fiscal 2009, fiscal 2008 and fiscal 2007, respectively. The term of the lease automatically renews on an annual basis until these bonds are fully repaid in August 2015.

The two partnerships described above qualify as variable interest entities due to their related party relationship and our obligation to renew the leases until the bonds are fully repaid. Accordingly, the two related party variable interest entity partnerships, from which we lease our Memphis-based distribution facilities, are consolidated by us. As of January 31, 2010, our consolidated balance sheet includes $15,765,000 in assets (primarily buildings), $9,800,000 in debt and $5,965,000 in other long-term liabilities related to these leases.

Corporate Aircraft Transactions

On May 16, 2008, we completed two transactions relating to our corporate aircraft. First, we sold our Bombardier Global Express airplane for approximately $46,787,000 in cash (a net after-tax cash benefit of approximately $29,000,000) to an unrelated third party. This resulted in a gain on sale of asset of approximately $16,000,000 in the second quarter of fiscal 2008. Second, we entered into an Aircraft Lease Agreement (the “Lease Agreement”) with a limited liability company (the “LLC”) owned by W. Howard Lester, our Chief Executive Officer and Chairman of the Board of Directors, for use of a Bombardier Global 5000 owned by the LLC. These transactions were approved by our Board of Directors.

Under the terms of the Lease Agreement, in exchange for use of the aircraft, we will pay the LLC $375,000 for each of the thirty-six months of the lease term through May 15, 2011. We are also responsible for all use-related costs associated with the aircraft, including fixed costs such as crew salaries and benefits, insurance and hangar costs, and all direct operating costs. Closing costs associated with the Lease Agreement were divided evenly between us and the LLC, and each party paid its own attorney and advisor fees. During fiscal 2009 and fiscal 2008, we paid a total of $4,500,000 and $3,185,000 to the LLC, respectively.

In conjunction with the retirement and consulting agreement entered into between us and Mr. Lester on January 25, 2010, the aircraft agreement will continue pursuant to its economic terms through May 2011. Additionally, Mr. Lester, under the agreement, has agreed to give us an option to purchase this aircraft at the expiration of the lease term for the estimated fair market value at the time we entered into the Consulting Agreement.

Indemnification Agreements

We have indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by California law, including coverage of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the SEC. Based upon (i) copies of Section 16(a) reports that we received from such persons for their fiscal 2009 transactions and (ii) information provided to us by them, we believe that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the Board of Directors or greater than 10% shareholders during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of March 29, 2010, by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director nominee;

•	the named executive officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each shareholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% shareholders is derived from the most recently available 13G filings. The options to purchase our stock listed below are currently exercisable or are exercisable within 60 days of March 29, 2010.

Name and Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership			Percent of Class(1)
		Shares		Options
James A. McMahan 2237 Colby Avenue Los Angeles, CA 90064	Director Emeritus	8,373,366	(2)	—	7.8%
Taube Hodson Stonex Partners LLP Cassini House 1st Floor 57-59 St. James’s Street London, SW1A 1LD England	—	7,704,008	(3)	—	7.2%
FMR LLC 82 Devonshire Street Boston, MA 02109	—	7,446,970	(4)	—	6.9%
W. Howard Lester	Chairman and Chief Executive Officer	2,020,407	(5)	950,000	2.7%
Patrick J. Connolly	Director and Executive Vice President, Chief Marketing Officer	924,076	(6)	230,000	1.1%
Laura J. Alber	President	57,750	(7)	251,500	*
Sharon L. McCollam	Executive Vice President, Chief Operating and Chief Financial Officer	52,597	(8)	337,750	*
Richard Harvey	President, Williams-Sonoma Brand	19,058	(9)	8,800	*

Name and Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership		Percent of Class(1)
		Shares	Options
Adrian D.P. Bellamy	Director	83,612	99,750	*

Adrian T. Dillon	Director	17,225	36,750	*

Anthony A. Greener	Director	10,005	6,750	*

Ted W. Hall	Director	10,005	6,750	*

Michael R. Lynch	Director	2,300	130,750	*

Richard T. Robertson	Director	14,255(10)	123,250	*

David B. Zenoff	Director	11,000	32,250	*

All current executive officers and directors as a group (13 persons)	—	3,222,624(11)	3,296,966	5.9%

*	Less than 1%.

(1)	Assumes exercise of stock options currently exercisable or exercisable within 60 days of March 29, 2010 by the named individual into shares of our common stock. Based on 107,452,150 shares outstanding as of March 29, 2010.

(2)	The information above and in this footnote is based on information taken from the Schedule 13G of James A. McMahan filed with the Securities and Exchange Commission on February 13, 2009.

(3)	The information above and in this footnote is based on information taken from the Schedule 13G/A of Taube Hodson Stonex Partners LLP filed with the Securities and Exchange Commission on January 26, 2010. Taube Hodson Stonex Partners LLP has sole voting and dispositive power over 7,704,008 shares of our common stock.

(4)	The information above and in this footnote is based on information taken from the Schedule 13G/A of FMR LLC filed with the Securities and Exchange Commission on February 16, 2010. FMR LLC has sole voting power over 4,200 shares of our common stock and sole power to dispose or direct the disposition of 7,446,970 shares of our common stock. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 7,462,770 shares of our common stock as a result of acting as investment adviser to various investment companies (the “Funds”). Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the Funds, each has sole power to dispose of the 7,462,770 shares owned by the Funds. Pyramis Global Advisors Trust Company (“Pyramis”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 4,200 shares of our common stock as a result of serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis, each has sole dispositive power over 4,200 shares of our common stock and sole power to vote or direct the voting of 4,200 shares of our common stock owned by the institutional accounts managed by Pyramis.

(5)	Mr. Lester owns $13,738 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 29, 2010. The number of shares listed in the table includes 512 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $26.82, the closing price of Williams-Sonoma, Inc. common stock on March 29, 2010.

(6)	Mr. Connolly owns $865,012 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan as of March 29, 2010. The number of shares listed in the table includes 32,252 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $26.82, the closing price of Williams-Sonoma, Inc. common stock on March 29, 2010.

(7)	Ms. Alber owns $285,901 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 29, 2010. The number of shares listed in the table includes 10,659 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $26.82, the closing price of Williams-Sonoma, Inc. common stock on March 29, 2010.

(8)	Ms. McCollam owns $191,155 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan as of March 29, 2010. The number of shares listed in the table includes 7,127 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $26.82, the closing price of Williams-Sonoma, Inc. common stock on March 29, 2010.

(9)	Mr. Harvey owns $511,140 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan as of March 29, 2010. The number of shares listed in the table includes 19,058 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $26.82, the closing price of Williams-Sonoma, Inc. common stock on March 29, 2010.

(10)	Includes 4,400 shares owned by Mr. Robertson’s wife.

(11)	The directors and officers as a group own $1,866,946 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 29, 2010. The number of shares listed in the table includes 69,608 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $26.82, the closing price of Williams-Sonoma, Inc. common stock on March 29, 2010.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of January 31, 2010:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	8,777,747	$16.70	3,529,378
Equity compensation plans not approved by security holders(3)	270,520	$16.02	0

Total	9,048,267	$16.67	3,529,378

(1)	This reflects our 1993 Stock Option Plan and 2001 Long-Term Incentive Plan and includes stock options and stock appreciation rights, as well as 1,887,160 outstanding restricted stock units granted pursuant to the 2001 Long-Term Incentive Plan.

(2)	The weighted average exercise price calculation does not take into account any restricted stock units as they have a de minimis or no purchase price.

(3)	This reflects our 2000 Nonqualified Stock Option Plan and includes only stock options.

2000 Nonqualified Stock Option Plan

In July 2000, our Compensation Committee approved the 2000 Nonqualified Stock Option Plan, or the 2000 Plan. The 2000 Plan provides for the grant of nonqualified stock options to employees who are not officers or members of our Board, and persons who have accepted employment and actually become employees within 120 days of such acceptance. The plan administrator determines when options granted under the 2000 Plan may be exercised, except that no options may be exercised less than six months after grant, except in the case of the death or disability of the optionee. Options granted under the 2000 Plan have an exercise price equal to 100% of the fair market value of the shares underlying the option on the date of grant. The 2000 Plan permits options to be exercised with cash, check, certain other shares of our common stock, consideration received by us under “cashless exercise” programs or, if permitted by the plan administrator, promissory notes. In the event that we dissolve, liquidate, reorganize, merge or consolidate with one or more corporations as a result of which we are not the surviving corporation, or we sell substantially all of our assets or more than 80% of our then-outstanding stock, the 2000 Plan provides that the plan administrator will provide for one or more of the following: (i) each outstanding option will fully vest and become exercisable; (ii) the successor will assume or substitute for the options; (iii) the 2000 Plan will continue; or (iv) each outstanding option will be exchanged for a payment in cash or shares equal to the excess of the fair market value of our common stock over the exercise price. No future awards will be granted from the 2000 Nonqualified Stock Option Plan or the 1993 Stock Option Plan.

SHAREHOLDER PROPOSALS

How can shareholders submit a proposal for inclusion in our Proxy Statement for the 2011 Annual Meeting?

To be included in our Proxy Statement for the 2011 Annual Meeting of Shareholders, shareholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 9, 2010.

How can shareholders submit proposals to be raised at the 2011 Annual Meeting that will not be included in our Proxy Statement for the 2011 Annual Meeting?

To be raised at the 2011 Annual Meeting, shareholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws, a shareholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the shareholder wishes to raise at our Annual Meeting. To be timely, the notice must be received by our Secretary not less than 45 days or more than 75 days prior to the first anniversary of the date of the mailing of proxy materials for the preceding year’s Annual Meeting. Since this Proxy Statement is being mailed to you on or about April 8, 2010, shareholder proposals must be received by our Secretary at our principal executive offices between January 23, 2011 and February 22, 2011 in order to be raised at our 2011 Annual Meeting.

What if the date of the 2011 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2011 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, shareholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2011 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals to be brought before the 2011 Annual Meeting must be delivered not later than the close of business on the later of the 90th day prior to the 2011 Annual Meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by us.

What if the number of directors to be elected to our Board is increased?

In the event that the number of directors to be elected to our Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 55 days prior to the anniversary date of this year’s Annual Meeting, or April 1, 2011, a notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered no later than the close of business on the 10th day following the day on which we first make such public announcement.

Does a shareholder proposal require specific information?

With respect to a shareholder’s nomination of a candidate for our Board, the shareholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and our Nominations and Corporate Governance Committee Report about both the nominee and the shareholder making the nomination. With respect to any other business that the shareholder proposes, the shareholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

What happens if we receive a shareholder proposal that is not in compliance with the time frames described above?

If we receive notice of a matter to come before the 2011 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Where should shareholder proposals be sent?

Shareholder proposals should be sent to: Williams-Sonoma, Inc., Attention: Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K

Pursuant to new SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this proxy statement and our Annual Report on Form 10-K, including the financial statements for fiscal 2009 as filed with the SEC, are available at our website at www.williams-sonomainc.com/investors/annual-reports.html and upon written request and without charge to any shareholder by writing to: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California

April 8, 2010

EXHIBIT A

WILLIAMS-SONOMA, INC.

2001 LONG-TERM INCENTIVE PLAN

amending and restating the 2001 Long-Term Incentive Plan

SECTION 1.

PURPOSES AND DEFINITIONS

(a) Purposes. The purposes of the Plan are (i) to attract, retain and incent talented personnel with respect to positions of substantial responsibility at the Company and any Subsidiary; and (ii) to enable the officers, key employees and Non-employee Directors, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

(b) Effect of Amendment and Restatement. With respect to Awards made prior to the 2006 Effective Date or the 2010 Effective Date, as applicable, the applicable amendment and restatement of the Plan and further amendments and restatements only apply to the extent that they (i) do not impair the rights of an optionee, unless otherwise agreed in writing by any such optionee and the Company, and (ii) do not enlarge the rights of an optionee to the extent such enlargement would disqualify an outstanding Incentive Stock Option or give rise to a compensation expense for financial accounting purposes.

(c) Definitions. The following terms are defined as set forth below:

“2006 Effective Date” means the date of the Company’s 2006 annual shareholders meeting.

“2010 Effective Date” means the date of the Company’s 2010 annual shareholders meeting.

“Administrator” means the Committee described in Section 2.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents and Deferred Stock Awards.

“Award Agreement” means a written agreement between the Company and the recipient of an Award specifying the terms and conditions of the Award. Each Award Agreement is subject to the terms and conditions of this Plan.

“Awarded Stock” means the Common Stock subject to an Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor tax code, along with related rules and regulations.

“Committee” means the Committee of the Board referred to in Section 2.

“Company” means Williams-Sonoma, Inc., a California corporation, and any successor thereto.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Deferred Stock Award” means an Award granted pursuant to Section 10.

“Dividend Equivalent” means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any date, the closing sales price for a share of Stock (or the closing bid, if no sales are reported) as quoted on the New York Stock Exchange on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable, or, if the shares of Stock cease to be traded on the New York Stock Exchange, the value which the Administrator determines most closely reflects the fair market value of the shares.

“Fiscal Year” means a fiscal year of the Company.

“Full Value Award” means a grant of Restricted Stock, a Restricted Stock Unit or a Deferred Stock Award hereunder.

“Incentive Stock Option” means any Stock Option that is intended to qualify as, and is designated in writing in the related Option Award agreement as intending to constitute, an “incentive stock option” as defined in Section 422 of the Code.

“Non-employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals that may be applicable to an Award may consist of any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting standards established by the International Accounting Standards Board (“IASB Standards”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Standards: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including operating cash flow or free cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total shareholder return; (xiv) stock price; (xv) growth in shareholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; (xxix) objective qualitative milestones; or (xxx) other objective financial or other metrics relating to the progress of the Company or to a Subsidiary, division or department thereof. The Performance Goals may differ from Participant to Participant and from Award to Award.

“Plan” means this 2001 Long-Term Incentive Plan, as amended and restated on May 26, 2010.

“Restricted Stock” means an Award granted pursuant to Section 8.

“Restricted Stock Unit” means an Award granted pursuant to Section 9.

“Retirement” means termination of employment (with respect to employees) or service (with respect to Non-employee Directors) on or after having attained at least 55 years of age and at least ten (10) years of completed service with the Company or its Subsidiaries.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, and any future regulation amending, supplementing or superseding such regulation.

“Stock” means the common stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” or “SAR” means a stock-settled stock appreciation right granted pursuant to Section 7.

“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6 or previously granted under this Plan prior to its 2004 amendment and restatement.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

SECTION 2.

ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY

TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by a committee of not fewer than two (2) Non-employee Directors (the “Administrator”). To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, or any successor definition. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations (including temporary and proposed regulations) promulgated thereunder. In addition, each member of the Committee shall meet the then applicable requirements and criteria of the New York Stock Exchange (or other market on which the Stock then trades) for qualification as an “independent director.”

(b) Delegation by the Administrator. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to two or more Directors of the Company; provided, however, that the Administrator may not delegate its authority and powers (a) with respect to any person who, with respect to the Stock, is subject to Section 16 of the Exchange Act, or (b) in any way which would jeopardize the Plan’s qualification under Applicable Laws.

(c) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents and Deferred Stock Awards, or any combination of the foregoing, granted to any one or more Participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) Subject to Section 2(d), to determine and modify from time to time the terms and conditions, including restrictions, consistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards;

(v) Subject to Section 2(d) and to the minimum vesting provisions of Sections 8(d), 9(d) and 10(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Sections 6(a)(iii) and 7(a)(iii), to extend at any time the post-termination period in which Stock Options or Stock Appreciations Rights may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;

(viii) to develop, approve and utilize forms of notices, Award Agreements and similar materials for administration and operation of the Plan;

(ix) to determine if any Award shall be accompanied by the grant of a corresponding Dividend Equivalent; and

(x) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as the Administrator shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems necessary or advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan Participants.

(d) Limitations on Vesting and Acceleration. Full Value Awards that result in issuing up to 5% of the maximum aggregate number of shares of Stock authorized for issuance under the Plan (the “5% Limit”) may be granted to any one or more employees or Non-employee Directors without respect to any minimum vesting provisions included in the Plan. Awards granted to Non-employee Directors pursuant to a formula approved by the Board shall not count towards the 5% Limit and shall not be subject to any minimum vesting requirements under the Plan. Further, all Full Value Awards that have their vesting discretionarily accelerated by the Administrator, and, all Options and SARs that have their vesting discretionarily accelerated in full by the Administrator, in each case other than pursuant to (i) a transaction described in Section 17 hereof (which for this purpose shall be deemed to include acceleration in connection with the occurrence of an additional or subsequent event), (ii) a Participant’s death, (iii) a Participant’s Disability (as defined in the Plan or relevant Award Agreement), or (iv) a Participant’s Retirement, are subject to the 5% Limit. Notwithstanding the foregoing, the Administrator may, in its discretion, accelerate the vesting of Full Value Awards such that the Plan minimum vesting requirements still must be met, without such vesting acceleration counting toward the 5% Limit. The 5% Limit shall be considered as one aggregate limit applying to the granting of Full Value Awards to employees or Non-employee Directors without respect to Plan minimum vesting requirements and to the discretionary vesting acceleration of Awards.

SECTION 3.

STOCK ISSUABLE UNDER THE PLAN; TERM OF PLAN;

RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

(a) Stock Issuable. Subject to the provisions of Section 3(c), 17,705,743 shares of Stock are reserved and available for issuance under the Plan, plus any shares subject to any outstanding options under the Company’s 1993 Stock Option Plan and the Company’s 2000 Non-Qualified Stock Option Plan that subsequently expire unexercised, up to a maximum of 754,160 shares. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. If any portion of an Award is forfeited, cancelled, satisfied without the issuance of Stock or otherwise terminated, the shares of Stock underlying such portion of the Award shall be added back to the shares of Stock available for issuance under the Plan.

Any shares subject to Options or SARs shall be counted against the numerical limits of this Section 3(a) as one share for every share subject thereto. With respect to Awards granted on or after the date of receiving shareholder approval of the amended Plan in 2006, any shares subject to Restricted Stock, Restricted Stock Units or Deferred Stock Awards with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3(a) as one and nine-tenths shares for every one share subject thereto. To the extent that a share that was subject to an Award that counted as one and nine-tenths shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3(a), the Plan shall be credited with one and nine-tenths Shares.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units or Deferred Stock Awards, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Restricted Stock, Restricted Stock Units or Deferred Stock Awards, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the numerical limits of Section 3(a) above, as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise (i.e., shares withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Restricted Stock Units or Deferred Stock Awards are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. Any payout of Dividend Equivalents, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Dividend Equivalents shall not increase the number of Shares available for issuance under the Plan.

(b) Term of Plan. No Awards shall be made more than ten (10) years after the date upon which the Board approved the amended and restated Plan in 2010. Notwithstanding the foregoing, Stock Options and Stock Appreciation Rights granted hereunder may, except as otherwise expressly provided herein, be exercisable for up to seven (7) years after the date of grant.

(c) Impact of Transactions. Subject to the provisions of Section 17, if, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Awards that can be granted to any one individual Participant in any calendar year , (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Awards under the Plan, without changing the aggregate exercise price. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute Awards be granted with such terms and conditions as the Administrator considers appropriate in the circumstances.

SECTION 4.

ELIGIBILITY

Those persons eligible to participate in the Plan shall be officers, employees and Non-employee Directors of the Company, its Parent and any Subsidiaries. Selection of Participants shall be made from time to time by the Administrator, in its sole discretion.

SECTION 5.

CODE SECTION 162(m) LIMITATIONS

(a) Stock Options and SARs. A Participant can receive no more than one million shares of Stock in the aggregate covered by Stock Options or SARs during any one calendar year, subject to adjustment under Section 3(c).

(b) Restricted Stock, Restricted Stock Units and Deferred Stock Awards. A Participant can receive grants covering no more than four hundred thousand shares of Stock in the aggregate covered by Restricted Stock, Restricted Stock Units or Deferred Stock Awards during any one calendar year, subject to adjustment under Section 3(c).

(c) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d) Changes in Capitalization. The numerical limitations in Sections 5(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 3(c).

SECTION 6.

STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company, its Parent or any Subsidiary. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Non-Qualified Stock Option.

(a) Stock Option Grants. The Administrator, in its discretion, may grant Stock Options to eligible officers and key employees of the Company, its Parent or any Subsidiary. Stock Options granted pursuant to this Section 6(a) shall be subject to the following terms and conditions and each Stock Option Award Agreement shall contain such additional terms and conditions, consistent with the terms of the Plan, as the Administrator deems desirable.

(i) Exercise Price. The exercise price per share shall be determined by the Administrator at the time of grant, but it shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than seven (7) years after the date the option is granted. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(iii) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator; provided, however, that all Stock Options must be exercised within seven (7) years of the date they become exercisable or they shall automatically expire. The Administrator may, at any time, accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. To the extent permitted by Applicable Law, payment of the purchase price may be made by one or more of the following methods to the extent provided in the Award Agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that the payment method described in this Section 6(a)(iv)(C) shall not be available to an optionee who is subject to the reporting and other provisions of Section 16 of the Exchange Act unless the optionee and the broker comply with such procedures and enter into such agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(D) By a net exercise procedure.

The actual or constructive delivery of certificates (as described in Section 18(b)) representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and fulfilling any other requirements contained in the Stock Option or Applicable Laws.

(b) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year in excess of $100,000, it shall constitute a Non-Qualified Stock Option.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, an optionee’s rights in all Stock Options shall automatically terminate ninety (90) days following optionee’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if an optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Stock Options of such optionee may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Stock Options by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the Options or one hundred eighty (180) days from the date of such optionee’s death. Additionally, if an optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her Disability, he or she shall have the right to exercise any Stock Options held by the optionee on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Stock Options or one hundred eighty (180) days from the date of the termination of the optionee’s employment.

(d) Notice to Company of Disqualifying Disposition. Each employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A “Disqualifying Disposition” is any disposition (including any sale) of such Stock before the later of:

(i) two years after the date the employee was granted the Incentive Stock Option, or

(ii) one year after the date the employee acquired Stock by exercising the Incentive Stock Option.

If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

SECTION 7.

STOCK APPRECIATION RIGHTS

Any Stock Appreciation Right granted under the Plan shall be in such form as the Administrator may from time to time approve.

(a) Stock Appreciation Right Awards. The Administrator, in its discretion, may award Stock Appreciation Rights to eligible officers and key employees of the Company, its Parent or any Subsidiary. Stock Appreciation Rights awarded pursuant to this Section 7(a) shall be subject to the following terms and conditions and each Stock Appreciation Right Award Agreement shall be subject such additional terms and conditions, consistent with the terms of the Plan, as the Administrator deems desirable.

(i) Exercise Price. The exercise price per share shall be determined by the Administrator at the time of grant, but it shall not be less than 100% of the Fair Market Value on the date of grant.

(ii) SAR Term. The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than seven (7) years after the date of grant.

(iii) Exercisability; Rights of a Shareholder. Stock Appreciation Rights shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator in an Award Agreement; provided, however, that all Stock Appreciation Rights must be exercised within seven (7) years of the date they become exercisable or they shall automatically expire. The Administrator may, at any time, accelerate the exercisability of all or any portion of any Stock Appreciation Right. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Appreciation Right and not as to unexercised Stock Appreciation Rights.

(iv) Method of Exercise. Stock Appreciation Rights may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company solely in shares of Stock equal in value to an amount determined by multiplying the difference between the Fair Market Value of a share of Stock on the date of exercise over the exercise price times the number of shares of Stock with respect to which the SAR is exercised, rounded down to the nearest whole share.

The actual or constructive delivery of certificates (as described in Section 18(b)) representing the shares of Stock to be delivered pursuant to the exercise of a Stock Appreciation Right will be contingent upon fulfilling any requirements contained in the Stock Appreciation Right Award or Applicable Laws.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, a Participant’s rights in all Stock Appreciation Rights shall automatically terminate ninety (90) days following his or her termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if a Participant ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Stock Appreciation Rights of such Participant may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Stock Appreciation Rights by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the SARs or one hundred eighty (180) days from the date of such Participant’s death. Additionally, if a Participant ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her Disability, he or she shall have the right to exercise any Stock Appreciation Rights held on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Stock Appreciation Rights or one hundred eighty (180) days from the date of the termination of employment.

SECTION 8.

RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). A Restricted Stock Award can be made without any required payment, upon payment of par value or upon any other such payment, all as determined by the Administrator in its discretion and in compliance with Applicable Law. Conditions may be based on continuing employment (or service as a Non-employee Director) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

(b) Rights as a Shareholder. Upon execution of the Restricted Stock Award Agreement and paying any applicable purchase price, a Participant shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such terms and conditions as may be contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, certificates (as described in Section 18(b)) evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the Participant may be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if a Participant’s employment (or service as a Non-employee Director) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price (which may be zero), from the Participant or the Participant’s legal representative.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the Company’s right of repurchase or forfeiture shall lapse, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or service as a Non-employee Director) shall be subject to a period of vesting determined by the Administrator.

Notwithstanding the foregoing, and except in connection with a transaction described in Section 17 hereof (including upon the occurrence of an additional or subsequent event) or upon or in connection with a Participant’s death, Disability (as defined in the Plan or relevant Award Agreement) or retirement, and except as permitted by Section 2(d) hereof:

(i) With respect to Restricted Stock vesting solely based on continuing as an employee or Non-employee Director, the shares of Stock subject to such Award will vest in full no earlier than the three (3) year anniversary of the grant date;

(ii) If vesting of a Restricted Stock Award granted to an employee is not based solely on continuing as an employee or a Non-employee Director, the shares of Stock subject to such Award will vest in full no earlier than the one (1) year anniversary of the grant date; and

(iii) If vesting of a Restricted Stock Award granted to a Non-employee Director is not based solely on continuing as a Non-employee Director or employee, the shares of Stock subject to such Award will vest in full no earlier than the earlier of: (A) the date that is one (1) day prior to the date of the annual meeting of the Company’s shareholders next following the grant date (approximately one (1) year from the grant date), or (B) the one (1) year anniversary of the grant date.

(e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or reinvestment (in the form of additional Restricted Stock) of dividends paid on the Restricted Stock.

SECTION 9.

RESTRICTED STOCK UNIT AWARDS

(a) Nature of Restricted Stock Unit Awards. A Restricted Stock Unit Award entitles the Participant to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (a “Restricted Stock Unit”). A Restricted Stock Unit Award can be made without any required payment, upon payment of par value or upon any other such payment, all as determined by the Administrator in its discretion and in compliance with Applicable Law. Conditions may be based on continuing employment (or service as a Non-employee Director) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

(b) Rights as a Shareholder. A Participant shall have the rights of a shareholder only as to shares acquired upon the delivery of shares of Stock pursuant to a Restricted Stock Unit Award and not as to any unvested or undelivered shares of Stock.

(c) Restrictions. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if a Participant’s employment (or service as a Non-employee Director) with the Company and its Subsidiaries terminates for any reason, the Restricted Stock Unit, to the extent not then vested, shall be forfeited.

(d) Vesting of Restricted Stock Unit. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the Restricted Stock Unit shall vest, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or service as a Non-employee Director) shall be subject to a period of vesting determined by the Administrator.

Notwithstanding the foregoing, and except in connection with a transaction described in Section 17 hereof (including upon the occurrence of an additional or subsequent event) or upon or in connection with a Participant’s death, Disability (as defined in the Plan or relevant Award Agreement) or retirement, and except as permitted by Section 2(d) hereof:

(i) With respect to Restricted Stock Units vesting solely based on continuing as an employee or Non-employee Director, the Restricted Stock Units subject to such Award will vest in full no earlier than the three (3) year anniversary of the grant date. Notwithstanding the foregoing, if Restricted Stock Units subject to such an Award are granted in exchange for the Participant’s agreement to cancel another Award under an exchange program approved by the Company’s shareholders at the 2008 annual meeting of the Company’s shareholders, then the Participant may receive credit against this three (3)-year vesting requirement for the amounts that had vested under the cancelled Award;

(ii) If vesting of a Restricted Stock Unit Award granted to an employee is not based solely on continuing as an employee or Non-employee Director, the Restricted Stock Units subject to such Award will vest in full no earlier than the one (1) year anniversary of the grant date;

(iii) If vesting of a Restricted Stock Unit Award granted to a Non-employee Director is not based solely on continuing as a Non-employee Director or Employee, the Restricted Stock Units subject to such Award will vest in full no earlier than the earlier of: (A) the date that is one (1) day prior to the date of the annual meeting of the Company’s shareholders next following the grant date (approximately one (1) year from the grant date), or (B) the one (1) year anniversary of the grant date.

SECTION 10.

DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of a right to receive shares of Stock at the end of a specified deferral period. The Administrator in its sole discretion shall determine the persons to whom and the time or times at which Deferred Stock Awards will be made, the number of shares of Stock covered by any Deferred Stock Award, the duration of the period (the “Deferral Period”) prior to which the Stock will be delivered, and the restrictions and other conditions under which receipt of the Stock will be deferred and any other terms and conditions of the Deferred Stock Awards. The Administrator may condition a Deferred Stock Award upon the attainment of specified performance goals by the Participant or by the Company or a Subsidiary, including a division or department of the Company or a Subsidiary for or within which the Participant is primarily employed, or upon such other factors or criteria as the Administrator shall determine.

Notwithstanding the foregoing, and except in connection with a transaction described in Section 17 hereof (including upon the occurrence of an additional or subsequent event) or upon or in connection with a Participant’s death, Disability (as defined in the Plan or relevant Award Agreement) or retirement, and except as permitted by Section 2(d) hereof:

(i) With respect to Deferred Stock Awards vesting solely based on continuing as an employee or Non-employee Director, the shares of Stock subject to such Award will vest in full no earlier than the three (3) year anniversary of the grant date;

(ii) If vesting of a Deferred Stock Award granted to an employee is not based solely on continuing as an employee or Non-employee Director, the shares of Stock subject to such Award will vest in full no earlier than the one (1) year anniversary of the grant date; and

(iii) If vesting of a Deferred Stock Award granted to a Non-employee Director is not based solely on continuing as a Non-employee Director or employee, the shares of Stock subject to such Award will vest in full no earlier than the earlier of: (A) the date that is one (1) day prior to the date of the annual meeting of the Company’s shareholders next following the grant date (approximately one (1) year from the grant date), or (B) the one (1) year anniversary of the grant date.

The provisions of Deferred Stock Awards need not be the same with respect to any Participant. The Administrator may make Deferred Stock Awards independent of or in connection with the granting of any other Award under the Plan.

(b) Terms and Conditions. Deferred Stock Awards shall be subject to the following terms and conditions:

(i) Expiration of Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 10(b)(iv), where applicable), the Administrator shall deliver Stock to the Participant for the shares of Stock covered by the Deferred Stock Award.

(ii) Rights. Cash dividends with respect to Restricted Stock Deferred Stock Award or Dividend Equivalent Rights with respect to a Restricted Stock Unit Deferred Stock Award shall be subject to such vesting and payment terms as are determined by the Administrator.

(iii) Acceleration and Waiver. Based on such factors or criteria as the Administrator may determine, and subject to the minimum vesting requirements of Section 10(a), the Administrator may provide in the Award Agreement for the lapse of restrictions, conditions or deferral limitations in installments and may accelerate the vesting of all or any part of any Deferred Stock Award and waive such remaining restrictions, conditions or deferral limitations for all or any part of such Deferred Stock Award, subject to the requirements of Code Section 409A.

(iv) Election. A Participant may elect further to defer receipt of the shares of Stock payable under a Deferred Stock Award (or an installment thereof) for a specified period or until a specified event (an “Elective Deferral Period”), subject in each case to the Administrator’s approval, to such terms as are determined by the Administrator and to the requirements of Code Section 409A.

(c) Rights as a Shareholder. A Participant receiving a Deferred Stock Award shall have the rights of a shareholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate (as described in Section 18(b)) evidencing the acquisition of shares of Stock under a Deferred Stock Award only upon satisfaction of all conditions specified in the Deferred Stock Award Agreement.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Deferred Stock Award Agreement or, subject to Section 15 below, in writing after the Deferred Stock Award Agreement is issued, a Participant’s rights in all Deferred Stock Awards shall automatically terminate upon the Participant’s termination of employment (or service as a Non-employee Director) with the Company and its Subsidiaries for any reason.

SECTION 11.

NON-EMPLOYEE DIRECTOR STOCK PROGRAM

Each person who is elected as a Non-employee Director shall be granted on the date of his or her initial election and annually thereafter on the date of the annual shareholders meeting (so long as the Non-Employee Director has then been serving as such for at least three months), either (i) a Non-Qualified Stock Option to acquire such number of shares of Stock as may be determined by the Administrator with an exercise price per share for the Stock covered by such Stock Option at least equal to the Fair Market Value on the date as of which the Stock Option is granted, or (ii) another Plan Award, as determined by the Administrator in its sole discretion. Such Awards shall vest and be payable and shall be subject to such other terms and conditions as may be determined by the Administrator. Stock Options and Stock Appreciation Rights granted under this Section 11 may be exercised only by written notice to the Company specifying the number of shares to be purchased. For Stock Options, payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 6(a)(iv). A Participant shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option or Stock Appreciation Right and not as to unexercised Stock Options or Stock Appreciation Rights or to shares of Stock subject to other Awards that have not been delivered to the Participant.

SECTION 12.

TRANSFERABILITY; NO REPRICING

(a) Incentive Stock Options. Incentive Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution and all Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(b) Other Awards. Subject to the approval of the Administrator, in its sole discretion, a Participant may transfer his or her vested Awards (other than Incentive Stock Options), but only without receiving any consideration for the transfer, to members of his or her family or to trusts for the benefit of such family members or to such other transferees as are permitted under a U.S. Securities & Exchange Commission Form S-8 registration statement, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement.

(c) No Repricing. The exercise price for the Stock to be issued pursuant to an already granted Award may not be lowered without the prior consent of the Company’s shareholders. This shall include, without limitation, a repricing of the Award as well as an exchange program whereby the Participant agrees to cancel an existing Award in exchange for another Award, cash, or a combination thereof.

SECTION 13.

TAX WITHHOLDING

(a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by Applicable Law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on tax obligations being satisfied by the Participant.

(b) Payment in Stock. Subject to approval by the Administrator, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

SECTION 14.

TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.

AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan, and the Administrator may, at any time, subject to the terms of the Plan, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s written consent. If and to the extent determined by the Administrator to be required by (a) the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or ensure that compensation earned under Awards granted under the Plan qualify as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, or (b) the rules of the New York Stock Exchange, Plan amendments shall be subject to approval by the Company’s shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 15 shall limit the Board’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 16.

STATUS OF PLAN

Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in Stock not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.

MERGER & SIMILAR TRANSACTION PROVISIONS

In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation or dissolution of the Company or in the case of a corporate reorganization of the Company (in each case, a “Transaction”), the Board, or the board of directors of any corporation or other entity assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation or other entity (or an affiliate thereof), and/or (ii) upon written notice to the Participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all outstanding Awards shall vest 100% immediately prior to their termination. Moreover, in such event, all Awards, other than Options and SARs, shall be fully settled in kind, at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account any and all consideration payable per share of Stock pursuant to the Transaction (the “Transaction Price”) and all Stock Options and SARs shall be fully settled in kind in an amount equal to the difference between (A) the Transaction Price times the number of shares of Stock subject to such outstanding Stock Options or SARs (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Stock Options and SARs. In the event of a Transaction that qualifies as a change in the ownership or effective control of the Company under Code Section 409A or the proposed or final Treasury Regulations thereunder, as applicable, any outstanding Deferred Stock Awards shall be paid out to the Participant, to the extent then vested, upon the date of such Transaction.

SECTION 18.

GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all Applicable Laws have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock (as described in Section 18(b) below) as it deems appropriate.

(b) Stock Certificates. To the extent the Company uses certificates to represent shares of Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section 18(b) or elsewhere in the Plan to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any individual any right to continued employment or service as a director with the Company or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time, with or without cause or notice.

(d) Trading Policy Restrictions. Awards and related transactions under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

SECTION 19.

GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of California, applied without regard to conflict of law principles.

EXHIBIT B

WILLIAMS-SONOMA, INC.

2001 INCENTIVE BONUS PLAN

amending and restating the 2001 Incentive Bonus Plan

1. Adoption, Name and Effective Date. The Williams-Sonoma, Inc. (the “Company”) 2001 Incentive Bonus Plan (this “Plan”) was originally effective as of January 24, 2001, and first applied for the Company’s fiscal year ending February 3, 2002. This amendment and restatement of this Plan first becomes effective as of January 25, 2011.

2. Purpose. The purpose of this Plan is to provide additional compensation as an incentive to executive officers to attain certain specified performance objectives of the Company and to help ensure the continued availability of their full-time or part-time services to the Company and its subsidiary and affiliated corporations. This Plan is also intended to qualify as a “performance-based” plan as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder from time to time, the “Code”), and thereby help secure the full deductibility for federal income tax purposes of Plan bonus compensation paid to persons who are “executive officers” of the Company, as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (or any successor rule or regulation), or who are “covered employees” of the Company or its subsidiary or affiliated corporations under Code Section 162(m)(3).

3. Administrative Committee. This Plan will be administered by a committee (the “Committee”) of the Company’s Board of Directors (the “Board”), consisting entirely of two or more persons who are “outside directors” within the meaning of Section 162(m) of the Code. The Committee is hereby vested with full powers of administration, subject only to the provisions set forth herein.

The Committee shall hold its meetings at such times and places as it may determine, shall keep minutes of its meetings and shall adopt, amend or revoke such rules and procedures as it deems proper for the administration of this Plan; provided, however, that it shall take action only upon the agreement of a majority of the whole Committee. Any action that the Committee takes through a written instrument signed by a majority of its members shall be effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board.

The Committee shall have the full and final discretion and authority, subject to the provisions of this Plan, to grant awards pursuant to this Plan, to construe and interpret this Plan and to make all other determinations and take all other actions, which it deems necessary or appropriate for the proper administration of this Plan. All such interpretations, actions and determinations shall be conclusively binding for all purposes and upon all persons.

4. Eligibility. For each Company fiscal year, the participants entitled to share in the benefits of this Plan are persons (collectively, “executives” or “participants”) who are “executive officers” of the Company, as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (or any successor rule or regulation), or who are “covered employees” of the Company or its subsidiary or affiliated corporations under Section 162(m)(3) of the Code (collectively, the “Covered Employees”). Except as provided in Section 6.4, an executive whose employment or service relationship with the Company is terminated for any reason prior to the end of any award period will not be entitled to participate in this Plan or receive any benefits with respect to any later fiscal year, unless he or she again becomes eligible to participate in this Plan under the first sentence of this Section 4.

5. Determination of Awards; Award Limits.

5.1 Performance Goals for Determination of Awards. The Committee in its discretion shall establish, for each participant in this Plan and for each performance award period, a performance award opportunity based upon the achievement of any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting standards established by the International Accounting Standards Board (“IASB Standards”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Standards: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including operating cash flow or free cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total shareholder return; (xiv) stock price; (xv) growth in shareholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; (xxix) objective qualitative milestones; or (xxx) other objective financial or other metrics relating to the progress of the Company or to a Subsidiary, division or department thereof. The performance goals may differ from participant to participant, within or between award periods and from award to award.

5.2 Award Limits. The maximum award under this Plan for each award period to any participant shall not exceed the lesser of (i) $3,000,000 or (ii) 300% of such participant’s annual base salary in effect on the first day of the first fiscal year of such award period, multiplied by the number of complete or partial fiscal years in such award period. Each performance goal established under this Plan shall be established by the Committee not later than the earlier of the date which is 90 days after the first day of the performance award period, or the date on which 25% of the award period has elapsed.

5.3 Determination of Amount of Individual Awards. For each award period, each participant who is or may be a Covered Employee for such award period shall receive an award equal to the specific amount (subject to decrease as provided in this Section 5.3) determined strictly under the performance goals established pursuant to Section 5.1. The Committee shall not have the discretion to increase, but shall have the discretion to decrease, any award determined in accordance with this Plan. The reduction in any participant’s award for any award period as a result of the Committee’s exercise of such discretion shall not increase the amount of an award to any other participant (through reallocation of unutilized awards or otherwise) with respect to such award period.

6. Award Periods; Payment of Awards.

6.1 Award Periods. All awards shall be made on the basis of an award period, which shall consist of one or more fiscal years of the Company, or one or more quarters thereof. The award period may be different for different awards.

6.2 Committee Certifications. As a condition precedent to the payment of any award, the Committee shall certify, following the end of the award period, that the objective performance goal for the award has been satisfied. The Committee shall make such determination by means of a written resolution or certification of the Committee that is maintained in the minute book of the Company.

6.3 Payment of Awards. Awards under this Plan will be paid in cash, reasonably promptly following the conclusion of the award period and the certification of the Committee as set forth in Section 6.2, but in no event later than two and one-half (2 1/2) months after the conclusion of the fiscal year of the Company in which or with which the award period ends. All awards under this Plan will be subject to withholding for applicable employment and income taxes.

6.4 Termination of Employment. An award that would otherwise be payable to a participant who is not employed by the Company on the last day of an award period will not be paid (or will not be granted, as the case may be), except that, on the grant of an award, the Committee may specify that the award will be paid (or will be granted, as the case may be) in full or on a prorated basis in the event that, before the end of such award period, a “change in control” of the Company occurs or the participant (i) dies, (ii) becomes “disabled,” or (iii) is involuntarily terminated by the Company without “cause,” or voluntarily terminates his or her employment with the Company for “good reason” within a specified period following a “change in control” of the Company. For purposes of this Section 6.4, the terms “disabled” (or “disability”), “cause,” “good reason,” and “change in control” shall be as defined in the participant’s employment agreement with the Company, or, if not so defined, shall be defined in writing by the Committee at the time of the grant of the award. In the event that an award is paid pursuant to this Section 6.4, then the award shall not constitute performance-based compensation under Code Section 162(m). No payment under the Plan shall be made prior to the end of the applicable award period in connection with a participant’s termination of service unless and until the participant has had a “separation from service” within the meaning of Code Section 409A and the final regulations and any guidance promulgated thereunder, as each may be amended from time to time (“Section 409A”), as determined by the Company. In addition, notwithstanding anything in the Plan to the contrary, if (x) a participant experiences a “separation from service” within the meaning of Section 409A, as determined by the Company, (y) such participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service (other than due to death) and (z) the payment of any award under this Section 6.4, when considered together with any other severance payments or separation benefits that constitute deferred compensation under Section 409A, (together, the “Deferred Compensation Separation Benefits”), on or following the participant’s termination of employment would result in the imposition of additional tax under Section 409A, any Deferred Compensation Separation Benefits that would otherwise be payable on or following the participant’s employment termination date will instead be paid on the date that is six (6) months and one (1) day following the participant’s employment termination date (or such longer period as is required to avoid the imposition of additional tax under Section 409A), unless the participant dies following his or her employment termination, in which case, the award under this Section 6.4 will be paid to such participant’s estate as soon as practicable following his or her death and other Deferred Compensation Separation Benefits will be paid in accordance with the payment schedule otherwise applicable to them. It is the intent of this Plan to comply with the requirements of Section 409A so that none of the awards payable hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any final Treasury Regulations and other Internal Revenue Service guidance thereunder, as each may be amended from time to time.

7. Nonassignment. The interest of any participant in this Plan is not assignable either by voluntary or involuntary assignment or operation of law (except that, in the event of death, earned and unpaid amounts shall be payable to the legal successor of a participant).

8. Indemnification. No employee, member of the Committee or director of the Company will have any liability for any decision or action if made or done in good faith, nor for any error or miscalculation unless such error or miscalculation is the result of his or her fraud or deliberate disregard of any provisions of this Plan. The Company will indemnify each director, member of the Committee and any employee acting in good faith pursuant to the Plan against any loss or expense arising therefrom.

9. Amendment, Suspension or Termination. The Board may from time to time amend, suspend or terminate, in whole or in part, any or all the provisions of this Plan; provided, however, that no such action shall adversely affect the right of any participant with respect to any award of which he or she may have become entitled to payment hereunder prior to the effective date of such amendment, suspension or termination. In particular, but without limitation, the Board shall have the authority to amend or modify this Plan from time to time in order to reflect amendments to or regulations promulgated under Section 162(m) of the Code. Notwithstanding the foregoing, in the event that any amendment or other modification of or to this Plan raises the limits set forth in Section 5.2 or requires stockholder approval in order to continue the compliance of this Plan as a “performance-based” plan under Section 162(m) of the Code, such amendment or modification shall be contingent on the receipt of stockholder approval.

10. Limitations; Participation in Other Plans. This Plan is not to be construed as constituting a contract of employment or for services. Nothing contained herein will affect or impair the Company’s right to terminate the employment or other contract for services of a participant hereunder, with or without cause or notice, or entitle a participant to receive any particular level of compensation. The Company’s obligation hereunder to make awards merely constitutes the unsecured promise of the Company to make such awards from its general assets, and no participant hereunder will have any interest in, or a lien or prior claim upon, any property of the Company. Nothing herein nor the participation by any participant shall limit the ability of such participant to participate in any other compensatory plan or arrangement of the Company, or to receive a bonus from the Company other than under this Plan.

11. Governing Law. The terms of this Plan will be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws.

12. Term. This Plan shall continue in place until the fifth anniversary of the effective date of the amendment and restatement of the Plan, which date shall be January 25, 2016, unless earlier terminated by the Board as provided in Section 9 or re-approved by the Company’s shareholders at or before such meeting. No awards shall be paid under this Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of this Plan are disclosed to the Company’s shareholders and are approved by the shareholders by a majority of votes cast in person or by proxy.

EXHIBIT C

WILLIAMS-SONOMA, INC.

COMPENSATION COMMITTEE CHARTER

(as amended and restated on March 15, 2006)

PURPOSE

The purpose of the Compensation Committee of the Board of Directors of Williams-Sonoma, Inc. (the “Company”) is to: (i) assist the Board of Directors in discharging its responsibilities relating to oversight of the compensation of the Company’s Chief Executive Officer, other executive officers, and directors; (ii) administer the Company’s incentive compensation and other equity-based plans (the “Plans”) and make grants under them; (iii) oversee the Company’s compensation policies, plans, and benefits programs generally, and (iv) in the case of the Williams-Sonoma, Inc. 401(k) Plan (the “ 401(k) Plan”), which is not considered one of the Plans as defined above, the Compensation Committee’s sole responsibility shall be to amend the 401(k) Plan as provided below. In addition, the Compensation Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

COMPOSITION

The Compensation Committee shall consist of not less than two (2) independent members of the Company’s Board of Directors. The members of the Compensation Committee are appointed by the Board of Directors upon the recommendation of the Nominations and Corporate Governance Committee and serve at the discretion of the Board of Directors. The Board of Directors shall designate one member of the Compensation Committee to serve as the chairperson.

Members of the Compensation Committee must meet the following criteria:

•	Each member will be an independent director, as defined by: (i) the rules of the New York Stock Exchange; and (ii) the rules of the Securities and Exchange Commission (“SEC”).

•	Each member will be an “Outside Director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	Each member will be a “non-employee” director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Determinations as to whether a particular director satisfies the requirements for membership on the Compensation Committee shall be made by the Board of Directors.

RESPONSIBILITIES

The responsibilities of the Compensation Committee shall include:

•

Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and reviewing and approving the level of compensation, including base salary, bonus, equity compensation, and any other benefits to be provided to the Chief Executive Officer based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee shall consider such factors as the Company’s performance and relative shareholder return, the value of similar incentive awards given to Chief Executive Officers of comparable companies, and the awards given to the Company’s Chief Executive Officer in past years. Such review and approval shall be made without the presence of the Chief Executive Officer.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, compensation for executive officers other than the Chief Executive Officer.

C-1

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, general compensation goals and guidelines for the Company’s employees.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, the compensation policy for the non-employee directors of the Company.

•

Approving and authorizing amendments to the 401(k) Plan, the Plans, and the Company’s other benefit programs to the extent such amendment authority has been delegated to the Compensation Committee by the Board of Directors.

•

Acting as the Administrator (as defined under each Plan) and administering, within the authority delegated by the Board of Directors, the Company’s Plans. In its administration of the Plans, the Compensation Committee may: (i) grant stock options or stock purchase rights to individuals eligible for such grants (including, to the extent relevant, grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder); (ii) amend such stock options or stock purchase rights; and (iii) take all other actions permitted under the Plans. The Compensation Committee may delegate to two or more directors of the Company the authority to make grants and awards to any non-executive officer of the Company under such of the Plans as the Compensation Committee deems appropriate in accordance with the terms of such Plans. The Compensation Committee also shall review and make recommendations to the Board of Directors with respect to changes in the number of shares reserved for issuance under those Plans.

•	Preparing a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

•

As appropriate, obtaining advice and assistance from independent counsel or other advisors, including, without limitation, any compensation consultant to be used by the Company or the Compensation Committee in the evaluation of Chief Executive Officer, executive officer, other officer, employee or director compensation.

•	Conducting an annual evaluation of the Compensation Committee’s own performance.

MEETINGS

The Compensation Committee shall meet as often as it determines, but not less frequently than two (2) times each year. The members of the Compensation Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter; provided, however, that the Chief Executive Officer may not be present during the voting on or deliberations regarding the Chief Executive Officer’s compensation.

MINUTES

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

The Compensation Committee will report to the Board of Directors on a periodic basis and make such recommendations with respect to any of the above matters as the Compensation Committee deems necessary or appropriate.

COMPENSATION

Members of the Compensation Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board of Directors in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board of Directors.

DELEGATION OF AUTHORITY

The Compensation Committee may form and delegate authority to subcommittees when appropriate.

C-2

EXHIBIT D

WILLIAMS-SONOMA, INC.

NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(as amended and restated on January 25, 2010)

PURPOSE

The Nominations and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) acts on behalf of and with the concurrence of the Board with respect to matters relating to the composition and membership of the Board and the Board’s governance responsibilities.

COMPOSITION

The Committee shall be comprised entirely of independent members of the Company’s Board. The exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. The members of the Committee shall be appointed by the Board. Committee members may be removed or replaced by the Board.

The members of the Committee shall meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission.

COMMITTEE PURPOSE AND RESPONSIBILITIES

The Committee’s primary purpose and responsibilities are to:

•	In consultation with the Chairman of the Board, periodically review and recommend to the Board suitable revisions to the Board’s guidelines on corporate governance, which are updated periodically.

•	Annually consider and review with the Board the appropriate skills and characteristics required of prospective Board members in light of the then-current composition of the Board.

•	Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

•

Assist the Chairman of the Board and the Board in general with screening potential Board candidates, meet with potential Board candidates and, as appropriate, participate in the recruitment of potential Board members, consistent with the procedures prescribed by the Board’s guidelines on corporate governance.

•

As appropriate, use its sole authority to retain and terminate any search firm to be used to identify director candidates, including its sole authority to approve the search firm’s fees and other retention terms.

•	Recommend to the Board the director nominees for the next annual meeting of shareholders.

•	Consider director nominees recommended and properly submitted by the Company’s shareholders in accordance with the Committee’s Shareholder Recommendations Policy.

•

Annually evaluate the performance of the Company’s Chief Executive Officer, annually oversee evaluation of the performance of the Board and the Company’s management and provide a report with respect to this performance to the members of the Board, together with recommended performance enhancements.

•

Periodically assess the Board’s meeting schedule and evaluate the effectiveness of meeting agendas. Subsequently prepare recommendations to the Chairman of the Board and Chief Executive Officer regarding suggested modifications in the schedule of Board meetings and suggested topics to be covered at future meetings.

•	Conduct an annual performance evaluation of the Committee.

D-1

MEETINGS

The Nominations and Corporate Governance Committee will set its own schedule and will meet periodically, but not less frequently than at least one (1) time each year. The members of the Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee will report to the Board on a periodic basis and make such recommendations with respect to any of the above matters as the Committee deems necessary or appropriate.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

DELEGATION OF AUTHORITY

The Committee may form and delegate authority to subcommittees when appropriate.

D-2

EXHIBIT E

WILLIAMS-SONOMA, INC.

AUDIT AND FINANCE COMMITTEE CHARTER

(as amended and restated on March 20, 2009)

PURPOSE

The Audit and Finance Committee (the “Committee”) is created by the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) to:

•	Oversee:

•	the integrity of the financial statements of the Company;

•	the qualifications, independence, performance and retention of the Company’s independent registered public accounting firm (“independent auditor”);

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements;

•	Prepare the Committee report that the Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement; and

•	Review the financial impact of selected strategic initiatives of the Company, and review and recommend for Board approval selected financing, dividend and stock repurchase policies and plans.

COMPOSITION

The Committee shall be comprised of not less than three independent members of the Company’s Board. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Committee shall be appointed by the Board on the recommendation of the Nominations and Corporate Governance Committee. Committee members may be replaced by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC. Each member of the Committee must be financially literate, as such qualification is interpreted by the Company’s Board, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as the Company’s Board interprets such qualification in its business judgment.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

•

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of (including resolution of disagreements between management and the independent auditor regarding financial reporting) any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The independent auditor shall report directly to the Committee.

•

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms for those services) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which services are approved by the Committee prior to the completion of the audit.

•

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

•

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

•

The Committee shall make regular reports to the Board, which reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the internal audit function, and any other matters that the Committee deems appropriate or is requested to be included by the Board.

•

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

In addition to the responsibilities outlined elsewhere in this Charter, the Committee shall perform such other specific functions as the Company’s Board may from time to time direct, and make such investigations and reviews of the Company and its operations as the Chief Executive Officer or the Board may from time to time request.

The Committee shall:

Financial Statement and Disclosure Matters

•

Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

•

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the review of (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

•	Review and discuss quarterly reports from the independent auditor on:

•	All critical accounting policies and practices to be used.

•

All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review with management the Company’s earnings press releases, including the proposed use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to investors. Such review may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•

Review with management and the independent auditor the effect on the Company’s financial statements of regulatory and accounting initiatives as well as off-balance sheet arrangements, contractual obligations and contingent liabilities and commitments.

•

Review with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•

Review with the independent auditor the matters required to be discussed by relevant PCAOB and SEC requirements relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response thereto, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•

Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review and evaluate the lead partner of the independent auditor team.

•

Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Company (for purposes of assessing the auditor’s independence). Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•

Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Consider discussing with the national office of the independent auditor material issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses and subsequent follow-up on the responses.

•	Review with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight of the Company’s Information Technology Systems to Support the Company’s Internal Controls

•

Review with the senior information technology executive and the Company’s Chief Financial Officer at least once each year the sufficiency of company systems to support effective internal controls and any recommended changes in the information technology department’s priorities and projects planned for improving such systems.

•	Review reports to management, if any, prepared by the Company’s information technology department relating to systems’ integrity and security, and subsequent follow-up on the responses.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (relating to audit discoveries of illegal acts) has not applied.

•

Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and Ethics Policy. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and Ethics Policy.

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Oversight of Strategic Initiatives

•	As it deems appropriate, review the estimated financial impact on the Company of selected proposed strategic initiatives.

Dividend Policy and Share Repurchases

•	As it deems appropriate, review and approve dividend policies developed by management, and recommend for approval by the Board dividend payments to be made to the Company’s shareholders.

•	As it deems appropriate, monitor and recommend to the Board the adoption, implementation and continuation of the Company’s stock repurchase programs.

Financings and Borrowings

•

As it deems appropriate, review the terms and conditions of material financing plans, including the issuance of securities or corporate borrowings, and make recommendations to the Board on such financings.

Qualified Legal Compliance Committee

•

Act as the Company’s Qualified Legal Compliance Committee (“QLCC”) for the purposes of internal and external attorney reporting under SEC rules. The Committee also shall establish procedures for confidential receipt, retention and consideration of any attorney report to the QLCC.

Limitation of Committee’s Role

•

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

•

It is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

MEETINGS

•

The Committee shall keep regular minutes of its meetings. Meetings and actions of the Committee shall be governed by, and held and taken in accordance with, the provisions of Article III, Section 3.9 of the Company’s Restated Bylaws.

•	The Committee shall meet as often as it determines, but not less frequently than four times per year.

•

The Committee shall meet at least annually with management, the internal auditors, and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

WILLIAMS-SONOMA, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 26, 2010

9:00 a.m. (PDT)

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, California 94109

Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109	Proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints W. Howard Lester and Patrick J. Connolly, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on March 29, 2010, at the 2010 Annual Meeting of Shareholders of the Company, to be held on Wednesday, May 26, 2010, at 9:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.

(Please date and sign on reverse side.)

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/wsm Use the Internet to vote your proxy until 12:00 p.m. (PDT) on May 25, 2010.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (PDT) on May 25, 2010.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò  Please detach here  ò

The Board of Directors recommends a vote “FOR” the election of the named directors, “FOR” Item 2, “FOR” Item 3 and “FOR” Item 4.

1. Election of Directors	01 Laura J. Alber 02 Adrian D.P. Bellamy 03 Patrick J. Connolly 04 Adrian T. Dillon	05 Anthony A. Greener 06 Ted W. Hall 07 Michael R. Lynch	08 Sharon L. McCollam 09 Richard T. Robertson 10 David B. Zenoff	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. The amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan	☐	For	☐	Against	☐	Abstain

3. The amendment and restatement of the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan	☐	For	☐	Against	☐	Abstain

4. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2011	☐	For	☐	Against	☐	Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, and “FOR” PROPOSAL 4. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.

Address Change? Mark box ☐ Indicate changes below.	NOTE: When stock has been issued in the name of two or more persons, all should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. A corporation should have the proxy signed by its president or other authorized officer, with the office held designated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and Annual Report for the 2009 fiscal year furnished herewith.
Date , 2010

Signature(s) in Box Please sign exactly as your name(s) appears on this Proxy and return it in the enclosed envelope.